UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

TEGNA Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GROWTH

TEGNA

INNOVATION

2020 PROXY STATEMENT

VALUE

March 25, 2020

Dear Shareholder:

Howard D. Elias	David T. Lougee

Key Financial

and Strategic Highlights:

•  4% revenue growth to $2.3 billion

•  $708 million Adjusted EBITDA in
2019, Adjusted EBITDA margin of 31%

•  20% subscription revenue growth

•  56.4% one-year total shareholder return

•  $2.1 billion bonds issued to refinance debt at lower rates

•  Completed $1.5 billion of strategic acquisitions in 2019

•  Repriced roughly half of subscribers in 2019 through new multi-year distribution agreements

2019 marked another exciting year of growth and innovation at TEGNA as we continue to drive our five-pillar strategy to create shareholder value. We further positioned TEGNA for success in a changing media landscape by delivering strong operating performance, successfully completing several value-enhancing acquisitions, further innovating our offerings, and strengthening our balance sheet while increasing financial flexibility.

These strong results reflect the continued execution of our long-term strategy, which is overseen by our highly qualified, independent, diverse and engaged Board of Directors. The Board is comprised of industry leaders with a depth of expertise that is aligned with our business. Our Board is actively engaged in reviewing, guiding and overseeing the development and execution of our value-creation strategy, and discussing feedback provided by our shareholders. This level of engagement, combined with the Board’s diversity of thought, experience and skills, ensures we continuously evaluate new opportunities to maximize shareholder value.

The varied perspectives and experiences of the Board have been achieved by our on-going commitment to director refreshment. TEGNA has added six highly qualified independent directors over the past five years, including four since December 2017, specifically adding skills and diverse, fresh perspectives that complement the institutional knowledge of our other directors to reflect our business needs and help us stay ahead of evolving industry trends. We will continue to seek out directors who will add relevant skills and experience to drive value creation for all TEGNA shareholders.

Additionally, TEGNA maintains the highest commitment to corporate and social responsibility issues—driven by our strongly held purpose to serve the greater good and to make a difference in our work, our company and our communities. In addition to our local community engagement and corporate giving, we empower our local journalists to seek out the stories that matter the most to their audience and aggressively pursue investigations that expose wrongdoing, while continuing to maintain the highest ethical standards. We are proud that as a result, in 2019 we were honored with two Alfred I. duPont-Columbia University Awards, four Walter Cronkite Awards for Excellence in Television Political Journalism, 10 National Edward R. Murrow Awards for excellence in local journalism, and 91 Regional Edward R. Murrow Awards.

Our 2019 operating results reinforce our confidence in TEGNA’s direction. Looking ahead to 2020, we expect the positive momentum from our organic growth and recent acquisitions to further strengthen our business, bolstered by our successful renegotiation of subscription fees, the upcoming political spending cycle, and our position in key battleground markets. We are confident in our ability to capitalize on the value-creation opportunities ahead of us.

On behalf of our Board, management team and employees, we thank you for your continued trust and support.

Howard D. Elias Chairman of the Board	Dave Lougee President and Chief Executive Officer

Notice of Annual Meeting of Shareholders

To Our Shareholders: The 2020 Annual Meeting of Shareholders of TEGNA Inc. will be held for the following purposes:	MEETING INFORMATION DATE: April 30, 2020 TIME: 8:00 a.m. ET LOCATION: 8350 Broad Street, Tysons, VA 22102
to consider and act upon a proposal to elect twelve director nominees to the Company’s Board of Directors to hold office until the Company’s 2021 Annual Meeting of Shareholders;
to consider and act upon a Company proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2020 fiscal year;

to consider and act upon a Company proposal to approve, on an advisory basis, the compensation of our named executive officers;
to consider and act upon a Company proposal to approve the TEGNA Inc. 2020 Omnibus Incentive Compensation Plan; and
to transact such other business, if any, as may properly come before the Annual Meeting or any adjournment or postponement of the meeting.

Your Board of Directors unanimously recommends that you vote FOR all twelve nominees listed on the enclosed GOLD proxy card or voting instruction form and FOR all other Company proposals.

Please note that Standard General L.P. and certain of its affiliates (collectively, “Standard General”) have notified us that they intend to nominate five persons for election as directors to the Board at the Annual Meeting. You may receive solicitation materials from Standard General, including a proxy statement and White proxy card. We are not responsible for the accuracy of any information provided by or relating to Standard General or its nominees contained in solicitation materials filed or disseminated by or on behalf of Standard General or any other statements that Standard General may make. Standard General chooses which shareholders receive its proxy solicitation materials.

The Board does not endorse any Standard General nominee and unanimously recommends that you vote “FOR” the election of all twelve nominees proposed by the Board on the GOLD proxy card or voting instruction form. Our Board strongly urges you not to vote using any White proxy card sent to you by Standard General. Please note that voting to “withhold” with respect to any Standard General nominee on a White proxy card sent to you by Standard General is not the same as voting for your Board’s nominees, because a vote to “withhold” with respect to a Standard General nominee on its White proxy card will revoke any GOLD proxy you may have previously submitted. To support the Board’s nominees, you should vote FOR the Board’s nominees on the GOLD proxy card and disregard, and not return, any White proxy card sent to you by Standard General. If you have previously submitted a White proxy card sent to you by Standard General, you can revoke that proxy and vote for our Board’s nominees by using the enclosed GOLD proxy card or voting instruction card which will automatically revoke your prior proxy. Only the latest validly executed proxy that you submit will be counted.

We have enclosed the annual report, proxy statement (together with the notice of Annual Meeting), and GOLD proxy card or voting instruction form. For specific instructions on how to vote your shares, please refer to the instructions on the GOLD proxy card or voting instruction form to vote by Internet, telephone, or by mail.

The Board of Directors has set the close of business on March 20, 2020 as the record date to determine the shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

An admission ticket is required for attendance at the Annual Meeting. Please see page viii of the Proxy Statement for instructions about obtaining tickets.

By Action of the Board of Directors,

Akin S. Harrison

Senior Vice President, General Counsel and Secretary

Tysons, Virginia

March 25, 2020

Notice of Annual Meeting of Shareholders

Your Vote Is Important. Please vote by proxy TODAY to ensure that your shares are represented at the Annual Meeting whether or not you currently plan to attend. If you later decide to attend the meeting, your vote in person will revoke any proxy previously submitted. Please review “Questions and Answers about the Proxy Materials and the Annual Meeting” on page vii of the proxy statement for information about attending and voting at the Annual Meeting.

If you hold your shares through a broker, bank, or other nominee and that nominee has also provided you with Standard General’s proxy materials, the nominee will only be able to vote your shares with respect to any proposals at the Annual Meeting if you have instructed them how to vote. Please instruct your broker, bank, or other nominee how to vote your shares using the enclosed GOLD voting instruction card form. Please promptly mark, sign, date and return the GOLD voting instruction form to your broker, bank, or other nominee. Many brokers, banks, or other nominees also permit voting via the Internet or by telephone – please follow the simple directions on the enclosed GOLD voting instruction form.

* As part of our effort to maintain a safe and healthy environment at the Annual Meeting, we are closely monitoring developments related to the coronavirus (COVID-19) pandemic. The health and safety of our shareholders, employees, directors, officers and other stakeholders are of paramount concern to us. For that reason, we reserve the right to change the means of convening the Annual Meeting (and/or its date, time or place), including by supplementing the meeting with a telecast or webcast or converting the meeting to a virtual meeting whereby shareholders can participate in the meeting through electronic means. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be issued via press release and available on the Company’s website at www.tegna.com. In any event, we strongly encourage you to vote by proxy in advance of the meeting date – by telephone or by internet – as described in this Proxy Statement.

INTERNET	TELEPHONE	MAIL	IN PERSON

Access the website indicated on the enclosed GOLD proxy card or voting instruction form.	Call the number indicated on the enclosed GOLD proxy card or voting instruction form.	Sign, date and return the enclosed GOLD proxy card or voting instruction form in the postage-paid envelope provided.	Attend the meeting and vote by ballot in person.

If you have questions about how to vote your shares or need additional copies of the proxy materials, please call the firm assisting us with the solicitation of proxies:

INNISFREE M&A INCORPORATED

Shareholders may call:

1(877) 687-1865 (toll-free from the U.S. and Canada), or

+1(412) 232-3651 (from other countries)

Banks & Brokers may call:

(212) 750-5833 (collect)

This Notice of Annual Meeting and Proxy Statement is first being delivered to shareholders on or about March 25, 2020.

Proxy Statement Summary		i

Questions and Answers about the Proxy Materials and Annual Meeting		vii

PROPOSAL 1 – ELECTION OF DIRECTORS

___________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

Page

1	Election of Directors

1	Your Board of Directors

1	Board Leadership Structure

2	The TEGNA Nominees

9	Committees of the Board of Directors

11	Committee Charters

11	Corporate Governance

12	Shareholder Engagement

12	The Board’s Role in Risk Oversight

13	The Board’s Role in Corporate Strategy

13	Corporate Social Responsibility

18	Annual Board Performance Evaluation

18	Ethics Policy

18	Related Transactions
19	Report of the Audit Committee

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

___________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

Page

20	Ratification of Appointment of Independent Registered Public Accounting Firm

EXECUTIVE COMPENSATION

___________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

Page

21	Compensation Discussion and Analysis

21	Executive Summary

25	Overview of Executive Compensation Program

25	How the Committee Determines NEO Compensation

43	Leadership Development and Compensation Committee Report

44	Summary Compensation Table

45	Grants of Plan-Based Awards

46	Outstanding Equity Awards at Fiscal Year-end

47	Option Exercises and Stock Vested

47	Pension Benefits

48	Non-Qualified Deferred Compensation
49	Other Potential Post-Employment Payments
55	CEO Pay Ratio

PROPOSAL 3 – APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Page

___________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

56	Approval, on an Advisory Basis, of the Compensation of Our Named Executive Officers

PROPOSAL 4 – APPROVAL OF THE TEGNA INC. 2020 OMNIBUS INCENTIVE COMPENSATION PLAN

Page

___________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

57	Approval of TEGNA Inc. 2020 Omnibus Incentive Compensation Plan

DIRECTOR COMPENSATION		63

OUTSTANDING DIRECTOR EQUITY AWARDS AT FISCAL YEAR-END		65

EQUITY COMPENSATION PLAN INFORMATION		66

SECURITIES BENEFICIALLY OWNED BY DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL SHAREHOLDERS		67

INVESTMENT IN TEGNA STOCK BY DIRECTORS AND EXECUTIVE OFFICERS		69

COST OF SOLICITING PROXIES		70

ADDITIONAL INFORMATION

Page

___________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

71	Other Matters
71	Incorporation by Reference
71	Websites

APPENDIX A – SUPPLEMENTAL INFORMATION REGARDING PARTICIPANTS		72
APPENDIX B

TEGNA Inc.

2020 Proxy Statement Summary

This summary highlights information about TEGNA Inc. (“TEGNA” or the “Company”) and the upcoming 2020 annual meeting of shareholders (the “Annual Meeting”). As it is only a summary, please review the complete proxy statement and TEGNA’s annual report for the fiscal year ended December 31, 2019 (the “2019 Annual Report”) before you vote. The proxy statement and the 2019 Annual Report will first be mailed or released to shareholders on or about March 25, 2020.

ANNUAL MEETING OF SHAREHOLDERS

• Time and Date: • Place: • Record Date: • Admission:

8:00 a.m. ET on April 30, 2020

8350 Broad Street, Tysons, VA 22102

March 20, 2020

You are entitled to attend the Annual Meeting if you were a TEGNA shareholder as of the close of business on the record date. If you plan to attend the meeting, you must obtain an admission ticket and abide by the agenda and procedures for the Annual Meeting (which will be distributed at the meeting). If your shares are held by a broker, bank or other holder of record in “street name” (including shares held in certain TEGNA employee benefit plans), you must also provide proof of your ownership of the shares as of the record date in order to attend the meeting. See “Questions and Answers About the Proxy Materials and Annual Meeting – What must I do if I want to attend the Annual Meeting in person?” on page viii of this proxy statement for additional information and instructions.

Company Strategy

Five Pillars of Value Creation Driving Strong Growth

Best in class operator	Aggressive pursuit of accretive M&A	Growth through innovation and adjacent businesses	Leverage balance sheet strength	Free cash flow generation & balanced capital allocation
TEGNA’s Board Has Taken Decisive Actions to Transform the Company

2020 PROXY STATEMENT |	i

2020 Proxy Statement Summary: Performance Highlights

Performance Highlights

TEGNA achieved strong financial results in 2019, returning substantial value to shareholders, and is well positioned for growth into the future.

Operational Excellence, Strong Financial Performance

$2.3B Operating Revenues	$708M Adjusted EBITDA in 2019	31% Adjusted EBITDA Margin	56.4% 1 Year TSR

Highlights of our 2019 performance included:

Revenues. Our total revenues were $2.3 billion, up 4% year-over-year.

Total Shareholder Return. We achieved a total shareholder return of 56.4% in 2019.

Acquisitions. In 2019, we completed $1.5 billion in transactions:

•	January 2019: WTOL, the CBS affiliate in Toledo, OH, and KWES, the NBC affiliate in Midland-Odessa, TX.

•	June 2019: Leading 24/7 multicast networks Justice Network and Quest.

•	August 2019: #1 rated stations WTHR (NBC) in Indianapolis, IN, and WBNS (CBS) in Columbus, OH.

•	September 2019: 11 local television stations, including eight Big Four affiliates, from Nexstar.

Adjusted EBITDA. Our Adjusted EBITDA totaled $708 million (representing net income from continuing operations before income taxes, interest expense, equity income, other non-operating items, special items, depreciation and amortization).

Strong subscription revenue growth. Our subscription revenue grew 20% for the year. In addition, we reached multi-year distribution agreements with major cable providers representing 50 percent of our paid subscribers.

Affiliation Agreement renewals. We executed multi-year affiliation agreement renewals with ABC, CBS and Fox.

Non-GAAP EPS. Our non-GAAP earnings per diluted share from continuing operations were $1.38.

Reconciliations of the following non-GAAP financial measures to the Company’s results as reported under accounting principles generally accepted in the United States may be found in the Company’s Form 10-K, filed March 2, 2020: adjusted EBITDA – page 27; non-GAAP earnings per share – page 25; and free cash flow – page 27.

ii	| 2020 PROXY STATEMENT

2020 Proxy Statement Summary: Voting Matters and Board Recommendations

Voting Matters and Board Recommendations

Voting Matter		Voting Standard	Board Vote Recommendation	See Page

Proposal 1	Election of Directors	Twelve nominees receiving greatest number of votes cast	FOR ALL NOMINEES RECOMMENDED BY YOUR BOARD	1

Proposal 2	Ratification of Appointment of Independent Registered Public Accounting Firm	Majority of the shares of common stock present in person or represented by proxy.	FOR	20

Proposal 3	Approval, on an Advisory Basis, of the Compensation of our Named Executive Officers	Majority of the votes that could be cast by the shareholders present in person or represented by proxy.	FOR	56

Proposal 4	Approval of TEGNA Inc. 2020 Omnibus Incentive Compensation Plan	Majority of the votes that could be cast by the shareholders present in person or represented by proxy.	FOR	57

You may receive solicitation materials from Standard General, including a White proxy card. Our Board of Directors does not endorse any of the Standard General nominees and unanimously recommends that you not sign or return the White proxy card sent to you by Standard General. If you previously have signed a White proxy card sent to you by Standard General, you can revoke it by using the enclosed GOLD proxy card to vote by Internet or by telephone, or by signing, dating and returning the enclosed GOLD proxy card in the postage-paid envelope provided. Only your latest-dated proxy will count.

2020 PROXY STATEMENT |	iii

2020 Proxy Statement Summary: Snapshot of 2020 Director Nominees

Snapshot of 2020 Director Nominees

Director Nominees

The Board of Directors has nominated the director candidates below. All director nominees have stated that they are willing to serve if elected. Personal information about each director nominee is available beginning on page 2.

Name	Principal Occupation	Age	Director Since	Independent	Committee Memberships

Gina L. Bianchini	Founder and CEO, Mighty Networks	47	2018	✔	Nominating and Governance

Howard D. Elias	Chairman of TEGNA; President, Services and Digital, Dell Technologies	62	2008	✔	Executive (Chair); Leadership Development and Compensation

Stuart J. Epstein	Chief Financial Officer, DAZN Group	57	2018	✔	Audit

Lidia Fonseca	EVP and Chief Digital and Technology Officer, Pfizer Inc.	51	2014	✔	Audit; Leadership Development and Compensation

Karen H. Grimes	Retired Partner, Senior Managing Director and Equity Portfolio Manager, Wellington Management Company	63	2020	✔	N/A
			NEW

David T. Lougee	President and CEO, TEGNA Inc.	61	2017		Executive

Scott K. McCune	Founder, MS&E Ventures; Former Vice President of Global Media and Integrated Marketing, The Coca-Cola Company	63	2008	✔	Audit; Executive; Leadership Development and Compensation (Chair)

Henry W. McGee	Senior Lecturer, Harvard Business School; Former President, HBO Home Entertainment	67	2015	✔	Nominating and Governance; Public Policy and Regulation

Susan Ness	Principal, Susan Ness Strategies; Former FCC Commissioner	71	2011	✔	Executive; Nominating and Governance; Public Policy and Regulation (Chair)

Bruce P. Nolop	Retired CFO, E*Trade Financial Corporation	69	2015	✔	Audit (Chair); Executive

Neal Shapiro	President and CEO, public television company WNET	62	2007	✔	Executive; Nominating and Governance (Chair); Public Policy and Regulation

Melinda C. Witmer	Founder, LookLeft Media; Former Executive Vice President, Chief Video & Content Officer; Time Warner Cable	58	2017	✔	Leadership Development and Compensation; Public Policy and Regulation

We believe that all of our 2020 director nominees exhibit the following characteristics:

✔	High Degree of Integrity

✔	Innovative Thinking
✔	Proven Track Records of Success

✔	Knowledge of Corporate Governance Requirements and Best Practices

iv	| 2020 PROXY STATEMENT

2020 Proxy Statement Summary: Information About Directors

Information About Directors

In addition, our Board members have a diverse set of qualifications, skills and experiences and also reflect diversity of age, tenure, gender and race/ethnicity. The Board regularly evaluates its composition to determine if there are areas for improvement. Our recent director refreshment activities led the Board to elect four highly qualified independent directors since December 2017, supplementing the existing skills and experience of our Board and resulting in 4 of our 11 independent directors having less than 3 years of tenure.

Age	Tenure

Gender Diversity	Racial & Ethnic Diversity

Director Skills Matrix

Elias Lougee Bianchini Epstein Fonseca Grimes McGee Ness Nolop Shapiro Witmer TotalsSkills Matrix Financial 6 Leadership 12 ESG 7 Marketing 6 Media 10 M&A 6 Public Co. Board Experience 5 Public Co. C-Suite Experience 6 Digital/Technology 6 Operational 10

See the director nominee biographies beginning on page 2 further detail.

2020 PROXY STATEMENT |	v

2020 Proxy Statement Summary: Corporate Governance Highlights

Corporate Governance Highlights

Board Practices

▶ 11 of 12 directors are independent

▶ Standing Board Committees are fully independent: Audit, Leadership Development and Compensation, Nominating and Governance, Public Policy and Regulation

▶ Separate CEO and Chairman roles with an independent Chairman of the Board

▶ All directors stand for election annually

▶ Single class share capital structure with all shareholders entitled to vote for director nominees

▶ Majority voting standard for uncontested director elections with a director resignation policy

▶ No shareholder rights plan (poison pill) in place

▶ Annual review by the Board of TEGNA’s major risks with certain oversight delegated to Board committees

Other Best Practices

▶ Long standing commitment to sustainability, with initiatives on sustainability, environmental matters and social responsibility

▶ Compensation recoupment (“clawback”) policy covering restatements and misconduct applicable to all current and former executive officers

▶ Hedging and pledging of TEGNA securities by TEGNA employees and directors is prohibited

▶ All new change-in-control arrangements are “double trigger”

▶ Annual board performance evaluation

▶ Clear CEO and executive officer succession plan

▶ Board gender diversity—5 female directors (42% of Board)

Board Refreshment

▶ The Board maintains an ongoing board refreshment process, which has resulted in our adding 6 independent directors during the past five years, the transition of the chairman role in 2018 and low tenures of our existing directors

▶ Robust director nominee selection process

Shareholder Engagement

▶ Long standing, significant shareholder engagement

▶ TEGNA maintains an active dialogue with its shareholders year-round

▶ During 2019 and early 2020, the Company actively engaged with shareholders representing, in the aggregate, more than 53% of our outstanding shares in order to understand their viewpoints concerning a variety of topics

▶ Annual “say on pay” vote—average vote support of 94.9% over last 4 years

▶ Adoption of proxy access

Director Engagement

▶ 6 full Board meetings in 2019; overall attendance at all of the meetings of the Board and Board committees was 94%

▶ Frequent meetings of non-management directors in executive session without any TEGNA officer present (6 in 2019)

▶ Directors prohibited from serving on more than 3 other public company boards

Director Access

▶ Directors have full and free access to senior management team

▶ Directors have ability to hire outside experts and consultants and to conduct independent investigations

vi	| 2020 PROXY STATEMENT

2020 Proxy Statement Summary: Questions and Answers about the Proxy Materials and Annual Meeting

Questions and Answers about the

Proxy Materials and Annual Meeting

Why am I receiving these proxy materials?

These proxy materials are being furnished to you in connection with the solicitation of proxies by our Board of Directors for the 2020 Annual Meeting of Shareholders to be held on April 30, 2020 at 8:00 a.m. ET at 8350 Broad Street, Tysons, VA 22102. This Proxy Statement furnishes you with the information you need to vote, whether or not you attend the Annual Meeting.

What items will be voted on at the annual meeting?

Shareholders will vote on the following items if each is properly presented at the Annual Meeting.

		TEGNA Board’s Recommendation	More Information (Page No.)

Proposal 1	Election of Directors	FOR ALL NOMINEES RECOMMENDED BY YOUR BOARD	1

Proposal 2	Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	20

Proposal 3	Approval, on an Advisory Basis, of the Compensation of the Named Executive Officers	FOR	56

Proposal 4	Approval of the TEGNA Inc. 2020 Omnibus Incentive Compensation Plan	FOR	57

What are the Board’s voting recommendations on each item?

Your Board of Directors recommends that you vote FOR ALL the nominees listed in Proposal 1 and FOR Proposals 2 through 4 using the enclosed GOLD proxy card or voting instruction form. The Board of Directors urges you not to sign, return or vote any WHITE proxy card that may be sent to you by Standard General, even as a protest vote, as only your latest-dated proxy card will be counted. If you have previously voted using a proxy card sent to you by Standard General, you can revoke it at any time prior to the annual meeting by voting using the enclosed GOLD proxy card.

Have other candidates been nominated for election as directors at the Annual Meeting in opposition to the Board’s nominees?

Yes. Standard General, a Company shareholder, has notified us that it intends to nominate five persons for election as directors to the Board at the Annual Meeting. You may receive solicitation materials from Standard General, including a proxy statement and a WHITE proxy card.

The Board does not endorse any Standard General nominee and unanimously recommends that you vote “FOR” the election of all twelve nominees proposed by the Board on the GOLD proxy card or voting instruction form. The Board strongly urges you not to sign or return any WHITE proxy card sent to you by Standard General. If you have previously submitted a WHITE proxy card sent to you by Standard General, you can vote for our Board’s nominees by using the enclosed GOLD proxy card or voting instruction form which will automatically revoke your prior proxy. Any later-dated WHITE proxy card that you may send to Standard General will revoke your proxy, including GOLD proxies that you have voted FOR our Board’s nominees, and we strongly urge you not to vote using any WHITE proxy cards sent to you by Standard General. Only the latest-dated, validly executed proxy that you submit will be counted.

2020 PROXY STATEMENT |	vii

2020 Proxy Statement Summary: Questions and Answers about the Proxy Materials and Annual Meeting

What must I do if I want to attend the Annual Meeting in person?

Admission to the Annual Meeting is by ticket only. We will provide each shareholder with one admission ticket upon request. Either you or your proxy may use your ticket. If you are a shareholder of record and plan to attend the Annual Meeting, please call the Company’s shareholder services department at (703) 873-6677 to request a ticket. If you hold shares through an intermediary, such as a bank or broker, and you plan to attend the Annual Meeting, please send a written request for a ticket, along with proof of share ownership, such as a bank or brokerage firm account statement or a letter from the intermediary holding your shares, confirming ownership to: Secretary, TEGNA Inc., 8350 Broad Street, Suite 2000, Tysons, Virginia 22102. Requests for admission tickets will be processed in the order in which they are received and must be received no later than April 23, 2020. To obtain directions to attend the Annual Meeting, please call the Company’s shareholder services department at (703) 873-6677.

As part of our precautions regarding the coronavirus (COVID-19) pandemic, we are planning for the possibility that the annual meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be available through the Company’s website at www.tegna.com.

Who may vote at the Annual Meeting?

If you owned Company stock at the close of business on March 20, 2020, which is the record date for the Annual Meeting (the “Record Date”), then you may attend and vote at the meeting. Please bring proof of your common stock ownership, such as a current brokerage statement, and photo identification.

If you hold shares through a bank, broker, or other intermediary, you must obtain a valid legal proxy, executed in your favor, from the holder of record if you wish to vote those shares at the meeting. As a beneficial shareholder, you must provide voting instructions to your broker, bank, or other nominee by the deadline provided in the proxy materials you receive from your broker, bank, or other nominee in order for your shares to be voted. A broker non-vote occurs when shares held by a broker are not voted with respect to a particular proposal because the broker does not have discretionary authority to vote on the matter and has not received voting instructions from its clients. In uncontested situations, under NYSE rules, brokers are permitted to exercise discretionary voting authority on “routine” matters, but beneficial shareholders must provide voting instructions with respect to non-routine matters. However, the rules of the NYSE governing brokers’ discretionary authority do not permit brokers to exercise discretionary authority regarding any of the proposals to be voted on at the Annual Meeting, whether “routine” or not, in contested elections where brokers provide competing proxy materials. Therefore, and subject to brokers providing such competing materials to beneficial owners, your broker would not have the authority to vote on any item considered at the Annual Meeting without your instruction.

Participants in the TEGNA 401(k) Saving Plan may not vote their plan shares in person at the Annual Meeting. For additional information on voting of plan shares held in the TEGNA 401(k) Savings Plan, see the question entitled “How do I vote my shares in the Company’s Dividend Reinvestment and 401(k) Plans?” on page x below.

At the close of business on the Record Date, we had approximately 218,352,668 shares of common stock outstanding and entitled to vote. Each share is entitled to one vote on each proposal.

What constitutes a quorum for the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the Record Date will constitute a quorum to conduct business. Shares held by an intermediary, such as a banker or a broker, that are voted by the intermediary on any or all matters will be treated as shares present for purposes of determining the presence of a quorum. Abstentions and any broker non-votes (defined below) will be counted for the purpose of determining the existence of a quorum.

viii	| 2020 PROXY STATEMENT

2020 Proxy Statement Summary: Questions and Answers about the Proxy Materials and Annual Meeting

What is the difference between holding shares as a shareholder of record and as a beneficial owner of shares held in street name?

Shareholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the shareholder of record with respect to those shares, and the proxy materials are being sent directly to you by the Company.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the proxy materials are being forwarded to you by your bank, broker or other intermediary. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

If I am a shareholder of record of Company shares, how do I vote?

If you are a shareholder of record, you may vote by proxy via the Internet or by telephone by following the instructions provided in the enclosed GOLD proxy card. You may also vote by signing, dating and returning the enclosed GOLD proxy card in the postage-paid envelope provided.

You may vote in person by ballot at the Annual Meeting. We will give you a ballot when you arrive at the meeting.

Even if you currently plan to attend the Annual Meeting, we encourage you to vote by proxy TODAY to ensure that your shares are represented at the Annual Meeting. Your vote in person at the Annual Meeting will revoke any proxies previously submitted.

If I am a beneficial owner of shares held in street name, how do I vote?

As described above, as a beneficial shareholder, you may vote by proxy by following the instructions provided to you by your bank, broker or other intermediary on the GOLD voting instruction form. You must provide your voting instructions to your broker, bank, or other nominee by the deadline provided in the proxy materials you receive from your broker, bank, or other nominee in order for your shares to be voted.

If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a valid legal proxy from the organization that holds your shares.

Can I change or revoke my vote?

Yes. If you deliver a proxy by mail, by telephone or via the Internet, you have the right to revoke your proxy in writing (by mailing another proxy bearing a later date), by phone (by another call at a later time), via the Internet (by voting online at a later time), by attending the Annual Meeting and voting in person, or by notifying the Company before the Annual Meeting that you want to revoke your proxy. Submitting your vote by mail, telephone or via the Internet will not affect your right to vote in person if you decide to attend the Annual Meeting.

In addition, if you have already voted using the White proxy card, you can revoke that proxy and vote for our Board’s nominees by using the enclosed GOLD proxy card or voting instruction form. Any later-dated White proxy card that you send to Standard General will revoke any previously submitted proxies, including GOLD proxies that you have voted FOR our Board’s nominees, and we strongly urge you not to sign or return any White proxy cards sent to you by Standard General. Only the latest-dated, validly executed proxy that you submit will be counted.

What are the votes required to adopt the proposals?

Each share of our common stock outstanding on the Record Date is entitled to one vote on each of the director nominees and one vote on each other matter. The director nominees will be elected by the vote of a plurality of the votes cast at the Annual Meeting. The “plurality of votes cast” means that the twelve director nominees receiving the greatest number of “FOR” votes

2020 PROXY STATEMENT |	ix

2020 Proxy Statement Summary: Questions and Answers about the Proxy Materials and Annual Meeting cast will be elected. Ratification of the selection of our independent registered public accounting firm, the non-binding advisory vote to adopt the resolution to approve the Company’s executive compensation program described in this Proxy Statement and the approval of the Company’s 2020 Omnibus Incentive Compensation Plan each require the affirmative vote of the majority of the shares of common stock present or represented by proxy and entitled to vote at the meeting. Abstentions, if any, will have no effect on the election of any director, but will have the same effect as votes “against” each of the other three proposals.

How do I vote my shares in the Company’s Dividend Reinvestment and 401(k) Plans?

If you participate in the Company’s Dividend Reinvestment Plan, your shares of stock in that plan can be voted in the same manner as shares held of record. If you do not give instructions, your shares held in the Dividend Reinvestment Plan will not be voted. If you participate in the TEGNA 401(k) Savings Plan (the “401(k) Plan”), only the trustee for the 401(k) Plan may vote the shares on your behalf. Please direct the trustee(s) how to vote your shares by using the enclosed GOLD voting instruction form. All shares in the 401(k) Plan for which no instructions are received will be voted in the same proportion as instructions provided to the trustee by other 401(k) Plan participants.

How do I submit a shareholder proposal or nominate a director for election at the 2021 Annual Meeting?

To be eligible for inclusion in the proxy materials for the Company’s 2021 Annual Meeting, a shareholder proposal must be submitted in writing to TEGNA Inc., 8350 Broad Street, Suite 2000, Tysons, Virginia 22102, Attn: Secretary and must be received by November 25, 2020. A shareholder who wishes to present a proposal or nomination at the Company’s 2021 Annual Meeting, but who does not request that the Company solicit proxies for the proposal or nomination, must submit the proposal or nomination to the Company at the same address no earlier than December 31, 2020 and no later than January 20, 2021. The Company’s By-laws require that any proposal or nomination must contain specific information in order to be validly submitted for consideration.

Can shareholders and other interested parties communicate directly with our Board?

Yes. The Company invites shareholders and other interested parties to communicate directly and confidentially with the full Board of Directors, the Chairman of the Board or the non-management directors as a group by writing to the Board of Directors, the Chairman or the Non-Management Directors, TEGNA Inc., 8350 Broad Street, Suite 2000, Tysons, Virginia 22102, Attn: Secretary. The Secretary will forward such communications to the intended recipient and will retain copies for the Company’s records.

How can I obtain a shareholder list?

A list of shareholders entitled to vote at the 2020 Annual Meeting will be open to examination by any shareholder, for any purpose germane to the 2020 Annual Meeting, during normal business hours, for a period of ten days before the 2020 Annual Meeting and during the 2020 Annual Meeting at the Company’s offices at 8350 Broad Street, Suite 2000, Tysons, Virginia 22102.

How may I obtain a copy of the Company’s 2019 Annual Report?

A copy of our 2019 Annual Report, which includes the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, accompanies this proxy statement. If you need additional copies, please contact the firm assisting us with the solicitation of proxies, Innisfree M&A Incorporated TOLL-FREE at 1(877) 687-1865 (from the U.S. and Canada), or +1(412) 232-3651 (from other countries).

x	| 2020 PROXY STATEMENT

2020 Proxy Statement Summary: Questions and Answers about the Proxy Materials and Annual Meeting

You may also obtain a copy without charge by writing to: TEGNA Inc., 8350 Broad Street, Suite 2000, Tysons, Virginia 22102, Attn: Secretary. Our 2019 Annual Report and 2019 Form 10-K are also available through the Company’s website at www.tegna.com. The Company’s Annual Report and Form 10-K are not proxy soliciting materials.

How can I obtain an additional GOLD proxy card or voting instruction form?

If you lose, misplace, or otherwise need to obtain a GOLD proxy card or voting instruction form:

•

If you are a shareholder of record, please contact Innisfree M&A Incorporated, the Company’s proxy solicitor, toll free at (877) 687-1865 (from the U.S. and Canada) or +1(412) 232-3651 (from other countries); or

•	If you are the beneficial owner of shares held indirectly through a broker, bank, or other nominee, contact your account representative at that organization.

What happens if the meeting is postponed or adjourned?

If the meeting is postponed or adjourned, your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted. See “Can I change or revoke my vote?” above.

Who pays for the cost of proxy preparation and solicitation?

Our Board is responsible for the solicitation of proxies for the Annual Meeting. All costs of the solicitation of proxies will be borne by us. We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks, trusts or nominees for forwarding proxy materials to street name holders.

In addition, our directors, officers, and employees may solicit proxies by telephone or other means of communication personally. Our directors, officers and employees will receive no additional compensation for these services other than their regular compensation. Appendix A sets forth information relating to certain of our directors, officers and employees who are considered “participants” in this proxy solicitation under the rules of the SEC by reason of their positions or because they may be soliciting proxies on our behalf.

If you have questions about how to vote your shares or need

additional copies of the proxy materials, please call the firm assisting us with the solicitation of proxies:

INNISFREE M&A INCORPORATED

Shareholders may call:

1(877) 687-1865 (toll-free from the U.S. and Canada), or

+1(412) 232-3651 (from other countries)

Banks & Brokers may call:

(212) 750-5833 (collect)

2020 PROXY STATEMENT |	xi

2020 Proxy Statement Summary: Background of the Solicitation

Background of the Solicitation

The Board of Directors has driven a significant transformation of the Company and its portfolio of businesses since 2015. This transformation included spinning off its newspaper publishing business in 2015, and spinning off its Cars.com business (the “Cars.com Spin-off”) and selling its controlling interest in CareerBuilder in 2017. The Board of Directors took these actions to complete the Company’s evolution into a pure-play broadcasting company. Subsequent to these transactions, the Board of Directors and management have proactively implemented a robust acquisition strategy. Through this portfolio realignment that began in 2015 and the Company’s subsequent acquisitions, the Board of Directors and management have turned the Company into one of the largest broadcasting groups in the U.S. and a leading local news and media content provider in the markets it serves. Throughout this period, the Board of Directors has acted on its commitment to maintain a board with deep expertise that is aligned with its business portfolio and strategy. Accordingly, the Board of Directors has added four new directors since December 2017 and six new independent directors over the past five years, with skills that enhance the Board of Directors’ expertise with regard to the evolving media and digital landscape, as well as financial and M&A expertise. In December 2019 as part of its ongoing board refreshment efforts, the Board of Directors re-engaged Spencer Stuart, a director and executive search and leadership consulting firm to aid the Board of Directors in its search for new directors.

On August 14, 2019, Standard General L.P. filed a beneficial ownership report on Schedule 13G (available only to beneficial holders with passive investment intent) with the SEC, reporting beneficial ownership on behalf of itself and certain of its affiliates (collectively, “Standard General”), including Soohyung Kim, its managing partner, of 9.2% of the Company’s outstanding common stock. The Company has not received any notice of a filing by Standard General under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), and does not know what, if any, exemption Standard General claims from the HSR Act’s requirements. There had been no interactions between Standard General and the Company prior to this filing. As part of its shareholder engagement efforts, the Company hosts regular investor meetings to provide direct channels of communication between investors and members of the Board of Directors and management. Some of these meetings were attended by representatives of Standard General in August and September 2019.

On September 30, 2019, Standard General filed a beneficial ownership report on Schedule 13D with the SEC, reporting beneficial ownership of 9.8% of the Company’s outstanding common stock and disclosing that it now intended to “become actively engaged” with the Company.

Between October and November 2019, members of management and the Board of Directors engaged in two discussions with Mr. Kim—the first on October 10, 2019 with Dave Lougee, the President and Chief Executive Officer of the Company and Victoria Harker, the Executive Vice President and Chief Financial Officer of the Company; the second on November 4, 2019 with Howard Elias, the Company’s Independent Chairman, and Akin Harrison, the Senior Vice President, General Counsel and Secretary of the Company. These two discussions covered matters relating to corporate strategy and effectiveness, governance and shareholder engagement. During these meetings Mr. Kim indicated that Standard General was interested in placing himself and possibly one other person on the Company’s Board of Directors. When Mr. Kim was asked if he had someone in mind for the second seat, he answered no; he noted that if he was “welcomed” onto the Board, it would be possible that he would not ask for a second seat (or that he would suggest an “independent” and not a “partisan” candidate), but that “for the record” he was asking for two seats. Mr. Kim noted that the Company was well-run and he had no criticisms on its operations or assets, but he did express a desire for the Company to engage in “transformative” M&A transactions instead of the “incremental” ones it was pursuing. However, when Mr. Kim was asked whether he had any particular strategic partner or transaction in mind, he replied that he did not, and instead only offered statements that if he were on the Board of Directors, he would have a unique ability to source and execute such transactions.

On December 19, 2019, members of the Board of Directors and the Nominating and Governance Committee (the “Committee”) interviewed Mr. Kim to determine his suitability as a director candidate. In addition, the Committee conducted a detailed assessment of his professional experience and current and historical investments, including confidential interviews with references he provided and other individuals with whom Mr. Kim had served on other boards. After deliberation and upon the recommendation of the Committee, the Board of Directors determined that it would not be advisable for Mr. Kim to be appointed to the Board of Directors at this time, in part because of the Board of Directors’ views, in accordance with the Company’s Ethics Policy, that Mr. Kim had conflicts of interest through his and Standard General’s involvement in Standard

xii	| 2020 PROXY STATEMENT

2020 Proxy Statement Summary: Background of the Solicitation

Media Group LLC (“Standard Media”) and Mediaco Holding Inc. (“Mediaco”), two companies in the broadcasting industry. The Board of Directors believed that it was highly inappropriate for Mr. Kim to have access to the Company’s proprietary information, including its M&A pipeline, product development plans, R&D efforts, and partnership and affiliation strategies.

On January 3, 2020, a representative of Fried, Frank, Harris, Shriver & Jacobson LLP, Standard General’s outside counsel (“Fried Frank”), contacted a representative of Wachtell, Lipton, Rosen & Katz, the Company’s outside counsel (“Wachtell Lipton”), and asked for the anticipated timing of the Company’s response to Mr. Kim’s request to be elected to the Board of Directors. The representative of Wachtell Lipton notified the representative of Fried Frank that Mr. Kim would receive the Company’s response the following week. The representative of Fried Frank also asked for various shareholder nominee materials, including a directors’ and officers’ questionnaire and representation agreement.

On January 8, 2020, the Company sent Standard General its form of directors’ and officers’ questionnaire and representation agreement.

On January 10, 2020, Mr. Elias notified Mr. Kim of the Board of Directors’ decision. Mr. Elias conveyed to Mr. Kim that after conducting significant due diligence, including confidential interviews with Mr. Kim’s prior board colleagues, and examining Mr. Kim’s involvement in the broadcasting industry, the Committee recommended, and the Board of Directors concluded, that appointing Mr. Kim as a director would not be in the best interests of the Company’s shareholders. Mr. Elias offered other potential paths forward, including offering Mr. Kim opportunities to periodically discuss his ideas with the Board of Directors, and to have constructive dialogue as to the Company’s board refreshment efforts and initiatives.

On the same day, a representative of Wachtell Lipton contacted a representative of Fried Frank and reiterated the Board of Directors’ serious concerns regarding Mr. Kim’s candidacy, including the Board’s views on Mr. Kim’s conflicts of interest and business and board record. The representative of Wachtell Lipton reiterated, and expanded upon, Mr. Elias’s offer to Mr. Kim to explore a consensual resolution by discussing board refreshment efforts (that did not involve adding Mr. Kim) that could be mutually agreeable. The representative of Fried Frank noted that they would discuss the idea with Mr. Kim. Neither the Company nor Wachtell Lipton received a response.

On January 15, 2020, Standard General submitted a notice of nomination of four nominees—Mr. Kim, Deborah McDermott, Colleen B. Brown and Ellen McClain Haime—for election to the Board of Directors at the 2020 Annual Meeting, and issued an open letter to the Company’s shareholders setting forth its views regarding the Company. Other than Mr. Kim, Standard General’s three additional nominees had never been identified to the Company (and as noted above, in conversations with the Company, Mr. Kim had only mentioned the possibility of one additional candidate).

On January 15, 2020, the Company issued a statement in response to Standard General’s letter, noting that after conducting significant due diligence, including confidential interviews with Mr. Kim’s prior board colleagues, and examining Mr. Kim’s business involvement, including in the broadcasting industry, the Committee recommended, and the Board of Directors concluded, that appointing Mr. Kim as a director would not be in the best interests of the Company’s shareholders. The letter also noted that none of the other three director nominees had been identified by Standard General to the Company prior to the January 15 notice of nomination, and that the Committee would evaluate the other three director nominees. In addition, the Company refuted the claims that Mr. Kim had been “stonewalled” by the Company, noting that members of management, the Board of Directors and the Committee had met with Mr. Kim on several occasions, interviewed Mr. Kim and others who served with him on other boards, and conducted a detailed assessment of Mr. Kim’s track record and current investments in the broadcasting industry.

On January 16, 2020, Standard General issued an open letter to the Company’s shareholders responding to the Company’s January 15, 2020 statement.

On January 21, 2020, the Company issued an open letter to its shareholders reiterating the points that it made in its January 15, 2020 statement. In addition, the open letter detailed Mr. Kim’s investments in and significant influence over Standard Media and Mediaco, two companies in the broadcasting industry, as well as his record shareholder returns and outcomes at companies where he and other representatives of Standard General held board seats, including American Apparel, Media General, RadioShack and Twin River Worldwide Holdings.

2020 PROXY STATEMENT |	xiii

2020 Proxy Statement Summary: Background of the Solicitation

Following the Company’s receipt of Standard General’s nomination, on January 31 and February 5, 2020, respectively, Ms. Brown and Ms. Haime were also interviewed and evaluated by the Committee, with the Committee and the Board each concluding that it would not be in the best interest of the Company’s shareholders to add them as directors of the Company. The Committee and the Board also both concluded that adding Ms. McDermott to the Board of Directors would not be appropriate at this time, among other reasons due to the Company’s belief that she had significant conflicts of interest due to her position as Chief Executive Officer and co-founder of Standard Media and her ownership interest in, Standard Media. The Board of Directors concluded, upon the recommendation of the Committee, that the appointment of Ms. Brown, Ms. Haime and Ms. McDermott would not be in the best interests of the Company’s shareholders.

On February 11, 2020, the Company received a demand to inspect its shareholder list materials pursuant to Section 220 of the Delaware General Corporation Law, as amended, from Standard General (the “220 Demand”). On February 18, 2020, the Company provided Standard General with its response to the 220 Demand.

On February 13, 2020, a representative of Wachtell Lipton contacted a representative of Fried Frank and asked whether it would be possible for the Company and Standard General to have a constructive dialogue with respect to Board refreshment that did not involve adding Mr. Kim himself. The representative of Fried Frank responded immediately that Standard General would not be open to considering this.

After working with Spencer Stuart to identify a variety of candidates for Board refreshment, and interviewing six candidates as part of this process, the Committee determined that Karen Grimes, former partner, senior managing director and equity portfolio manager of Wellington Management Company LLP, had superior qualifications, attributes, knowledge and relevant industry experience to serve as a director of the Company, with skillsets that matched the current needs and strategic focus of the Company. On February 18, 2020, the Committee recommended that the Board of Directors appoint Ms. Grimes as a new independent director. The Board of Directors concluded, upon the recommendation of the Committee and after thorough review and deliberation, to (i) appoint Ms. Grimes to the Board of Directors, (ii) recommend against Standard General’s director nominees and (iii) recommend the nominees listed in Proposal 1—Election of Directors—The TEGNA Nominees below in light of their backgrounds, career experiences and qualifications, as well as their respective contributions to the mix of skills and experiences on the Board of Directors. Subsequent to this recommendation, on February 19, 2020, the Board of Directors elected Ms. Grimes, effective February 19, 2020, and announced that upon the recommendation of the Committee, the Board of Directors had determined that it would not be in the best interests of the Company’s shareholders to add any of the four Standard General nominees to the Board of Directors.

On February 20, 2020, Standard General issued an open letter to the Company’s shareholders responding to the Company’s decision not to add any of its nominees to the Board of Directors. The letter acknowledged that the Company had made a settlement offer to Standard General, which it rejected summarily.

On February 28, 2020, Standard General submitted a notice of nomination of Lawrence Wert for election to the Board of Directors at the 2020 Annual Meeting, and issued a press release with respect to the nomination. The Committee and the Board of Directors will review and consider Mr. Wert’s nomination consistent with its policies and procedures for considering stockholder director nominations.

On March 3, 2020, due to its concerns about the completeness and accuracy of Standard General’s disclosure to the Company and its shareholders as well as the potential regulatory implications thereof (including with respect to Standard General’s filings with the Federal Communications Commission regarding its interest in Standard Media), the Company sent a letter to Standard General requesting additional information regarding: (i) Standard General’s option to acquire certain unspecified assets and equity interests of Standard Media, (ii) the nature of Mr. Kim’s and/or Standard General’s participation in or control over Standard Media’s business and (iii) Standard General’s rationale for failing to file a premerger notification with respect to its ownership of the Company’s common stock under the HSR Act.

On March 13, 2020, Standard General sent a response letter to the Company. In this response letter, Standard General disclosed, among other things, that Standard General holds a note that is convertible into 99% of the limited liability interests in Standard Media on a fully diluted basis and an option to acquire the assets that Standard Media acquired from Citadel Communications LLC in May 2019, as well as an option to acquire from McDermott Communications, LLC, an entity wholly owned by Ms. McDermott, all of its equity interests in Standard Media.

xiv	| 2020 PROXY STATEMENT

Proposal 1—Election of Directors

(Proposal 1 on the proxy card)

Your Board of Directors

The Board of Directors is currently composed of twelve directors. The Board of Directors held six meetings during 2019. Each director attended at least 94% of the meetings of the Board and its committees on which he or she served that were held during the period for which he or she served as a director or committee member, as applicable, during 2019. All directors then serving on the Board attended the 2019 Annual Meeting in accordance with the Company’s policy that all directors attend the Annual Meeting, except for Lidia Fonseca who was unable to attend the Annual Meeting due to a conflict with the annual meeting of Pfizer Inc., where she is a senior executive.

Nominees elected to our Board at the 2020 Annual Meeting will serve one-year terms expiring at the Company’s 2021 Annual Meeting of Shareholders. The Board, upon the recommendation of its Nominating and Governance Committee, has nominated the following individuals: Gina L. Bianchini, Howard D. Elias, Stuart J. Epstein, Lidia Fonseca, Karen H. Grimes, David T. Lougee, Scott K. McCune, Henry W. McGee, Susan Ness, Bruce P. Nolop, Neal Shapiro and Melinda C. Witmer. The Board believes that each of the nominees will be available and able to serve as a director. Each of the nominees has consented to being named in this Proxy Statement and to serve on the Board, if elected. If any nominee becomes unable or unwilling to serve, the Board may do one of three things: recommend a substitute nominee, reduce the number of directors to eliminate the vacancy, or fill the vacancy later. The shares represented by all valid proxies may be voted for the election of a substitute if one is nominated.

Under the Company’s By-laws, the 2020 director nominees will be elected by the vote of a plurality of the votes cast at the Annual Meeting. The “plurality of votes cast” means that the twelve director nominees receiving the greatest number of “FOR” votes cast will be elected.

The Company’s Board of Directors unanimously recommends that you use the GOLD proxy card to vote “FOR” the election of each of the Board’s nominees to serve as directors of the Company until the

Company’s 2021 Annual Meeting and until their successors are elected and qualified. The Board does not endorse any Standard General nominee.

The Board strongly urges you not to sign or return any White proxy card sent to you by Standard General. If you have previously submitted a White proxy card sent to you by Standard General, you can vote for the Board’s nominees and on the other matters to be voted on at the Annual Meeting by using the enclosed GOLD proxy card or voting instruction form, which will automatically revoke your prior proxy.

In addition to the information set forth below, Appendix A sets forth information relating to the Company’s directors, the Board’s nominees for election as directors and certain of the Company’s officers who are considered “participants” in our solicitation under the rules of the SEC by reason of their positions as directors, nominees or because they will be soliciting proxies on our behalf.

Board Leadership Structure

Our Board regularly reviews the Company’s Board leadership structure, how the structure is functioning and whether the structure continues to be in the best interest of our shareholders. Our Board has determined that having an independent director serve as the Chairman of the Board is currently the best leadership structure for the Company. Separating the positions of Chairman and CEO allows the CEO to focus on executing the Company’s strategic plan and managing the Company’s operations and performance and permits improved communications between the Board, the CEO and other senior leaders of the Company.

2020 PROXY STATEMENT |	1

Proposal 1—Election of Directors: Information The TEGNA Nominees

The duties of the Chairman of the Board include:

•	presiding over all meetings of the Board and all executive sessions of non-management directors;

•

serving as liaison on Board-wide issues between the CEO and the non-management directors, although Company policy also provides that all directors shall have direct and complete access to the CEO at any time as they deem necessary or appropriate, and vice versa;

•	in consultation with the CEO, reviewing and approving Board meeting schedules, agendas and materials;

•	calling meetings of the non-management directors, if desired; and

•	being available when appropriate for consultation and direct communication if requested by shareholders.

The TEGNA Nominees

The following director nominees are currently serving on the Board and have been nominated by the Board on the unanimous recommendation of the Nominating and Governance Committee to stand for re-election at the Company’s 2020 Annual Meeting for a one-year term. The principal occupation and business experience of each TEGNA nominee, including the reasons the Board believes each of them should be re-elected to serve another term on the Board, are described below.

The Board of Directors recommends that shareholders “FOR” each of the TEGNA nominees by following the voting instructions contained on the enclosed GOLD proxy card.

Gina L. Bianchini Founder and CEO, Mighty Networks Age: 47 Director since: 2018	TEGNA Committees: • Nominating and Governance Former Directorships Held During the Past Five Years: • Scripps Networks Interactive, Inc. (through 2018)

Professional Experience:

Ms. Bianchini is Founder and Chief Executive Officer of Mighty Networks, a position she has held since September 2010. Ms. Bianchini served as Chief Executive Officer of Ning, Inc. from 2004 to March 2010 and Co-founder and President of Harmonic Networks from March 2000 to July 2003.

Qualifications and Strategy-Related Experience:

•	Expertise, vision and creativity in the rapidly evolving world of digital media
•	Deep knowledge of social media and community building technology platforms
•	Experience with oversight of acquisitions, equity investments, and investor relations
•	Significant digital and start-up experience

2	| 2020 PROXY STATEMENT

Proposal 1—Election of Directors: Information About The TEGNA Nominees

Howard D. Elias Chairman of TEGNA; President, Services and Digital, Dell Technologies Age: 62 Director since: 2008	TEGNA Committees: • Executive (Chair) • Leadership Development and Compensation

Professional Experience:

Mr. Elias was named the Chairman of TEGNA in April 2018 and is President, Services and Digital, of Dell Technologies, a position he has held since September 2016. Prior to that, he served as President and Chief Operating Officer, EMC Global Enterprise Services from January 2013 to September 2016 and was President and Chief Operating Officer, EMC Information Infrastructure and Cloud Services from September 2009 to January 2013. From October 2015 through September 2016, Mr. Elias was also responsible for leading the development of EMC Corporation’s integration plans in connection with its transaction with Dell Inc. Previously, Mr. Elias served as President, EMC Global Services and Resource Management Software Group; Executive Vice President, EMC Corporation from September 2007 to September 2009; and Executive Vice President, Global Marketing and Corporate Development, at EMC Corporation from October 2003 to September 2007.

Qualifications and Strategy-Related Experience:

•	Extensive operational, managerial, and leadership experience in cloud computing, supply chain management, marketing, corporate development and global customer support
•	Experience overseeing M&A, new business development and incubation, and integration of acquisitions
•	Comprehensive global business and management experience in information technology

Stuart J. Epstein Chief Financial Officer, DAZN Group Age: 57 Director since: 2018	TEGNA Committees: • Audit

Professional Experience:

Mr. Epstein is Chief Financial Officer of DAZN Group, a position he has held since September 2018. Previously, he was Senior Advisor, Evolution Media, from October 2017 to January 2018. He served as Co-Managing Partner of Evolution Media from September 2015 to September 2017 and Executive Vice President and Chief Financial Officer of NBCUniversal from September 2011 to April 2014. Prior to that, Mr. Epstein held various senior positions during his 23 years at Morgan Stanley, including Managing Director and Global Head of the Media & Communications Group within the investment banking division.

Qualifications and Strategy-Related Experience:

•	Extensive knowledge of media, technology and capital markets
•	Deep transactional experience with complex deals involving a range of constituencies
•	Experience in overseeing local broadcast television stations
•	Significant expertise in overseeing strategic business initiatives

2020 PROXY STATEMENT |	3

Proposal 1—Election of Directors: Information About The TEGNA Nominees

Lidia Fonseca EVP and Chief Digital and Technology Officer, Pfizer Inc. Age: 51 Director since: 2014	TEGNA Committees: • Audit • Leadership Development and Compensation

Professional Experience:

Ms. Fonseca is Executive Vice President and Chief Digital and Technology Officer of Pfizer Inc., a position she has held since January 2019. Prior to that she served as Chief Information Officer and Senior Vice President of Quest Diagnostics from April 2014 to December 2018. Previously, Ms. Fonseca served as Chief Information Officer and Senior Vice President of Laboratory Corporation of America (LabCorp) from 2008 to 2013. She was named a Healthcare Transformer by Medical, Marketing & Media in 2019 and in 2017 she received the Forbes CIO Innovation Award recognizing CIOs who lead revenue enhancing innovation efforts.

Qualifications and Strategy-Related Experience:

•	Significant expertise in overseeing strategic transformations
•	Experience leading information technology operations
•	Deep knowledge of data analytics, automation, supply chain management and information technology
•	Experience developing and implementing digital strategies across organizations

Karen H. Grimes Retired Partner, Senior Managing Director and Equity Portfolio Manager, Wellington Management Company Age: 63 Director since: Feb 2020	Other Directorships: • Toll Brothers, Inc.

Professional Experience:

Ms. Grimes held the position of Senior Managing Director, Partner, and Equity Portfolio Manager at Wellington Management Company LLP, an investment management firm, from January 2008 through December 2018. Prior to joining Wellington Management Company in 1995, she held the position of Director of Research and Equity Analyst at Wilmington Trust Company, a financial investment and banking services firm, from 1988 to 1995. Before that, Ms. Grimes was a Portfolio Manager and Equity Analyst at First Atlanta Corporation from 1983 to 1986 and at Butcher and Singer from 1986 to 1988. Ms. Grimes is a member of the Financial Analysts Society of Philadelphia and holds the Chartered Financial Analyst designation.

Qualifications and Strategy-Related Experience:

•	Financial acumen, investment expertise and a returns-focused mindset, including in media and advertising
•	Extensive executive-level experience and leadership abilities
•	Deep understanding of financial accounting and internal financial controls
•	Significant risk management experience
•	Provides a valuable investor-oriented perspective

4	| 2020 PROXY STATEMENT

Proposal 1—Election of Directors: Information About The TEGNA Nominees

David T. Lougee President and CEO,TEGNA Inc. Age: 61 Director since: 2017	TEGNA Committees: • Executive Other Directorships: • Broadcast Music, Inc. • Broadcasters Foundation of America

Professional Experience:

Mr. Lougee became President and Chief Executive Officer and a director of TEGNA in June 2017. He previously served as the President of TEGNA Media from July 2007 to May 2017. Prior to joining TEGNA, he served as Executive Vice President, Media Operations for Belo Corp. from 2005 to 2007. Mr. Lougee serves as chairman of the NBC Affiliates Board. He also is the former joint board chairman of the National Association of Broadcasters (NAB) and past chair of the Television Bureau of Advertising (TVB) Board of Directors.

Qualifications and Strategy-Related Experience:

•	Extensive expertise in management and operations
•	Experience in oversight of strategic acquisitions
•	Deep and intimate knowledge of the media industry
•	25 years of experience in a variety of senior leadership roles

Scott K. McCune Founder, MS&E Ventures; Former VP, Global Media and Integrated Marketing, The Coca Cola Company Age: 63 Director since: 2008	TEGNA Committees: • Audit • Executive • Leadership Development and Compensation (Chair) Other Directorships: • First Tee of Atlanta • College Football Hall of Fame

Professional Experience:

Mr. McCune is the Founder of MS&E Ventures, a firm focused on creating new business value for brands through media, sports and entertainment. Prior to his retirement in March 2014, Mr. McCune spent 20 years at The Coca-Cola Company serving in a variety of roles, including Vice President, Global Partnerships & Experiential Marketing from 2011-2014, Vice President Global Media and Integrated Marketing from 2005-2011, and Vice President, Global Media, Sports & Entertainment Marketing and Licensing from 1994-2004. He also spent 10 years at Anheuser-Busch Inc. where he held a variety of positions in marketing and media.

Qualifications and Strategy-Related Experience:

•	Significant experience as a marketing executive, with an outstanding record of creating value, developing people and building organizational capabilities
•	Deep knowledge of multiple aspects of marketing, including integrated marketing media, advertising, digital, licensing, sports & entertainment and experiential
•	Experience building global brands, leading and inspiring diverse organizations, planning and executing complex operations innovating new approaches to business, driving productivity and managing P&L

2020 PROXY STATEMENT |	5

Proposal 1—Election of Directors: Information About The TEGNA Nominees

Henry W. McGee Senior Lecturer, Harvard Business School Age: 67 Director since: 2015	TEGNA Committees: • Nominating and Governance • Public Policy and Regulation Other Directorships: • AmerisourceBergen Corporation • Pew Research Center • The Black Filmmaker Foundation

Professional Experience:

Mr. McGee has been a Senior Lecturer at Harvard Business School since July 2013. Previously, he served as a consultant to HBO Home Entertainment from April 2013 to August 2013 after serving as President of HBO Home Entertainment from 1995 until his retirement in March 2013. Mr. McGee held the position of Senior Vice President, Programming, HBO Video, from 1988 to 1995 and prior to that, Mr. McGee served in leadership positions in various divisions of HBO. Mr. McGee is also a former President of the Alvin Ailey Dance Theater Foundation and the Film Society of Lincoln Center. He was recognized by Savoy Magazine in 2016 and 2017 as one of the Most Influential Black Corporate Directors and in 2018 the National Association of Corporate Directors named Mr. McGee to the Directorship 100 as one of the country’s most influential boardroom members.

Qualifications and Strategy-Related Experience:

•	Significant business, leadership and management experience in media industry
•	Expertise in new business planning, operations, marketing and wholesale distribution
•	Deep understanding of the use of technology in and all aspects of wholesale distribution and international market
•	Extensive knowledge of leadership, corporate governance and corporate accountability

Susan Ness Principal, Susan Ness Strategies; Former FCC Commissioner Age: 71 Director since: 2011	TEGNA Committees: • Executive • Nominating and Governance • Public Policy and Regulation (Chair) Other Directorships: • Vital Voices Global Partnership

Professional Experience:

Ms. Ness is a principal of Susan Ness Strategies, a communications policy consulting firm, which she founded in 2002. She is also a Distinguished Fellow at The German Marshall Fund of the United States and at the Annenberg Public Policy Center of the University of Pennsylvania, positions she has held since 2018. She served as a commissioner of the Federal Communications Commission from 1994 to 2001. From 2005 to 2007, she was the founding president and CEO of GreenStone Media, LLC, which produced talk programming targeting female audiences. Previously, Ms. Ness held positions of increasing responsibility at American Security Bank, which she left in 1992 as a Corporate Vice President & Group Head with a broadcast and media portfolio. She has served on the Board of Vital Voices Global Partnership since 2011 (Audit Committee Chair from 2017 – present), and from 2011 to 2014 she served on the J. William Fulbright Foreign Scholarship Board (elected Vice Chair in 2012 and 2013). Ms. Ness previously served on the board of LCC International, Inc. from 2001 to 2008, and on the board of Adelphia Communications Corp. from 2003 to 2007, post-bankruptcy filing.

Qualifications and Strategy-Related Experience:

•	Deep knowledge of industry-specific matters including broadcast and spectrum management
•	Extensive experience and expertise in global and domestic communications and media policy
•	Deep regulatory expertise, particularly in the communications sector
•	Experience facilitating the deployment of new communications technologies and advising communications companies
•	Senior lender to broadcast companies

6	| 2020 PROXY STATEMENT

Proposal 1—Election of Directors: Information About The TEGNA Nominees

Bruce P. Nolop Retired CFO, E*Trade Financial Corporation Age: 69 Director since: 2015	TEGNA Committees: • Audit (Chair) • Executive Other Directorships: • Marsh & McClellan Companies, Inc. • On Deck Capital, Inc. • CLS Group

Professional Experience:

Mr. Nolop retired in 2011 from E*Trade Financial Corporation, where he served as Executive Vice President and Chief Financial Officer from September 2008 through 2010. Mr. Nolop was Executive Vice President and Chief Financial Officer of Pitney Bowes Inc. from 2000 to 2008 and Managing Director of Wasserstein Perella & Co. from 1993 to 2000. Previously, he held positions with Goldman, Sachs & Co., Kimberly-Clark Corporation and Morgan Stanley & Co.

Qualifications and Strategy-Related Experience:

•	Experience in financial, marketing and shared services operations, expense management, and recapitalizations
•	Deep understanding of financial accounting, corporate finance, and internal financial controls
•	Experience in strategic transactions and restructurings

Neal Shapiro President and CEO, public television company WNET Age: 62 Director since: 2007	TEGNA Committees: • Executive • Nominating and Governance (Chair) • Public Policy and Regulation Other Directorships: • Public Broadcasting Service (PBS) • Institute for Non-profit News

Professional Experience:

Mr. Shapiro is President and CEO of the public television company WNET which operates three public television stations in the largest market in the country: Thirteen/WNET, WLIW and NJTV. He is an award-winning producer and media executive with a 35-year career spanning print, broadcast, cable and online media. Before joining WNET in February 2007, Mr. Shapiro served in various executive capacities with the National Broadcasting Company beginning in 1993 and was president of NBC News from May 2001 to September 2005. During his career, Mr. Shapiro has won numerous journalism awards, including 32 Emmys, 31 Edward R. Murrow Awards and 3 Columbia DuPont awards. He also serves on the Board of Trustees at Tufts University.

Qualifications and Strategy-Related Experience:

•	Strong broadcast industry experience
•	Expertise in overseeing operations and strategy of news networks
•	Expertise in news production and reporting, journalism and First Amendment issues
•	Deep experience in programming and content sharing

2020 PROXY STATEMENT |	7

Proposal 1—Election of Directors: Information About The TEGNA Nominees

Melinda C. Witmer Founder, LookLeft Media; Former Executive Vice President, Chief Video & Content Officer, Time Warner Cable Age: 58 Director since: 2017	TEGNA Committees: • Leadership Development and Compensation • Public Policy and Regulation

Experience:

Ms. Witmer is the Founder of LookLeft Media, a startup company focused on the development of new real estate technology and media products, a position she has held since March 2018. Prior to starting LookLeft Media, Ms. Witmer was Executive Vice President, Chief Video & Content Officer of Time Warner Cable, a position she held from January 2012 until May 2016 when Time Warner Cable was acquired by Charter Communications. Prior to that, she served as Time Warner Cable’s Executive Vice President and Chief Programming Officer from January 2007, after holding multiple senior roles with Time Warner Cable beginning in 2001. Prior to joining Time Warner Cable, Ms. Witmer was Vice President and Senior Counsel at Home Box Office, Inc.

Qualifications and Strategy-Related Experience:

•	Significant experience in the industry including media operations, telecommunications programming and content
•	Expert in the negotiation of content distribution agreements, including retransmission consent agreements with local broadcaster groups
•	Deep understanding of the changing media landscape
•	Experience in capitalizing on market opportunities, new technologies and emerging platforms in the media space, including innovative consumer experiences

8	| 2020 PROXY STATEMENT

Proposal 1—Election of Directors: Committees of the Board of Directors

Committees of the Board of Directors

The Board of Directors conducts its business through meetings of the Board and its five committees: the Audit Committee, Executive Committee, Leadership Development and Compensation Committee, Public Policy and Regulation Committee and Nominating and Governance Committee. The chart below shows the current membership and chairperson of each of our Board committees and the number of committee meetings held during 2019. Each member of the Audit, Leadership Development and Compensation, Nominating and Governance, and Public Policy and Regulation Committee meets the applicable independence requirements of the SEC and NYSE for service on the Board and each Committee on which she or he serves.

AuditExecutiveLeadership Development and Compensation Nominating and Governance Public Policy and Regulation# of Mettings HeldBianchiniElias Epstein Fonseca Lougee McCune McGee Ness Nolop Shapiro Witmer

*	Ms. Grimes has recently been elected to the Board and is not yet a member of a committee.

Audit Committee

The Audit Committee assists the Board of Directors in its oversight of financial reporting practices and the quality and integrity of the financial reports of the Company, including compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of the Company’s internal audit function. The Audit Committee appoints and is responsible for setting the compensation of the Company’s independent registered public accounting firm. The Audit Committee reviews the Company’s independent registered public accounting firm’s qualification, performance and independence on an annual basis.

The Audit Committee also provides oversight of the Company’s internal audit function and oversees the adequacy and effectiveness of the Company’s accounting and financial controls and the guidelines and policies that govern the process by which the Company undertakes financial, accounting and audit risk assessment and risk management. In connection with the Ethics Policy, the Audit Committee has established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of any accounting or auditing concerns.

The Audit Committee members are not professional accountants or auditors, and their role is not intended to duplicate or certify the activities of management and the independent registered public accounting firm, nor can the Committee certify that the independent registered public accounting firm is “independent” under applicable rules.

The Board has determined that each of Bruce P. Nolop and Stuart J. Epstein is an audit committee financial expert, as that term is defined under SEC rules.

Executive Committee

The Executive Committee may exercise the authority of the Board between Board meetings, except as limited by Delaware law.

2020 PROXY STATEMENT |	9

Proposal 1—Election of Directors: Committees of the Board of Directors

Leadership Development and Compensation Committee

As further described in the “Compensation Discussion and Analysis” (CD&A) section of this Proxy Statement, the Leadership Development and Compensation Committee discharges the Board’s responsibilities relating to the compensation of the Company’s directors and executives and has overall responsibility for the Company’s compensation plans, principles and programs. The Committee also monitors the Company’s human resources practices, including its performance in diversity and equal employment opportunity.

Under its charter, the Committee may, in its sole discretion, engage, retain and compensate any compensation consultant, independent legal counsel or other adviser it deems necessary. In selecting a consultant, counsel or adviser, the Committee evaluates its independence by considering the independence factors set forth in applicable SEC and NYSE rules and any other factors the Committee deems relevant to the adviser’s independence from management.

The Committee retains Meridian Compensation Partners, LLC (Meridian) as its consultant to advise it on executive compensation matters. The Committee has determined that Meridian is an independent compensation consultant based on a review of the independence factors reviewed by the Committee.

Meridian participates in Committee meetings as requested by the chairman of the Committee and communicates directly with the chairman and other members of the Committee outside of meetings. Meridian specifically has provided the following services to the Committee:

•	Consulted on various compensation plans, policies and practices;

•	Participated in Committee executive sessions without management present;

•	Assisted in analyzing executive compensation practices and trends and other compensation-related matters;

•	Consulted with management and the Committee regarding market data used as a reference for pay decisions;

•	Assisted in administering the equity award program; and

•	Reviewed the CD&A and other compensation related disclosures contained in this Proxy Statement.

Nominating and Governance Committee

The Nominating and Governance Committee is charged with identifying individuals qualified to become Board members, recommending to the Board candidates for election or re-election to the Board, and considering from time to time the Board committee structure and makeup. The Committee also monitors and takes a leadership role with respect to the Company’s corporate governance practices.

The Nominating and Governance Committee charter sets forth certain criteria for the Committee to consider in evaluating potential director nominees. In addition to evaluating a potential director’s independence, the Committee considers whether director candidates have relevant experience and skills to assure that the Board has the necessary breadth and depth to perform its oversight function effectively. The charter also encourages the Committee to work to maintain a board that reflects the diversity, in terms of gender, age, race and other self-identified diversity attributes of the communities we serve. The Committee evaluates potential candidates against these requirements and objectives. For those director candidates who appear upon first consideration to meet the Committee’s criteria, the Committee will engage in further research to evaluate their candidacy.

The Nominating and Governance Committee periodically retains search firms to assist in the identification of potential director nominee candidates based on criteria specified by the Committee and in evaluating and pursuing individual candidates at the direction of the Committee. The Committee will also consider timely written suggestions from shareholders, as it has done with Standard General’s nominees. Shareholders wishing to suggest a candidate for director nomination for the 2021 Annual Meeting should mail their suggestions to TEGNA Inc., 8350 Broad Street, Suite 2000, Tysons, Virginia 22102, Attn: Secretary. Suggestions must be received by the Secretary of the Company no earlier than December 31, 2019 and no later than January 20, 2021. The manner in which the Committee evaluates director nominee candidates suggested by shareholders will be consistent with the manner in which the Committee evaluates candidates recommended by other sources.

10	| 2020 PROXY STATEMENT

Proposal 1—Election of Directors: Committee Charters

The By-laws of the Company establish a mandatory retirement age of 73 for directors who have not been executives of the Company and 65 for directors who have served as executives, except that the Board of Directors may extend the retirement age beyond 65 for directors who are or have been the CEO of the Company. The Company’s Principles of Corporate Governance also provide that a director who retires from, or has a material change in responsibility or position with, the primary entity by which that director was employed at the time of his or her election to the Board of Directors shall offer to submit a letter of resignation to the Nominating and Governance Committee for its consideration. The Committee will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken.

Public Policy and Regulation Committee

The Public Policy and Regulation Committee assists the Board in its oversight of risks relating to legal, regulatory, compliance, public policy and corporate social responsibility matters that may impact the Company’s operations, performance or reputation. The Committee’s duties and responsibilities include reviewing and providing guidance to the Board about legal, regulatory and compliance matters concerning media, antitrust and data privacy laws, rules and regulations and monitoring legislative and regulatory trends and public policy developments that may affect the Company’s operations, strategy, performance or reputation. The Public Policy and Regulation Committee also is responsible for reviewing compliance with the Company’s Ethics Policy and assuring appropriate disclosure of any waiver of or change in the Ethics Policy for executive officers, and for reviewing the Ethics Policy on a regular basis and proposing or adopting additions or amendments to the Ethics Policy as appropriate.

Committee Charters

The written charters governing the Audit Committee, the Leadership Development and Compensation Committee, the Nominating and Governance Committee and the Public Policy and Regulation Committee, as well as the Company’s Principles of Corporate Governance, are posted on the Corporate Governance page of the Company’s website at www.tegna.com under the “Investors” menu. You may also obtain a copy of any of these documents without charge by writing to: TEGNA Inc., 8350 Broad Street, Suite 2000, Tysons, Virginia 22102, Attn: Secretary.

Corporate Governance

The Board and the Company have instituted strong corporate governance practices to ensure that the Company operates in ways that support the long-term interests of our shareholders. Other important corporate governance practices of the Company include the following:

✓  All of our directors are elected annually.

✓  Eleven of the twelve TEGNA nominees are independent.

✓  We have a robust shareholder engagement program pursuant to which senior management and our independent Chairman regularly engage with investors.

✓  We separate the positions of Chairman and CEO and have an independent Chairman.

✓  We maintain an ongoing board refreshment process, which has resulted in our adding six (6) independent directors during the past five years and the transition of the chairman role during 2018.

✓  Approximately 94.5% of the votes cast at last year’s annual meeting were in favor of the Company’s Say on Pay proposal.

✓  Our directors and senior executives are subject to stock ownership guidelines.

✓  We do not have a shareholder rights plan (poison pill) in place.

✓  We have a majority vote standard for uncontested director elections and a director resignation policy.

✓  Our Board has adopted a proxy access by-law provision.

✓  Mergers and other business combinations involving the
Company generally may be approved by a simple majority vote.

2020 PROXY STATEMENT |	11

Proposal 1—Election of Directors: Shareholder Engagement

Additional information regarding the Company’s corporate governance practices is included in the Company’s Principles of Corporate Governance posted on the Corporate Governance page under the “Investors” menu of the Company’s website at www.tegna.com. See the “Compensation Discussion and Analysis” section of this Proxy Statement for a discussion of the Company’s compensation-related governance practices.

Shareholder Engagement

The Company is committed to acting in the best interests of its shareholders, and views ongoing dialogue with shareholders as a critical component of the Company’s corporate governance program. Members of management and the Board actively engage with the Company’s shareholders through in person and telephonic meetings throughout the year in order to fully understand their viewpoints concerning the Company, to garner feedback on areas for improvement, and to help our shareholders better understand our performance and long-term strategic plan. Company management provides the Board with regular updates regarding its shareholder outreach efforts as well as feedback received from shareholders, which helps to influence our policies and practices. We believe our regular engagement with shareholders fosters an open exchange of ideas and perspectives for both the Company and its shareholders.

During 2019, the Company actively engaged with shareholders, reaching out to shareholders representing, in the aggregate, more than 56% of our outstanding shares (including Standard General) in order to understand their viewpoints concerning a variety of topics, including the following:

•	The Company’s strategic direction, including our growth, diversification and capital allocation strategies;

•	The media environment and the Company’s M&A strategy;

•	The Company’s position and opportunities to capitalize on the changing media landscape;

•	Sustainability and corporate social responsibility matters;

•	The Company’s executive compensation programs and policies, including the changes to our long-term incentive program described in our 2019 proxy statement; and

•	the Company’s corporate governance profile.

For those who are unable to attend any of our investor meetings, transcripts of all management presentations are available on our website at www.tegna.com. Any shareholder who has an inquiry or meeting request is invited to contact Doug Kuckelman, Head of Investor Relations at (703)  873-6764.

The Board’s Role in Risk Oversight

The Board is primarily responsible for oversight of the Company’s risk management function in the context of the Company’s strategic plan and operations. In addition, the Company has an enterprise risk management (ERM) program to enhance the Board’s and management’s ability to identify, assess, manage and respond to strategic, market, operational and compliance risks facing the Company.

As part of our ERM program, our Board communicates to management its expectations for evaluating Company strategy and the risks inherent in that strategy, while management provides the Board with the information necessary to evaluate risk. Our ERM program is updated on a regular basis in order to identify potential risk exposures.

12	| 2020 PROXY STATEMENT

Proposal 1—Election of Directors: The Board’s Role in Corporate Strategy

Further, each committee of the Board also considers risk within its area of responsibility, with committee chairs reporting regularly to the entire Board on their committees’ efforts and findings, as noted in the following:

Responsibilities
Board

•  Primary responsibility for overseeing the Company’s risk management function and reviewing the steps management has taken to monitor and control the Company’s significant business risks, including potential financial, operational, privacy, cybersecurity, business continuity, legal and regulatory, and reputational exposures.

Audit Committee	• Reviews risks relating to accounting and financial controls and oversees the Company’s ERM program generally.
Leadership Development and Compensation Committee	• Oversees and evaluates risks associated with the compensation and development of the Company’s executives and succession planning.
Nominating and Governance Committee	• Oversees the Company’s risks associated with its corporate governance practices.
Public Policy and Regulation Committee

•  Oversees the Company’s risk exposure associated with media, antitrust and data privacy laws, rules and regulations, compliance with the Company’s ethics policy and public policy and corporate social responsibility matters.

With respect to risks relating to compensation matters, the Leadership Development and Compensation Committee, with the assistance of its independent compensation consultant, has reviewed the Company’s executive compensation program and has concluded that the program does not create risks that are reasonably likely to have a material adverse effect on the Company.

The Board’s Role in Corporate Strategy

The Board of Directors is actively involved in overseeing, reviewing and guiding the Company’s corporate strategy. Strategic business issues, including developments in our industry and industry positioning, opportunities for growth, multiyear strategic plans, investments and capital allocation, including M&A-related decisions, are discussed as a matter of regular course at our Board meetings. The Board also discusses corporate strategy throughout the year with management, both formally and informally, and during executive sessions of the Board, as appropriate.

The Board regularly discusses the Company’s performance and results relative to our operating plan and expectations periodically throughout the year. At each Board meeting, senior Company management makes presentations to the Board to facilitate a further in-depth and comprehensive discussion and review of the Company’s strategic and operational plans, initiatives and goals over the long, medium and short-term, as well as paths, options and alternatives to achieving such goals.

Board and committee-level discussions are also regularly infused with strategic and business themes. For example, the Nominating and Governance Committee seeks to ensure that the composition of the Board itself and the Board’s processes are designed to maximize the contributions and input of the directors to important issues facing the Company and effective oversight.

Corporate Social Responsibility

TEGNA is committed to embedding sustainability throughout our business. We are driven by our strongly held purpose to make a difference in our work, our company and our communities. Our culture is defined by our values of inclusion, integrity, innovation, impact and results. As we carry out our work, we are focused on social, human, environmental and corporate governance practices that strengthen communities, and protect and enhance TEGNA’s long-term value.

2020 PROXY STATEMENT |	13

Proposal 1—Election of Directors: Corporate Social Responsibility

TEGNA’s Corporate Social Responsibility website (https://www.tegna.com/corporate-social-responsibility/) contains information on our environmental and social policies and programs, including the following:

•

Environmental Policy: Our Environmental Policy promotes the operation of our business in a manner that is environmentally responsible by reducing our carbon footprint and conserving energy. More importantly, TEGNA stations also regularly report on environmental and sustainability issues impacting our communities, that have, in many instances, made a difference in the lives of the people in those communities.

•

Codes of Conduct: Our Codes of Conduct, applicable to all our directors, officers, employees and vendors, reflect our values and expectations on a number of topics, including a discrimination-free work environment, the efficient use of our assets, professional business conduct, supplier diversity and fair compensation. The TEGNA Code of Vendor Conduct details our expectations with regard to fair labor practices, the protection of human rights, privacy and data security, anti-bribery and anti-corruption protections, and compliance and misconduct reporting.

•

Ethics Policies: Our Ethics Policies ensure that all of our directors, officers and employees conduct themselves with the highest professional standards. As a company that produces and distributes the highest-quality news and information content, journalistic integrity is critical to ensure TEGNA’s stations are one of the most trusted news sources in their communities. TEGNA’s Principles of Ethical Journalism define the behavior to which all employees who gather, report, produce and distribute news and information on any platform must adhere. Our core principles of Truth, Independence, Public Interest, Fair Play, and Integrity form the foundation for all news content produced by TEGNA stations.

•	Social Media Policy: We maintain a Social Media Policy that applies to all TEGNA employees. Additional policies are outlined for TEGNA’s community-facing employees and news and editorial employees.

Our Board’s Public Policy and Regulation Committee guides the Company’s corporate social responsibility and sustainability efforts, and reviews and reports on these efforts on a periodic basis to our Board.

Social Capital Creating societal impact is at the core of our purpose to serve the greater good of our communities, to make a difference in our work, our company and our communities.	Human Capital TEGNA is committed to building a fully inclusive culture and equity in talent hiring and management decisions. Women comprise 42% of the Board and 47% of our workforce.

Corporate Governance

The TEGNA Board has implemented fit-for-purpose corporate governance policies that align with best practices for publicly held companies and the evolving expectations of shareholders and institutional investors.

Environment TEGNA is committed to managing our environmental impact responsibly and protecting the environment through our investigative journalism and business practices.

“Our purpose to serve the greater good of our communities is the fundamental basis of our company culture and role as journalists. Our people strive to make a difference in our work, our company and our communities. Our purpose and culture are vital to the creation and protection of TEGNA’s long-term value.”

Howard Elias, Chairman

14	| 2020 PROXY STATEMENT

Proposal 1—Election of Directors: Corporate Social Responsibility

Our commitment to strong corporate social responsibility is the foundation on which our Company is built. In 2019, we focused on the following to achieve our goals:

•

Transparent ESG Reporting: We updated the Social Responsibility portion of our corporate website to better reflect and report on our corporate social responsibility practices, including the publication of a new section devoted to Social Responsibility Highlights.

•

Equality and Diversity: TEGNA provided equal and equitable opportunities to all employees through training, education and an inclusive culture. We engaged our employees through a structured, confidential survey to identify current organizational culture in areas of equality and diversity.

•	Employee Well-Being: Based on employee feedback, we continued to invest in our employees by upgrading benefits to improve quality of life while reducing healthcare expenses for our employees.
•

Giving and Volunteerism: We reinforced our longstanding commitment to Giving and Service, including corporate giving and station fundraising efforts that have a positive impact on the markets we serve.

2019 Journalism Awards

2019 Diversity & Inclusion Recognition

2020 PROXY STATEMENT |	15

Proposal 1—Election of Directors: Social Capital

Additional key highlights from 2019 include the following:

Social Capital

Journalistic Integrity & Impactful Investigations

•	TEGNA stations and our journalists take seriously our responsibility to be defenders of the First Amendment and strive to make an impact by being agents of change in the markets we serve.

•	Our local journalists are empowered to seek out the stories that matter most to their audience and pursue investigations that expose wrongdoing while continuing to maintain the highest ethical standards.

•	TEGNA won more national journalism awards in 2019 than any local broadcaster as a result of our innovative approach to content, impactful investigations and commitment to the communities we serve.

Corporate Giving

•	The TEGNA Foundation Community Grants program made 225 grants totaling $1.5 million.

•	Grants are distributed within the United Nations Sustainable Development Goal framework, with the majority of 2019 grants supporting four major categories: Good Health and Well-Being, Quality Education, Zero Hunger, and No Poverty.

•	TEGNA Foundation made 13 strategic Media Grants in 2019 to support press freedom, journalism ethics, and training for the next generation of diverse journalists.

•	2019 TEGNA Foundation Media Grantees:

•	American Bar Association Fund for Justice and Education

•	Asian American Journalist Association

•	The Carole Kneeland Project for Responsible Television Journalism

•	Investigative Reporters and Editors Inc.

•	National Association of Black Journalists

•	National Association of Broadcasters Education Foundation

•	National Association of Hispanic Journalists

•	Native American Journalists Association

•	Online News Association

•	The Poynter Institute for Media Studies

•	Radio Television Digital News Foundation

•	NLGJA: The Association of LGBTQ Journalists

Local Impact

•	TEGNA stations helped raise more than $100 million in 2019 in support of diverse local causes that address specific needs in the communities we serve.

Human Capital

Diversity

•	In 2019, for the third consecutive year, TEGNA was named as a Best Place to Work for LGBTQ Equality by the Human Rights Campaign. TEGNA received a perfect score of 100 in HRC’s Corporate Equality Index.

•	TEGNA was awarded the 2019 Microsoft Advertising Agency Award for Inclusive Culture & Marketing, in recognition of our strong commitment to inclusive practices both internally and in marketing campaigns.

•	In 2019, minority and women-owned businesses were awarded 13% of TEGNA’s spending on outside products and services (excluding programming spend and based on an analysis of our top 100 vendors).

Workforce Demographics

	People of Color
Women	African American	Hispanic/Latino	Asian
Total Management
41.4%	5.6%	6.2%	2.4%
Total Non-Management
48.0%	11.6%	9.7%	2.8%
Total Tegna
47.0%	10.7%	9.2%	2.7%

Professional Development & Employee Awards

•	TEGNA has developed several initiatives to recognize, develop and reward talent, including Leadership Development, Executive Leadership and Mentoring programs.

•	In 2019, four Innovation Summits were held with a cross-section of employees to develop new initiatives designed to meet the needs of today’s news consumer.

•	High-performing stations and employees were also celebrated and recognized at the TEGNA “Pinnacle Awards” ceremony.

Employee Match Program

•	The TEGNA Foundation matched more than 1,000 employee charitable donations dollar for dollar, totaling more than $500,000.

16	| 2020 PROXY STATEMENT

Proposal 1—Election of Directors: Corporate Governance

Corporate Governance

Independent Board Oversight

•	Independent Chairman and 11 out of 12 independent Directors.

•	Leadership structure allows for effective, independent Board oversight and communication, while enabling the CEO to focus on executing the strategic plan and managing operations.

Fit-for-Purpose Board Composition and Practices

•	Ongoing Board Refreshment with 6 new independent Directors appointed in the last 5 years.

•	Recently added Directors’ skills align with TEGNA’s strategy and provide deep expertise in media, technology, social/digital media, and capital markets and transactional experience.

•	The Board is comprised of 42% women and 17% of our Directors are racially and ethnically diverse.

•	Average board tenure of less than 6 years.

•	Annual Board performance evaluations.

Board Accountability & Shareholder Rights

•	Annual election of directors.

•	Majority voting standard for director elections.

•	Director and Executive Stock Ownership Guidelines ensure alignment of interests with those of long-term shareholders.

•	Proxy access by-law provision adopted in 2018 in response to shareholder feedback.

•	No shareholder rights plan (poison pill).

Environment

Environmental Commitment

•	We seek to take space in LEED-certified buildings that are designed for energy efficiency and employ active water management using sensor-based, high-efficiency fixtures.

•	TEGNA’s new Virginia-based headquarters, completed in 2019, features easy access to public transportation, bike racks and electric vehicle charging ports. The interior design seeks to reduce energy consumption through features like automated shade and lighting controls for daylight harvesting, occupancy sensors and zoned HVAC, among others.

•	We implemented several energy efficiency strategies during the year, including upgrading stations’ studio lighting to LED, and HVAC upgrades in KVUE in Austin, WFMY in Greensboro, KTHV in Little Rock, and KFMB in San Diego.

•	KGW in Portland became the first local broadcaster to introduce an all-electric car in its news fleet and launched an awareness campaign to educate drivers about the benefits and practicality of electric vehicles.

•	We have committed to reducing unnecessary business travel by utilizing video conferencing technology across the business.

•	On-demand printers have been installed in 15 office locations to reduce paper use and minimize waste.

•	TEGNA is also reviewing actively other ways it can move to renewable energy sources to further reduce our environmental impact.

Reporting on Environmental & Sustainability Issues

•	In 2019, several climate and environment-focused investigations explored issues of sustainability such as the California wildfires, flooding due to climate change, environmental health issues in military housing and recycling.

TEGNA Foundation Sustainability Grants

•	KFMB in San Diego continued their partnership with Kids’ Ocean Day, an environmental education program serving students from Title 1 schools.

•	WKYC in Cleveland supported the Alliance for the Great Lakes, contributing to a clean Lake Erie through a volunteer cleanup event.

•	WFAA in Dallas partnered with Cool Effect to offset the carbon output of their reporters who traveled to Alaska to report on climate change.

2020 PROXY STATEMENT |	17

Proposal 1—Election of Directors: Annual Board Performance Evaluation

Annual Board Performance Evaluation

The Company conducts an annual Board performance evaluation process in which the Board either retains an independent consultant experienced in corporate governance matters to conduct an in-depth study of the Board’s effectiveness and to assist it with the annual performance process or conducts Board and committee self-evaluations using written questionnaires. In addition, our independent Chairman regularly speaks with other Board members and receives input regarding Board and committee practices and management oversight.

With respect to 2019, the Board and each committee performed a confidential assessment of their effectiveness using written questionnaires developed by an independent consultant experienced in corporate governance matters retained by the Nominating and Governance Committee. The results of the evaluation process were reported to the Board and are being applied to enhance the overall operation and effectiveness of the Board and its committees.

Ethics Policy

The Company has long maintained a code of conduct and ethics (the “Ethics Policy”) that sets forth the Company’s policies and expectations. The Ethics Policy, which applies to every Company director, officer and employee, addresses a number of topics, including conflicts of interest, relationships with others, corporate payments, the appearance of impropriety, disclosure policy, compliance with laws, corporate opportunities and the protection and proper use of the Company’s assets. The Ethics Policy meets the NYSE’s requirements for a code of business conduct and ethics as well as the SEC’s definition of a code of ethics applicable to the Company’s senior officers. Neither the Board of Directors nor any Board committee has ever granted a waiver of the Ethics Policy.

The Ethics Policy is available on the Corporate Governance page of the Company’s website at www.tegna.com under the “Investors” menu. You may also obtain a copy of the Ethics Policy without charge by writing to: TEGNA Inc., 8350 Broad Street, Suite 2000, Tysons, Virginia 22102, Attn: Secretary. Any additions or amendments to the Ethics Policy, and any waivers of the Ethics Policy for executive officers or directors, will be posted on the Corporate Governance page under the “Investors” menu of the Company’s website and similarly provided to you without charge upon written request to this address.

The Company has a telephone hotline staffed by an independent third party for employees and others to submit their concerns regarding violations or suspected violations of the Company’s Ethics Policy or violations of law and for reporting any concerns regarding accounting or auditing matters on a confidential anonymous basis. Employees and others can report concerns by calling 1-800-695-1704 or by emailing or writing to the addresses provided in the Company’s Ethics Violation Reporting Policy found on the Corporate Governance page of the Company’s website at www.tegna.com under the “Investors” menu. Any concerns regarding accounting or auditing matters so reported will be communicated to the Company’s Audit Committee.

Related Transactions

Our Company has not had compensation committee interlocks with any other company, nor has our Company engaged in any material related transactions since January 1, 2019, the first day of our last fiscal year. Although no such related transactions have occurred or are anticipated, the Board has adopted a related person transaction policy that outlines the procedures that the Board will follow in connection with reviewing any future transactions involving the Company and related persons. The policy takes into account the categories of transactions that the Board has determined are not material in making determinations regarding independence and requires directors and executive officers to notify the Company’s general counsel of any potential related person transactions.

18	| 2020 PROXY STATEMENT

Proposal 1—Election of Directors: Report of the Audit Committee

Report of the Audit Committee

During fiscal years 2018 and 2019, the Company’s independent registered public accounting firm for each of those years, Ernst & Young LLP (“EY”) and PricewaterhouseCoopers, LLP (“PwC”), respectively, billed the Company the following fees and expenses:

	2018	2019
Audit Fees
Audit Fees—TEGNA(1)	$3,156,950	$2,377,000
Audit Fees—Acquisitions(2)	$140,000	$515,000
Audit Fees—Total	$3,296,950	$2,892,000
Audit-Related Fees(3)	$210,403	$201,053
Tax Fees(4)	$115,000	$32,500
All Other Fees(5)	$0	$0

Total	$3,622,353	$3,125,553

(1)

Audit Fees—TEGNA include professional services rendered in connection with the annual integrated audit of the Company’s consolidated financial statements, internal control over financial reporting, and the review of quarterly reports on Form 10-Q. In 2019, Audit Fees include payments to EY of $117,000 and PwC of $100,000 related to Debt Comfort Letters issued in relation to the Company’s 2029 bond issuance. All of these fees were pre-approved by the Audit Committee as described below.

(2)

Audit Fees—Acquisitions for 2019 include professional services rendered in connection with the acquisition of television stations from Gray Television, Dispatch Media Group and Nexstar Media Group. Acquisitions for 2018 relate to the acquisition of television and radio stations from Midwest Television. These services were pre-approved by the Audit Committee as described below.

(3)

Audit-Related Fees include professional services rendered in connection with the audit of employee benefit plans. In 2019, the Company paid employee benefit plan audit fees to EY ($15,000) and PwC ($185,153). These services were pre-approved by the Audit Committee as described below.

(4)	Tax Fees principally relate to tax planning services and advice in the U.S. All of these services were pre-approved by the Audit Committee as described below.
(5)	No services were rendered during either 2018 or 2019 that would cause EY or PwC, respectively, to bill the Company amounts constituting “All Other Fees.”

The Audit Committee has adopted a policy for the pre-approval of services provided by the Company’s independent registered public accounting firm. Under the policy, particular services or categories of services have been pre-approved, subject to a specific budget. Periodically, but at least annually, the Audit Committee reviews and approves the list of pre-approved services and the maximum threshold cost of performance of each. The Audit Committee is provided with a status update on all services performed by the Company’s independent registered accounting firm periodically throughout the year and discusses such services with management and the independent registered accounting firm. Pursuant to its pre-approval policy, the Audit Committee has delegated pre-approval authority for services provided by the Company’s independent registered accounting firm to its Chair, Bruce P. Nolop. Mr. Nolop may pre-approve up to $100,000 in services provided by the independent registered accounting firm, in the aggregate at any one time, without consultation with the full Audit Committee, provided that he reports such approved items to the Audit Committee at its next scheduled meeting. In determining whether a service may be provided pursuant to the pre-approval policy, the primary consideration is whether the proposed service would impair the independence of the independent registered public accounting firm.

In connection with its review of the Company’s 2019 audited financial statements, the Audit Committee received from PwC written disclosures and a letter regarding PwC’s independence in accordance with applicable requirements of the Public Company Accounting Oversight Board (PCAOB), including a detailed statement of any relationships between PwC and the Company that might bear on PwC’s independence, and has discussed with PwC its independence. The Audit Committee considered whether the provision of non-audit services by PwC is compatible with maintaining PwC’s independence. PwC stated that it believes it is in full compliance with all of the independence standards established by the various regulatory bodies. The Audit Committee also discussed with PwC various matters required to be discussed by the applicable requirements of the PCAOB and the SEC.

The Audit Committee met with management, the Company’s internal auditors and representatives of PwC to review and discuss the Company’s audited financial statements for the fiscal year ended December 31, 2019. Based on such review and discussion as well as the Committee’s reviews and discussions with PwC regarding the various matters mentioned in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Form 10-K for the 2019 fiscal year. The Board has approved that recommendation.

Audit Committee

Bruce P. Nolop, Chair

Stuart J. Epstein

Lidia Fonseca

Scott K. McCune

2020 PROXY STATEMENT |	19

Proposal 2—Ratification of Appointment of Independent Registered Public Accounting Firm

(Proposal 2 on the proxy card)

The Audit Committee of the Board of Directors is responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm.

Following a comprehensive, competitive process, on October 8, 2018, the Audit Committee approved the engagement of PwC as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2019 and dismissed Ernst & Young LLP (EY) effective upon the conclusion of its audit of the Company’s consolidated financial statements for the year ended December 31, 2018. The reports of EY on the Company’s consolidated financial statements for the years ended December 31, 2018 and 2017 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles. During the years ended December 31, 2018 and 2017, there were no disagreements with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EY, would have caused them to make reference thereto in their reports. During the years ended December 31, 2018 and 2017, there were no “reportable events” requiring disclosure pursuant to paragraph (a)(1)(v) of Item 304 of Regulation S-K.

During the Company’s fiscal years ended December 31, 2017 and December 31, 2018, neither the Company nor anyone on its behalf consulted EY regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or on the type of audit opinion that might be rendered on the consolidated financial statements of the Company, and neither a written report nor oral advice was provided to the Company that EY or PwC concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

The Audit Committee has appointed PwC as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2020. We believe that the appointment of PwC is in the best interests of the Company and its shareholders. Upon the recommendation of the Audit Committee, the Board of Directors is submitting the appointment of PwC as the Company’s independent registered public accounting firm for shareholder ratification at the 2020 Annual Meeting.

The Company’s Board of Directors unanimously recommends that you vote “FOR” the ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the current year.

Our By-laws do not require that the shareholders ratify the appointment of PwC as our independent registered public accounting firm. We are seeking ratification because we value our shareholders’ views on the Company’s independent registered accounting firm and believe it is a good corporate governance practice. If the shareholders do not ratify the appointment, the Audit Committee will reconsider whether to retain PwC, but in its discretion may choose to retain PwC as the Company’s independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that a change would be in the best interests of the Company and its shareholders.

A representative of PwC is expected to be present at the 2020 Annual Meeting. The representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

20	| 2020 PROXY STATEMENT

Executive Compensation

Compensation Discussion and Analysis

In this Compensation Discussion and Analysis section, references to “the Committee” are to the Leadership Development and Compensation Committee of the Board of Directors. References to “NEOs” are to our Named Executive Officers, who for the 2019 fiscal year were:

•	David T. Lougee, President and Chief Executive Officer,

•	Victoria D. Harker, Executive Vice President and Chief Financial Officer,
•	Lynn Beall (Trelstad)*, Executive Vice President and Chief Operating Officer—Media Operations, and

•	Akin S. Harrison, Senior Vice President, General Counsel and Secretary.

Executive Summary

PERFORMANCE HIGHLIGHTS

TEGNA ACHIEVED STRONG FINANCIAL RESULTS IN 2019 AND RETURNED SUBSTANTIAL VALUE TO SHAREHOLDERS.

Operating Revenues $2.3 BILLION	Adjusted EBITDA $708 MILLION	Adjusted EBITDA Margin 31%	1 Year TSR[1] 56.4%

Highlights of the Company’s 2019 performance included:

Revenues. Our total revenues were $2.3 billion, up 4% year-over-year.

Total Shareholder Return. We achieved a total shareholder return of 56.4% in 2019.

Acquisitions. In 2019, we completed $1.5 billion in transactions:

•	January 2019: WTOL, the CBS affiliate in Toledo, OH, and KWES, the NBC affiliate in Midland-Odessa, TX.

•	June 2019: Leading 24/7 multicast networks Justice Network and Quest.

•	August 2019: #1 rated stations WTHR (NBC) in Indianapolis, IN, and WBNS (CBS) in Columbus, OH.

•	September 2019: 11 local television stations, including eight Big Four affiliates, from Nexstar.

Adjusted EBITDA. Our Adjusted EBITDA totaled $708 million (representing net income from continuing operations before income taxes, interest expense, equity income, other non-operating items, special items, depreciation and amortization).

*	“Beall” is Ms. Trelstad’s maiden name and the name she uses for business purposes. “Trelstad” is her married and legal name. Ms. Trelstad is referred to throughout this Proxy Statement as Ms. Beall.

[1]	Total shareholder return includes impact of stock price performance and reinvested dividends.

2020 PROXY STATEMENT |	21

Executive Compensation: Executive Summary

Strong subscription revenue growth. Our subscription revenue grew 20% for the year. In addition, we reached multi-year distribution agreements with major cable providers representing 50% of our paid subscribers.

Affiliation Agreement renewals. We executed multi-year affiliation agreement renewals with ABC, CBS and Fox.

Non-GAAP EPS. Our non-GAAP earnings per diluted share from continuing operations were $1.38.

Reconciliations of the following non-GAAP financial measures to the Company’s results as reported under accounting principles generally accepted in the United States may be found in the Company’s Form 10-K, filed March 2, 2020: adjusted EBITDA—page 27; non-GAAP earnings per share—page 25; and free cash flow—page 27.

PAY FOR PERFORMANCE

The Committee supports compensation policies that place a heavy emphasis on pay for performance. Having our NEOs receive a higher proportion of their long-term awards as performance shares that may be earned, if at all, based on the Company’s achievement of performance goals established by the Committee rather than restricted stock units (which are service-based) strengthens the pay for performance aspect of the Company’s long-term incentive program. The percentage of NEO annual equity awards granted on March 1, 2019 (based on grant date value) that were performance-based were 65% for our CEO and 55% for each of the other NEOs.

A MAJORITY OF OUR CEO’S 2019 TARGET PAY WAS PERFORMANCE-BASED

LEADERSHIP DEVELOPMENT AND COMPENSATION COMMITTEE RESPONSIBILITIES

The Committee oversees the Company’s executive compensation program and is responsible for:

•	Evaluating and approving the Company’s executive compensation plans, principles and programs;

•	Administering the Company’s equity incentive plans and granting bonuses and equity awards to our senior executives;
•	Reviewing and approving on an annual basis corporate goals and objectives relevant to the compensation of the Company’s President and CEO and its other senior executives; and

•	Reviewing risks relating to the Company’s executive compensation plans, principles and programs.

The Committee also regularly reviews other components of executive compensation, including benefits, perquisites and post-termination pay. The Board has historically delegated to the Company’s President and CEO the authority for approving equity grants to employees other than our senior executives within the parameters of a pool of shares approved by the Board.

22	| 2020 PROXY STATEMENT

Executive Compensation: Executive Summary

GUIDING PRINCIPLES

In making its NEO compensation decisions, the Committee is guided by the following principles:

•	Pay for performance—Compensation should place a heavy emphasis on pay for performance and substantial portions of total compensation should be “at risk.”

•	Attract, retain and motivate—We are committed to attracting and retaining superior executive talent by offering a competitive compensation structure that motivates key employees to ensure our overall success and long-term strength.

•	Fairness—Compensation should be fair to both executives and shareholders, and should align the interests of our executives with those of our shareholders.

•	Pay competitively—We provide compensation opportunities generally in line with those afforded to executives holding similar positions at comparable companies.

•	Promote stock ownership—As a key part of our shareholder alignment efforts, we expect each of our senior executives to acquire and maintain a meaningful level of investment in Company common stock. Minimum levels of senior executive stock ownership are regularly reviewed by the Committee and approved by the full Board.

The following table reflects the minimum stock ownership guideline for each NEO. All of the NEOs have met their minimum ownership guideline.

Name	Minimum Guideline Multiple of Base Salary
MR. LOUGEE	5X
MS. HARKER	3X
MS. BEALL	2X
MR. HARRISON	1X

The Company’s stock ownership guidelines require that executives hold all after-tax shares they receive from the Company as compensation until they have met the stock ownership guidelines detailed above and if they subsequently fall below such guideline.

COMPENSATION-RELATED GOVERNANCE PRACTICES

The Board’s commitment to strong corporate governance practices extends to the compensation plans, principles, programs and policies established by the Committee. The Company’s compensation-related governance practices and policies of note include the following:

✓	Performance-based pay. The majority of the compensation we provide to our NEOs is performance-based.

✓

Outcome alignment. Each year we review the Company’s compensation and financial performance against internal budgets, financial results from prior years and Peer Group market data to make sure that executive compensation outcomes are aligned with the absolute and relative performance of the Company.

✓	Clawback. We have a recoupment policy which provides:

•	That fraud or intentional misconduct by any employee that results in an accounting restatement due to material non-compliance with the securities laws would trigger a recoupment of certain incentive compensation from the responsible employee, as determined by the Committee; and
•	That the Committee may recoup up to 3 years of an employee’s incentive compensation if that employee’s gross negligence or intentional misconduct caused the Company material harm (financial, competitive, reputational or otherwise).

✓

All new change-in-control arrangements are double trigger without excise tax gross-ups. Severance for executives who became eligible to participate in a change in control severance plan after April 15, 2010 is double trigger and those executives are not eligible for an excise tax gross-up.

✓

Double-trigger equity vesting upon a change in control. A change in control of the Company will not accelerate the vesting of equity awards unless the recipient has a qualifying termination of employment within two years following the date of the change in control (or the awards are not continued or assumed in connection with the change in control).

2020 PROXY STATEMENT |	23

Executive Compensation: Executive Summary

✓	No income tax gross-ups. We do not offer income tax gross-ups except in our relocation program.

✓	Anti-hedging. We maintain a policy that prohibits the Company’s employees and directors from hedging or short-selling the Company’s shares.

✓	Anti-pledging. We maintain a policy that prohibits the Company’s executive officers and directors from pledging the Company’s shares.

✓	Risk evaluation. We regularly evaluate the risks associated with the Company’s compensation plans and programs and consider the potential relationship between compensation and risk taking.

✓	No unearned dividends. We do not pay dividends or dividend equivalents on unearned performance shares or unpaid restricted stock unit awards granted to employees.

✓	Independent compensation consultant. The Committee engages an independent compensation consultant to advise it on executive compensation matters.

✓	No guaranteed bonuses. The Company’s executive officers are not entitled to receive guaranteed bonuses.

✓	No excessive perquisites. We do not provide significant perquisites to our named executive officers under our executive compensation program.

✓

Cap on incentive payouts. During 2019, the Committee established a maximum for payouts under the annual bonus plan for executives of 200% of target. Performance share payouts are also capped at 200% of target.

SAY ON PAY

94.5% OF OUR SHAREHOLDERS SUPPORTED OUR EXECUTIVE COMPENSATION PROGRAM AT THE 2019 ANNUAL MEETING

Although such advisory votes are nonbinding, the Committee reviews and thoughtfully considers the results of Say on Pay votes when evaluating our executive compensation program. Additionally, as mentioned under “Shareholder Engagement” beginning on page 12 of this Proxy Statement, it is our practice to actively engage our shareholders throughout the year to garner feedback, including with respect to our executive compensation programs and policies. The decisions made by the Committee with respect to compensation in 2019 reflect the Committee’s belief, based on the results of the advisory vote on 2018 named executive officer compensation and our ongoing dialogue with shareholders, that our shareholders generally support our overall executive compensation program.

24	| 2020 PROXY STATEMENT

Executive Compensation: Overview of Executive Compensation Program

Overview of Executive Compensation Program

Key Components of Annual Compensation Decisions

The Company has designed an executive compensation program that is currently comprised of several components, as more fully discussed in the pages that follow. The key components of the Company’s annual compensation decisions are described in the following table. Based on the strong support evidenced at the 2019 Annual Meeting, no significant changes to the Company’s executive compensation program were implemented for 2019 or 2020.

Component	Description	Performance Considerations	Pay Objective
BASE SALARY	Pay for service in executive role.	Based on the nature and responsibility of the position, achievement of key performance indicators, internal pay equity among positions and competitive market data.	Attraction and retention. Base salary adjustments also allow the Committee to reflect an individual’s performance or changed responsibilities.
ANNUAL BONUS	Short-term program providing NEOs with an annual cash bonus payment.	Based on the Committee’s assessment of each NEO’s contributions to Company-wide performance and achievement of key performance indicators.	Reward performance in attaining Company and individual performance goals tied to our financial and strategic goals on an annual basis.
PERFORMANCE SHARES

Long-term program through which participants are given an opportunity to earn shares of Company common stock based on how the Company’s Adjusted EBITDA and Free Cash Flow as a % of Revenue over a two-year performance period compare to targets set by the Committee.

		Based on the measurement of the Company’s performance against two important financial metrics on which the Company focuses from a strategic growth perspective.	Align the interests of executives with those of shareholders, foster stock ownership and promote retention; reward longer-term performance in attaining Company performance goals.
RESTRICTED STOCK UNITS (RSUs)	Long-term program providing for delivery of shares of common stock subject to continued employment.	Alignment with shareholders through Company share price performance and the creation of shareholder value.	Retain executives, foster stock ownership and align their interests with those of shareholders.

How the Committee Determines NEO Compensation

The Committee determines NEO compensation in its sole discretion based on its business judgment, informed by the experience of the Committee members, input from Meridian (the Committee’s independent compensation consultant), market data, the Committee’s and the CEO’s assessment of the NEO, achievement of key performance indicators, the Company’s performance and progress towards achievement of its strategic plan and the challenges confronting our business. However, no NEO participates in the determination of his or her own compensation.

The Committee does not focus on any one particular objective, formula or financial metric, but rather on performance relative to what it considers to be value-added quantitative and qualitative goals in furtherance of our compensation guiding principles described in the Executive Summary of this Compensation Discussion and Analysis.

2020 PROXY STATEMENT |	25

Executive Compensation: How the Committee Determines Neo Compensation

Key Performance Indicators

The Committee assesses the degree and extent of achievement of key performance indicators (KPIs) as a principal tool for making NEO compensation decisions. KPIs, set annually for each of our executive officers, consist of individually designed qualitative and quantitative goals organized in three areas:

•

Profit and Revenue Goals, which include, as appropriate, revenue, adjusted EBITDA, operating income, free cash flow, digital revenue and other financial goals for the Company and the respective businesses and/or functions over which each NEO has operational or overall responsibility;

•

People Goals, intended to help the Committee measure the NEO’s contributions through, as appropriate, measures of leadership, achievement of diversity initiatives, First Amendment activities, and other significant qualitative objectives such as promoting an ethical Company work environment and diverse workforce and maintaining our reputation as a good corporate citizen of the communities in which we do business; and

•	Strategic and Business Goals, which include specific areas in which the NEO is asked to innovate and collaborate to adopt and implement new products and programs in support of the strategic plan.

Each NEO’s KPIs include multiple items in each of the three areas. The KPIs are intended to be challenging but realistic, with a high degree of difficulty in achieving all of the goals set for each NEO. Accordingly, the Committee’s assessment of NEO performance versus KPIs is holistic, with no particular weighting ascribed to achievement of any particular item in any area.

While the Committee takes into consideration the degree of achievement of each NEO’s KPIs and the Company performance goals and financial measures set forth above in making compensation decisions, the Committee exercises its business judgment, in its sole discretion, to set NEO compensation.

Comparative Market Data

To assist the Committee in making decisions affecting NEO compensation opportunities, the Committee reviewed a report from Company management providing, among other things, executive compensation market data. The report included data from the Willis Towers Watson Media Compensation Survey, the Willis Towers Watson General Industry Executive Compensation Survey, the Croner Digital Content and Technology Survey and data from Equilar, a source of detailed executive compensation information (collectively, “Comparative Market Data”).

Through use of this data, the Committee compares NEO salaries, bonus opportunities and equity compensation opportunities to those of companies in the media sector and other companies with comparable revenues to confirm that the elements of our compensation program and the compensation opportunities we afford our executives are appropriately competitive. The Committee does not, however, target elements of compensation to a certain range, percentage or percentile within the Comparative Market Data.

BASE SALARY

We pay our NEOs base salaries to compensate them for service in their executive role. Salaries for NEOs take into account:

•	the nature and responsibility of the position;

•	the achievement of KPIs, both historically and in the immediately prior year;

•	internal pay equity among positions; and

•	Comparative Market Data as described above.

Based on these factors, the Committee set 2019 NEO base salaries as follows2:

EXECUTIVE	2019 Base Salary

Mr. Lougee	$950,000

Ms. Harker	$700,000

Ms. Beall	$590,000

Mr. Harrison	$425,000

[2]	The base salaries for Mr. Lougee and Ms. Harker remain at the same levels as were implemented following the completion of the Cars.com Spin-off.

26	| 2020 PROXY STATEMENT

Executive Compensation: How the Committee Determines Neo Compensation

ANNUAL BONUSES

ANNUAL BONUS OPPORTUNITY

Our NEOs participate in an annual bonus program designed to reward the individual NEO’s contribution to overall Company results and attainment of strategic business objectives during the year. Annual bonuses therefore can vary in amount from year to year.

Beginning in late 2018 and continuing into early 2019, the Committee, in consultation with Meridian, its independent compensation consultant, determined the target bonus opportunities for each NEO. The Committee established these amounts, which are based on a target percentage of each NEO’s base salary, after thorough consideration of:

•	the nature and responsibility of the position;

•	internal pay equity among positions; and

•	Comparative Market Data.

Based on these factors, the Committee approved the following 2019 bonus guideline opportunities for our NEOs:

Executive	Base Salary	Target Percentage of Base Salary	Bonus Guideline Amount

Mr. Lougee	$950,000	120%	$1,140,000

Ms. Harker	$700,000	100%	$700,000

Ms. Beall	$590,000	100%	$590,000

Mr. Harrison	$425,000	65%	$276,250

ANNUAL BONUS PAYOUT FOR 2019

The extent to which a bonus is earned by an NEO is determined by the Committee, informed by attainment of the Company’s annual financial and qualitative performance goals, individual contributions made by the NEO during the year and each NEO’s KPIs set at the beginning of the year.

In addition to assessing individual KPI achievement, the Committee also considers the financial performance of the Company across a variety of financial measures which, for 2019, included total revenues, operating income, net income, earnings per share, Adjusted EBITDA, EBITDA margins, subscription revenue and free cash flow as a percentage of revenue. The Committee selected these financial measures for 2019 because it considers them to be broad enough to capture the most significant financial aspects of an organization as large as ours yet also focused enough to represent the financial measures that we believe drive our financial success as a pure-play media company.

In assessing Company achievement of these financial performance measures, the Committee compares them to management budgets approved by the Board at the beginning of the year and financial results from prior years and takes into account the Company’s financial performance relative to its peer companies, as well as industry and market conditions. Finally, the Committee evaluates the performance of our executives and the roles played by each of them in achieving critically important strategic transactions and the operational and financial results described in the “Executive Summary” above. Other factors considered by the Committee for the 2019 bonus awarded to each NEO are described below.

2020 PROXY STATEMENT |	27

Executive Compensation: How the Committee Determines Neo Compensation

David T. Lougee, President and Chief Executive Officer

2019 Performance Highlights and Key Accomplishments:

During 2019, Mr. Lougee led the Company to strong financial results, executed on significant strategic acquisitions, drove the successful negotiation of network affiliate and retransmission agreements, restructured the Company’s debt, and continued to refine and communicate the Company’s investment thesis. Mr. Lougee’s annual bonus for 2019 reflected these accomplishments as well as the Committee’s assessment of the performance of his duties and his achievement of the following KPIs:

Profit and Revenue Goals

•  Increased total revenues 4% to $2.3 billion, in line with his revenue KPI.

•  Total shareholder return of 56.4% in 2019.

•  Achieved adjusted EBITDA* of $708 million for the year, which exceeded our target by 5%.

•  Continued to manage ongoing operational efficiencies and expense savings, including lowering corporate expenses by 7% year over year, excluding acquisition-related costs and advisory fees related to activism defense.

People Goals

•  Continued to make progress on key leadership succession and development plans, including successfully transitioning a new Media Operations group head.

•  Continued to drive the cultural changes necessary to become the leading local broadcast company for employees, consumers and customers, including the establishment of a Leadership Development Program targeting the next generation of company leadership.

•  Continued to champion the need for a more diverse employee base reflecting the markets in which our television stations operate and oversaw an increase in the gender and racial diversity of the Company’s employee base year over year.

Strategic and Business Goals

•  Completed $1.5 billion in strategic acquisitions.

•  Successfully led the Company’s efforts to extend the Company’s CBS and Fox affiliation agreements and retransmission agreements with major cable providers representing 50% of our paid subscribers.

•  Under Mr. Lougee’s leadership, the Company continued to pursue its organic growth strategy by:

•  Overseeing the development of the Company’s true crime initiative, resulting in the launch of VAULT Studios, an in-house digital production and distribution studio, that has quickly gained a reputation as a premier podcast studio for fans of true crime (several VAULT Studios productions have been among the top 10 true crime podcasts on the Apple Podcasts app);

•  Continuing to drive strong revenue growth at Premion, the Company’s OTT advertising network, which had recognized revenues of more than $100 million in 2019; and

•  Establishing an in-house national sales organization as part of the Company’s integrated sales transformation strategy.

•  Drove industry-wide strategic and regulatory initiatives through meetings with FCC commissioners, close coordination with the National Association of Broadcasters and testifying before the Department of Justice on behalf of all broadcasters with respect to DOJ’s definition of the modern video marketplace.

•  Along with Ms. Harker, continued to refine the Company’s investor relations approach and tailored our messaging through a clearly articulated investment thesis that incorporated the regulatory context and the Company’s points of differentiation.

*

Reconciliations of the following non-GAAP financial measures to the Company’s results as reported under accounting principles generally accepted in the United States may be found in the Company’s Form 10-K, filed March 2, 2020: adjusted EBITDA – page 27.

28	| 2020 PROXY STATEMENT

Executive Compensation: How the Committee Determines Neo Compensation

Victoria D. Harker, Executive Vice President and Chief Financial Officer

2019 Performance Highlights and Key Accomplishments:

Ms. Harker delivered a strong performance in 2019 during which she and her finance team led the refinancing of $2.1 billion of the Company’s debt, assisted in the negotiation of retransmission and OTT agreements and identified new areas of investment opportunity. Her annual bonus for 2019 reflected the Committee’s assessment of her performance, including her achievement of the following KPIs:

Profit and Revenue Goals

•  Supported the achievement of the Company’s 2019 financial results through enhancement of our capital structure.

•  Led a variety of cost control programs and initiatives, resulting in the reduction of our effective tax rate and significant expense savings that benefited 2019 results.

•  Met or exceeded budget with respect to Adjusted EBITDA and earnings per share.

People Goals

•  Achieved employee development and diversity hiring goals and oversaw an increase in the gender and racial diversity of the Company’s finance department year over year.

•  Developed a succession planning and development plan, including the creation of development opportunities for senior finance employees.

•  Restructured the corporate finance leadership team by rationalizing the tax function and through consolidation and centralization efforts.

Strategic and Business Goals

•  Completed $1.5 billion in strategic acquisitions.

•  Including the $1.0 billion offering completed in January 2020, led the Company’s effort to issue $2.1 billion of lower coupon notes, successfully refinancing near-term debt maturities.

•  Successfully extended our revolving credit facility for five years (through 2024), providing the Company with significant financing flexibility to manage funding and liquidity efficiently.

•  Oversaw various company-wide initiatives, including executing an enterprise resource planning (ERP) implementation.

•  Achieved KPIs relating to investor outreach as she continued to refine the Company’s investor relations approach and tailored our messaging in response to feedback received from investors.

Lynn Beall, Executive Vice President and Chief Operating Officer – Media Operations

2019 Performance Highlights and Key Accomplishments:

In 2019, Ms. Beall continued to demonstrate leadership in overseeing one of the most geographically diverse broadcast groups in the United States as Chief Operating Officer for the Company’s Media Operations. Ms. Beall’s annual bonus for 2019 reflected the Committee’s assessment of her performance including her achievement of the following KPIs:

Profit and Revenue Goals

•  Drove the Company’s Media revenue and net income for TEGNA’s media properties, meeting or exceeding her budget goals with respect to Media Operations revenues, net income and television core revenue.

People Goals

•  Restructured the stations operations leadership team and oversaw the Company’s inaugural class of its Leadership Development Program.

•  Fostered greater gender, racial and ethnic diversity, increasing the gender, racial and ethnic diversity of the Company’s Media Operations team year over year and improving the diversity of our on-air talent, management teams and editorial personnel.

•  Strengthened the Company’s retransmission consent negotiation team with the hiring of a new distribution executive.

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Strategic and Business Goals

•  Successfully led the Company’s retransmission consent negotiations covering 50% of our subscribers, resulting in new, top-of-the market Big-4 affiliate rates.

•  Managed a team that successfully integrated the operations of the 15 television stations and 2 radio stations the Company acquired from Gray Television, Dispatch Media Group and Nexstar Media Group.

•  Oversaw the successful negotiation and extension of the Company’s CBS and Fox affiliation agreements.

Akin S. Harrison, Senior Vice President, General Counsel and Secretary

2019 Performance Highlights and Key Accomplishments:

In 2019, Mr. Harrison effectively managed the law department and provided legal counsel and support in connection with a number of projects, including acquisitions, debt financings, and regulatory and corporate governance matters. Mr. Harrison’s annual bonus for 2019 reflected the Committee’s assessment of his performance, including his achievement of the following KPIs:

Profit and Revenue Goals	• Successfully managed the legal department’s budget, enabling it to achieve its internal department and Company-wide outside counsel fee budget for the year.

People Goals	• Leveraged the experience of his team to allow them to take on additional responsibilities and took steps to improve the efficiency and communication of the Law Department.

Strategic and Business Goals

•  Successfully supported the Company’s closing of $1.5 billion in acquisitions, its retransmission consent and network affiliation negotiations and debt refinancing efforts.

•  Oversaw the Company’s legal compliance program, including the facilitation of training and compliance programming.

•  Continued to partner with internal clients to help them achieve their business goals.

In determining the annual bonus payouts for each NEO, the Committee considered the above individual and Company performance results, including profitability results that exceeded our performance targets and the closing of $1.5 billion in acquisitions. The Committee exercised its business judgment, in its sole discretion, to award 2019 annual bonuses to our NEOs as follows:

Executive	Bonus

Mr. Lougee	$1,225,000

Ms. Harker	$780,000

Ms. Beall	$610,000

Mr. Harrison	$300,000

LONG-TERM INCENTIVES

In 2017, upon becoming a pure-play broadcasting company following the Cars.com Spin-off and the sale of our controlling interest in CareerBuilder, the Committee, with the assistance of Meridian and Company management, engaged in a review of the Company’s long-term incentive program (the “LTI Program”). Following this review, during which the Company received positive shareholder feedback regarding its proposed changes to the LTI Program, the Committee decided to continue the use of RSUs in the LTI Program, but determined that it was in the best interests of the Company’s shareholders to modify the Company’s Performance Share awards, beginning in 2018, to (1) discontinue the use of relative total shareholder return of the Company versus a TSR peer group as the performance metric against which payouts were determined and (2) adopt and implement Performance Share awards based on new performance metrics. The Committee chose to discontinue the use of relative TSR for Performance Shares based on the declining number of comparable peer group companies, and developed a new program based on adjusted EBITDA and Free Cash Flow metrics which the Committee views as critical to measuring our success in creating value for shareholders.

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The Committee chose a 2-year performance cycle for the Performance Shares in order to address the significant cyclical revenue increase the Company experiences in even-numbered years due to (1) political spending during mid-term and presidential election years as a result of the Company’s strong political footprint, and (2) the summer and winter Olympic games, resulting from the Company being the largest group owner of stations affiliated with NBC, which broadcasts the Olympic games.

Under the Performance Share program, grants are made, and a new two-year performance cycle begins each year. At the end of each two-year performance cycle, the number of shares of Company common stock earned will be determined based upon the Company’s level of achievement versus the aggregate financial performance target or targets set by the Committee for that cycle. Any earned shares of Company common stock will not be distributed to executives until after the completion of the three-year service period. If the Company fails to meet threshold performance against a financial performance metric at the end of any performance cycle, no Performance Shares will be earned and no payout of shares of Company common stock will be made with respect to that financial performance metric. The revised LTI Program was implemented and has been used for awards made since 2018.

Long-Term Equity Awards under the 2019 LTI Program

For the March 1, 2019 grants, the Committee determined total long-term equity award target values for the NEOs taking into account market data and, for executives other than Mr. Lougee, the recommendations of our President and CEO and Senior Vice President and Chief Human Resources Officer. These target values were calculated by multiplying the NEO’s base salary by a target percentage, which target percentage took into account:

•	the nature and responsibility of the position;

•	internal pay equity among positions; and

•	Comparative Market Data.

Following an assessment of the market data and recommendations made with the assistance of Meridian, the Committee approved 2019 total long-term award target values for each of our NEOs in February 2019. The Committee determined that these long-term equity award values were appropriate given the individual performance of each NEO against his or her KPIs, the financial performance of the Company and the operations for which they are responsible, and the Company’s progress towards the goals of its strategic plan.

Executive	2019 Base Salary	Long Term- Award Target Percentage	Total Long- Term Award Target Value

Mr. Lougee	$950,000	350%	$3,325,000

Ms. Harker	$700,000	200%	$1,400,000

Ms. Beall	$590,000	150%	$ 885,000

Mr. Harrison	$425,000	125%	$ 531,250

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On March 1, 2019, the long-term equity award value for each NEO was translated into a target award of Performance Shares and an award of RSUs based upon the Company’s closing stock price on February 28, 2019 (taking into account that dividends would not be paid on the Performance Shares or RSUs during the respective vesting periods), as follows:

Executive	Performance Shares (Target #)	RSUs

Mr. Lougee	174,858	93,100

Ms. Harker	62,298	50,400

Ms. Beall	39,381	31,860

Mr. Harrison	23,640	19,125

2018 and 2019 Performance Share Awards

For the 2018 and 2019 Performance Share grants, the Committee determined to maintain the same performance metrics that will be measured over the applicable performance cycle, as follows:

Performance Metric	Weighting	Description

Adjusted EBITDA	2/3	Compares, in percentage form, (1) the sum of the actual Adjusted EBITDA generated by the Company in each of the two applicable fiscal years, to (2) the sum of the target budgeted amounts of Adjusted EBITDA set by the Committee in connection with its annual budget review process for such fiscal years.

Free Cash Flow as a Percentage of Revenue	1/3	Compares, in percentage form, (1) the aggregate amount of Free Cash Flow generated by the Company in the two applicable fiscal years measured as a percentage of the aggregate total Company revenues generated by the Company in such fiscal years, to (2) the weighted average of the targeted level of Free Cash Flow as a percentage of total Company revenues set by the Committee in connection with its annual budget review process for such fiscal years.

For purposes of the 2018 and 2019 Performance Share grants:

•

“Adjusted EBITDA” means net income from continuing operations before (1) interest expense, (2) income taxes, (3) equity income (losses) in unconsolidated investments, net, (4) other non-operating items, (5) severance expense, (6) facility consolidation charges, (7) impairment charges, (8) depreciation, (9) amortization, and (10) expense related to performance share long-term incentive awards. Net income from continuing operations may be further adjusted to exclude unusual or non-recurring charges or credits to the extent and in the amount such items are separately reported or discussed in the financial statements and notes thereto or in management’s discussion and analysis of the financial statements in a periodic report filed by the Company under the Securities Exchange Act of 1934, as amended.

•

“Free Cash Flow” means “net cash flow from operating activities” less “purchase of property and equipment”, each as reported in the Company’s consolidated statements of cash flows, and adjusted to exclude (1) voluntary pension contributions, (2) capital expenditures required either by government regulators or due to natural disasters offset by any reimbursements of such expenditures (e.g., from the U.S. Government or an insurance company), and (3) the same adjustments made to Adjusted EBITDA, other than income taxes and interest to the extent of their impact on Free Cash Flow. When calculating Free Cash Flow in respect of the 2019 Performance Shares, actual changes in working capital for the year will be disregarded to the extent they are greater than or less than the $20 million collars specified by the Committee from the target change in working capital. The “collar” limits the impact of volatility in working capital that can impact the Company’s Free Cash Flow. The Committee reserves the right to modify the calculations to adjust for impacts it deems appropriate.

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The following table illustrates the ranges of potential payouts based on threshold, target and maximum performance levels for each financial performance metric adopted by the Committee for the applicable performance cycle:

	Actual versus Target	Applicable Payout Percentage*

Below Threshold (80%)	<80%	0

Threshold	80%	65%

Target	100%	100%

Maximum	110%	200%

Above Maximum	>110%	200%

*	The Applicable Payout Percentage is calculated using straight line interpolation for points between Threshold and Target and for points between Target and Maximum.

The Company does not publicly disclose its expectations of how it will perform on a prospective basis in future periods or specific long-term incentive plan targets applicable under its compensation programs due to potential competitive harm. The target performance goals for Adjusted EBITDA and Free Cash Flow for each two-year performance cycle are designed to be appropriately challenging based on internal forecasts and the Company’s historical results, and there is a risk that payments will not be made at all or will be made at less than 100% of the target amount.

With certain exceptions for terminations due to death, disability, retirement (defined as 65 years of age or at least 55 years of age with at least 5 years of service) or a change in control of the Company, Performance Shares generally vest on the expiration of the three-year vesting service period (the Incentive Period) only if the executive continues to be employed by the Company through the last day of the vesting service period.

Following the end of the vesting service period, each executive who has earned Performance Shares will receive the number of shares of Company common stock earned for the performance cycle, less withholding taxes. Dividends are not paid or accrued on Performance Shares.

The vesting of the 2018 and 2019 Performance Share grants will not accelerate in connection with a change in control, unless the executive has a qualifying termination of employment within two years following the date of the change in control or the grants are not continued or assumed (e.g., the grants are not equitably converted or substituted for awards of the successor company) following the change in control. In the event of a change in control occurring prior to the expiration of the applicable performance period, the executive will receive (if the vesting requirements are satisfied) the target number of Performance Shares set forth in the executive award agreement for that Performance Share grant. In the event of a change in control occurring after the expiration of the applicable performance period but prior to the expiration of the applicable vesting service period, the executive will receive (if the vesting requirements are satisfied) the number of Performance Shares earned during the applicable performance cycle.

2019 RSU Awards

An RSU generally represents the right to receive a share of Company stock at a specified date, provided that certain service requirements are satisfied. The RSUs granted to our NEOs in 2019 generally vest and are paid in four annual installments, a longer cycle than the three-year vesting period often used by companies for RSU grants. Executives are also entitled to receive a prorated portion of their RSUs upon retirement, disability or death. The vesting of the RSUs will not accelerate in connection with a change-in-control, unless the executive has a qualifying termination of employment within two years following the date of the change-in-control or the grants are not continued or assumed (e.g., the awards are not equitably converted or substituted for awards of the successor company) following the change-in-control.

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Results for 2018 Performance Share Awards

In 2018, the NEOs received Performance Share awards with a two-year performance cycle of January 1, 2018 through December 31, 2019, contingent on the Company achieving its two-year Adjusted EBITDA and Free Cash Flow as a Percentage of Revenue performance targets. The performance metric targets established by the Committee were designed to be challenging.

Performance Metric Targets for the 2018 Performance Shares

	Adjusted EBITDA	Cash Flow as a Percentage of Revenue

2018-2019 Total:	$1,391,735,000	15.2%[1]

[1]	Based on a Free Cash Flow target of $661,016,000 and a Revenue target of $4,351,505,000.

In February 2020, the Committee determined that the 2018-2019 Adjusted EBITDA and Cash Flow as a Percentage of Revenue performance metrics were achieved at $1,414,317,000 and 17.0%, respectively, which would have resulted in a payout percentage of 143.7% of the target number of 2018 Performance Shares. However, as discussed previously, the Committee established a working capital “collar” as part of the calculation of Free Cash Flow for purposes of the 2019 Performance Share grants. The Committee exercised discretion to retroactively apply a similar “collar” to the 2018 Performance Share grants to more appropriately align the potential payouts to the Committee’s view of the Company’s performance over the 2018-2019 performance cycle. As a consequence, the number of Performance Shares earned for that cycle was reduced from 143.7% of target to 132.5% of target, resulting in each NEO earning the following number of Performance Shares:

Executive	2018 Performance Shares

Mr. Lougee	196,551

Ms. Harker	84,668

Ms. Beall	52,161
Mr. Harrison	8,797

The earned 2018 Performance Shares remain subject to service vesting requirements; they generally will be paid out shortly after February 28, 2021 to the extent the executive has satisfied the vesting requirements for such awards as of such date.

Results for 2017 Performance Share Awards

In 2017, the Company granted Performance Shares with payouts determined based on the Company’s total shareholder return measured relative to a peer group of media companies (TSR Peer Group) over a three-year period from January 1, 2017 through December 31, 2019 (the Incentive Period).

The TSR Peer Group selected by the Committee for the 2017-2019 Incentive Period, with assistance from its independent compensation consultant, comprised only media companies, reflecting the Committee’s anticipation of the Cars.com Spin-off and the sale of CareerBuilder:

CBS Corp.	Gray Television, Inc.	Sinclair Broadcast Group, Inc.

Discovery Communications Inc.	Meredith Corp.	Tribune Media Co.**

E.W. Scripps	Nexstar Media Group (formerly, Nexstar Broadcasting Group, Inc.)	Twenty-First Century Fox, Inc.**

Graham Holdings Co.	Scripps Networks Interactive**

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**

Based on special rules applicable to the 2017-2019 Performance Share awards, this TSR Peer Group member was excluded from the relative TSR comparisons because it entered into a definitive agreement to be acquired on or before the last day of the second year of the 2017-2019 Incentive Period.

For purposes of the 2017 Performance Share awards, a company’s TSR generally equaled a fraction, the numerator of which was the company’s stock price change plus the dividends paid on such stock (which are assumed to be reinvested in the stock) from the first day of the Incentive Period to the applicable measurement date, and the denominator of which was the company’s closing stock price on the business day preceding the first day of the Incentive Period.

For the 2017-2019 Incentive Period, the Committee calculated the number of Performance Shares earned by multiplying the target number of Performance Shares (as specified in the executive’s award agreement) by a percentage based upon the Company’s 3-year TSR performance ranked against the TSR performance of the TSR Peer Group, with percentiles between the thresholds determined by straight line interpolation:

3 Year TSR vs. Peer Group Companies	Resulting Shares Earned (% of Target)

90th percentile or above	200%

70th percentile	150%

50th percentile	100%

30th percentile	50%

Less than 30th percentile	0%

Relative TSR performance was measured at the end of each of the last four quarters in the Incentive Period and a hypothetical payout is calculated. The average of these payouts was used to calculate the actual number of Performance Shares that an executive earned, so that the payouts did not solely rely upon the Company’s stock price on the first day and the last day of the Incentive Period.

Comparing the Company TSR to the TSR of the 2017-2019 TSR Peer Group companies at the end of each of the last four quarters in the 2017-2019 Incentive Period resulted in the executives earning a number of Performance Shares equal to 108% of the target number of Performance Shares granted to them in connection with their 2017-2019 awards, resulting in the vesting of the following number of shares:

Executive	2017 Performance Shares

Mr. Lougee	122,735

Ms. Harker	65,315

Ms. Beall	21,533

Mr. Harrison	6,908

The shares earned were paid to the executives on January 29, 2020. Dividends were not paid or accrued on the 2017 Performance Shares.

Impact of Cars.com Spin-off on Pre-2018 Equity Awards

Company equity awards that were outstanding as of the date of the Cars.com Spin-off were adjusted to reflect the impact of the Cars.com Spin-off.

As of May 31, 2017 (the date of the Cars.com Spin-off), each outstanding Performance Share granted in 2017 and each outstanding RSU award granted in 2017 or 2016 that was held by an employee who remained employed by the Company following the Cars.com Spin-off remained denominated in shares of Company common stock, provided that the number of shares subject to the award was adjusted in a manner intended to preserve the aggregate intrinsic value of the original award by multiplying the number of shares by a conversion ratio based upon the volume weighted average per share price of

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Executive Compensation: How the Committee Determines Neo Compensation

Company common stock during the five (5) trading days immediately preceding and immediately following the date of the Cars.com Spin-off. TSR performance goals were adjusted to reflect the Cars.com Spin-off, with performance based on the performance of the Company prior to and after the Cars.com Spin-off.

Benefits and Perquisites

The Company’s NEOs are provided a limited number of personal benefits and perquisites (described in footnote 5 to the Summary Compensation Table). The Committee’s objectives in providing these benefits are to provide insurance protection for our NEOs and their families, to enable the Company to attract and retain superior management talent in a competitive marketplace, to complement other compensation components, and to help minimize distractions from our executives’ attention to important Company initiatives.

The personal benefits and perquisites the Company provides to our NEOs, including medical, life insurance and disability plans, are generally the same as those offered to other similarly situated senior executives. For additional information about these and other post-employment benefits, see the “Other Potential Post-Employment Payments” section of this Proxy Statement.

Post-Termination Pay

The Company sponsors post-termination pay plans which assist the Company in recruiting and retaining employees and in providing leadership stability and long-term commitment.

TEGNA Retirement Plan (TRP)

Prior to the spin-off of Gannett in June 2015 (the “Gannett Spin-off”), eligible Company employees generally had earned benefits under the Gannett Retirement Plan (GRP). In connection with the Gannett Spin-off, the Company adopted the TEGNA Retirement Plan (TRP), a tax-qualified defined benefit retirement plan which assumed the GRP pension liabilities relating to Company employees. Accordingly, the TRP generally provides retirement income to certain of the Company’s U.S.-based employees who were employed before their benefits were frozen on August 1, 2008, at which time participants, including each of the NEOs (other than Ms. Harker, who did not participate in the GRP and does not participate in the TRP), ceased to earn additional benefits for compensation or service earned on or after that date. The TRP provides benefits for employees based upon years of credited service, and the highest consecutive five-year average of an employee’s compensation out of the final ten years of credited service, referred to as final average earnings, or FAE. Subject to Internal Revenue Code limits, compensation generally includes a participant’s base salary, performance-based bonuses, and pre-tax contributions to the Company’s benefit plans other than the TEGNA Deferred Compensation Plan (DCP). Until benefits commence, participants’ frozen benefits are periodically adjusted to reflect increases in a specified cost-of-living index (i.e., the consumer price index for all urban consumers published by the U.S. Department of Labor Bureau of Statistics for U.S. all items less food and energy).

Effective January 1, 1998, the Company made a significant change to the GRP for service after that date. Certain employees who were either retirement-eligible or had a significant number of years of service with the Company were “grandfathered” in the plan provisions applicable to them prior to the change (pre-1998 plan provisions). Other employees were transitioned to the post-1997 plan provisions under the GRP.

The pre-1998 plan provisions provide for a benefit that is expressed as a monthly annuity at normal retirement equal to a gross benefit reduced by a portion of the participant’s Social Security benefit. Generally, a participant’s annual gross benefit is calculated by multiplying the participant’s years of credited service by specified percentages (generally 2% for each of a participant’s first 25 years of credited service and 0.7% for years of credited service in excess of 25) and multiplying such amount by the participant’s FAE. Benefits under the pre-1998 plan provisions are paid in the form of monthly annuity payments for the life of the participant and, if applicable, the participant’s designated beneficiary. The pre-1998 plan provisions provide for early retirement subsidies for participants who terminate employment after attaining age 55 and completing five years of service and elect to commence benefits before age 65. Under these provisions, a participant’s gross benefit that would otherwise be paid at age 65 is reduced by 4% for each year the participant retires before age 65. If a participant terminates employment after attaining age 60 with 25 years of service, the participant’s gross benefit that would otherwise be paid at age 65 is reduced by 2.5% for each year the participant retires before age 65.

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The post-1997 plan provisions provide for a benefit under a pension equity formula, which generally expresses a participant’s benefit as a current lump sum value based on the sum of annual percentages credited to each participating employee. The percentages increase with years of service, and, in some circumstances, with age. Upon termination or retirement, the total percentages are applied to a participant’s FAE resulting in a lump sum benefit value. The pension equity benefit can be paid as either a lifetime annuity or a lump sum.

As noted above, in connection with the Gannett Spin-off, the TRP assumed the GRP pension liabilities of the NEOs who had accrued a benefit under the GRP. The TRP benefit for each of our participating NEOs is calculated under the post-1997 plan provisions. However, as noted below, the SERP benefit for Ms. Beall is calculated under the pre-1998 plan provisions. Each of the NEOs who participates in the TRP is fully vested in his or her TRP benefit.

In connection with its acquisition of Belo Corp. (Belo), the Company assumed the legacy Belo pension plan (the “Belo Plan”), which was merged into the TRP. Since Mr. Lougee earned a pension benefit while employed by Belo, the total TRP benefit for Mr. Lougee is calculated based on his accruals under both the post-1997 TRP plan provisions and the Belo Plan provisions, in which benefits he is also fully vested. Under the Belo Plan, which was frozen to new benefits as of March 31, 2007, Mr. Lougee will be entitled to monthly annuity payments for his life commencing at age 65 calculated by multiplying his Belo credited service (including any additional service credits provided when the plan was frozen) by his monthly FAE, in each case earned at Belo as of March 31, 2007, and further multiplied by specified percentages (generally 1.1% plus 0.35% for average earnings in excess of covered compensation). If Mr. Lougee were to terminate employment and elect to commence receiving benefits prior to age 65, his benefit that would otherwise be paid at age 65 would be reduced as follows: 3.33% per year for each year of such early retirement prior to age 61 and 6.67% per year for each year of such early retirement between ages 61 and 65.

TEGNA Supplemental Retirement Plan (SERP)

The SERP is a nonqualified retirement plan that provides eligible employees with retirement benefits that cannot be provided under the TRP due to the Internal Revenue Code, which limits the compensation that can be recognized under qualified retirement plans and imposes limits on the amount of benefits which can be paid. For some participants, including Ms. Beall, the SERP also provides a benefit equal to the difference between the benefits calculated under the pre-1998 formula, without regard to the IRS-imposed limits on pay and benefits, and the amount they will receive from the TRP under the post-1997 formula. The SERP benefits for Mr. Lougee and Mr. Harrison are calculated under the post-1997 formula without regard to the IRS-imposed limits on pay and benefits. For all SERP participants, the benefit calculated under the applicable SERP formula is reduced by benefits payable from the TRP. Ms. Harker does not participate in the SERP.

In conjunction with the Company’s decision to freeze benefits under the GRP, the Company also decided to make changes to benefits under the SERP. Generally, until December 31, 2017, SERP participants whose SERP benefits were calculated under the pre-1998 formula continued to accrue benefits under the SERP. However, their benefits for credited service after August 1, 2008 were calculated at a rate that is one-third less than the pre-August 1, 2008 rate. Ms. Beall is the only NEO who was affected by this change. Ms. Beall is currently eligible for early retirement under the pre-1998 formula that applies to her under the SERP.

Effective December 31, 2017, SERP participants whose SERP benefits were calculated under the pre-1998 formula had their SERP benefits frozen such that they ceased to earn additional benefits for earnings, credited service, cost of living adjustments or any other factor or reason after that date. Ms. Beall is the only NEO who was affected by this change.

Effective August 1, 2008, SERP participants whose SERP benefits were not calculated under the pre-1998 formula had their SERP benefits frozen such that they ceased to earn additional benefits for compensation or service earned on or after that date. Until benefits commence, such participants’ frozen benefits are periodically adjusted to reflect increases in a specified cost-of-living index (i.e., the consumer price index for all urban consumers published by the U.S. Department of Labor Bureau of Statistics for U.S. all items less food and energy). Mr. Lougee and Mr. Harrison are the only NEOs who were affected by this change.

SERP benefits generally vest if the participant terminates employment after attaining age 55 and completing at least five years of service with the Company, although benefits become fully vested upon a change in control.

SERP benefits are generally paid in the form of a lump sum amount when a participant separates from service or, if later, the date the participant attains age 55, except that payment is accelerated in the event that the Company undergoes a change in control. In order to comply with federal tax laws, an NEO’s SERP benefit cannot be paid within the first six months after the

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participant’s separation from service with the Company. Mr. Lougee and Ms. Beall each are fully vested in his or her SERP benefits. Mr. Harrison is not vested in his SERP benefit but will become vested if he continues employment until age 55.

TEGNA 401(k) Savings Plan (401(k) Plan)

Most of the Company’s employees based in the United States are eligible to participate in the TEGNA 401(k) Savings Plan (“401(k) Plan”), which permits eligible participants to make pre-tax contributions and provides for matching and other employer contributions. Effective August 1, 2008, new participants as well as participants whose benefits have been frozen under the TRP and, if applicable, the SERP, commenced receiving higher matching contributions under the 401(k) Plan. At that time, the matching contribution rate generally increased from 50% of the first 6% of compensation that an employee elects to contribute to the plan to 100% of the first 5% of compensation. Mr. Lougee, Ms. Harker and Mr. Harrison receive matching contributions under the higher match formula, and Ms. Beall receives matching contributions under the old formula. Beginning in 2018, the matching contribution rate for the 401(k) plan was changed to 100% of the employee’s elective deferrals up to the first 4% of the employee’s compensation, and Ms. Beall became eligible to receive matching contributions under this matching formula due to her SERP benefit being frozen effective as of December 31, 2017. For purposes of the 401(k) Plan and subject to Internal Revenue Code limits, compensation generally includes a participant’s base salary, performance-based bonuses, and pre-tax contributions to the Company’s benefit plans. Company contributions under the 401(k) Plan are immediately vested when they are made; therefore, as of the date of this Proxy Statement, Company contributions are 100% vested for each of the NEOs.

TEGNA Deferred Compensation Plan (DCP)

Each NEO who participates in the DCP, the Company’s nonqualified deferred compensation plan, may elect to defer all or a portion of his or her compensation under the DCP, provided that the minimum deferral must be $5,000 for each form of compensation (base salary and bonus) for the year of deferral. The amounts deferred by each NEO are vested and will be deemed invested in the fund or funds designated by such NEO from among a number of funds offered under the DCP.

The DCP provides for Company contributions on behalf of certain employees whose benefits under the 401(k) Plan are capped by Internal Revenue Code rules that limit the amount of compensation that can be taken into account when calculating benefits under a qualified plan. Generally, Company contributions to the DCP are calculated by applying the same formula that applies to an employee’s matching contributions under the 401(k) Plan to the employee’s compensation in excess of the Internal Revenue Code compensation limit. Participants are not required to make elective contributions to the DCP to receive an employer contribution under the DCP. The same vesting rules that apply under the 401(k) Plan apply to contributions under the DCP, except that amounts under the DCP become vested upon a change in control. Mr. Lougee, Ms. Harker, Ms. Beall and Mr. Harrison each has been credited with Company contributions to the DCP. Each of Mr. Lougee, Ms. Harker, Ms. Beall and Mr. Harrison was immediately vested in his or her Company contribution when it was made.

Amounts that a participant elects to defer into the DCP are generally paid at the time and in the form elected by the participant, provided that if the participant terminates employment before attaining age 55 and completing five years of service, benefits are paid in a lump sum amount upon such termination (although for pre-2005 deferrals the Committee may pay such deferrals in five annual installments). The DCP permits participants to receive in-service withdrawals of participant contributions for unforeseeable emergencies and certain other circumstances. Prior to when the deferrals are made, a participant may make a special election as to the time and form of payment for benefits that become payable due to the participant’s death or disability if payments have not already commenced, and deferrals will be paid in accordance with such elections under those circumstances. Company contributions to the DCP are generally paid in the form of a lump sum amount when a participant separates from service. The payment of post-2004 Company and participant DCP contributions is accelerated in the event that the Company undergoes a change in control.

TEGNA 2015 Change in Control Severance Plan

The TEGNA 2015 Change in Control Severance Plan (CIC Severance Plan) provides severance pay for certain key executives upon a change in control of the Company in order to assure the Company that it will have the continued dedication of, and the

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Executive Compensation: How the Committee Determines Neo Compensation

availability of objective advice and counsel from, key executives notwithstanding the possibility, threat or occurrence of a change in control. Mr. Lougee is the only NEO eligible to participate in the CIC Severance Plan. The Board believes it is imperative that the Company and the Board be able to rely upon key executives to continue in their positions and be available for advice, if requested, in connection with any proposal relating to a change in control without concern that those individuals might be distracted by the personal uncertainties and risks created by such a proposal. Change in control arrangements also facilitate the Company’s ability to attract and retain management as the Company competes for talented employees in a marketplace where such protections are common.

With those goals in mind, the CIC Severance Plan provides that a participant would be entitled to compensation if the participant is terminated prior to and in connection with a change in control or if within two years from the date of the change in control the participant’s employment is terminated by the Company other than for “cause,” or by the participant for “good reason”.

Following is a summary of several key terms of the CIC Severance Plan:

•

“change in control” means the first to occur of: (1) the acquisition of 20% or more of the Company’s outstanding shares of common stock or the combined voting power of the Company’s outstanding voting securities; (2) the Company’s incumbent directors ceasing to constitute at least a majority of the Board, except in connection with the election of directors approved by a vote of at least a majority of the directors then comprising the incumbent Board; (3) consummation of a sale of the Company in a merger or similar transaction, or sale or other disposition of all or substantially all of the Company’s assets; or (4) approval by the Company’s shareholders of the Company’s complete liquidation or dissolution.

•

“cause” means (1) the participant’s material misappropriation of Company funds or property; (2) the participant’s unreasonable and persistent neglect or refusal to perform his or her duties which is not remedied within 30 days following notice from the Company; or (3) the participant’s conviction, including a plea of guilty or of nolo contendere, of a securities law violation or a felony.

•

“good reason” means the occurrence after a change in control of any of the following without the participant’s express written consent, unless fully corrected prior to the date of termination: (1) a material diminution of the participant’s duties, authorities or responsibilities; (2) a reduction in the participant’s base salary or target bonus opportunity; (3) a failure to provide the participant with an annual long-term incentive opportunity whose grant date value is equivalent to or greater in value than participant’s regular annual long-term incentive opportunity in effect on the date of the change in control; (4) the relocation of the participant’s office from the location at which the participant is principally employed immediately prior to the date of the change in control to a location 35 or more miles farther from the participant’s residence immediately prior to the change in control, or the Company’s requiring the participant to be based anywhere other than the Company’s offices, except for required travel on the Company’s business to an extent substantially consistent with the participant’s business travel obligations prior to the change in control; (5) the failure by the Company to pay any compensation or benefits due to the participant; (6) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform the CIC Severance Plan; or (7) any purported termination of the participant’s employment that is not effected pursuant to the CIC Severance Plan.

•

“multiplier” means 3.0 for the Company’s CEO as of the date of the change in control; 2.0 for a participant who on the date of the change in control is a member of the Company’s executive leadership team and reports directly to the Company’s CEO; and 1.0 for other participants. Mr. Lougee’s multiplier is 3.0.

A NEO entitled to compensation under the CIC Severance Plan would receive:

•

Payments. Upon a participant’s qualifying termination of employment, the participant is entitled to receive a lump sum amount equal to the sum of (1) any unpaid base salary or bonus through the date of termination; and (2) a prorated annual bonus for the portion of the fiscal year elapsed prior to the termination date in an amount equal to the average annual bonus the participant earned with respect to three fiscal years immediately prior to the fiscal year in which the termination date occurs prorated for the portion of the fiscal year elapsed prior to the termination date. Additionally, participants are paid a lump sum cash severance payment equal to a “multiplier” that is designated for the participant times the sum of (1) the participant’s annual base salary at the highest rate of salary during the 12-month period immediately prior to the termination date or, if higher, during the 12-month period immediately prior to the change in control (in each case, as determined without regard for any reduction for deferred compensation, 401(k) plan contributions and similar items), and (2) the greater of

2020 PROXY STATEMENT |	39

Executive Compensation: How the Committee Determines Neo Compensation

(A) the average annual bonus the participant earned with respect to the three fiscal years immediately prior to the fiscal year in which the change in control occurs; and (B) the average annual bonus the participant earned with respect to the three fiscal years immediately prior to the fiscal year in which the termination occurs.

•

COBRA Benefit. A participant will receive an amount equal to the monthly COBRA cost of the participant’s medical and dental coverage in effect as of the date of termination multiplied by the lesser of (1) 18; or (2) 24 minus the number of full months between the date of the change in control and the date of termination.

•

Excise Taxes. In the event benefits otherwise would be subject to Section 4999 of the Code, they will be reduced to $1 less than the amount that would trigger such taxes if such a reduction would put the applicable participant in a better after-tax position.

Benefits are subject to the participant executing a release and agreeing to certain restrictive covenants.

TEGNA Transitional Compensation Plan (TCP)

The TCP is a legacy plan that provides severance pay for some of our NEOs and other key executives upon a change in control of the Company. Ms. Harker, Ms. Beall and Mr. Harrison participate in the TCP. Ms. Harker first participated in the TCP after April 15, 2010. Mr. Lougee participates in the CIC Severance Plan rather than the TCP.

On December 8, 2015, the Company, consistent with its practice of updating its plans and programs from time to time in light of evolving market trends, froze participation in the TCP and, effective December 15, 2016, additional service credit accruals for existing participants.

The TCP assures the Company that it would have the continued dedication of, and the availability of objective advice and counsel from, key executives notwithstanding the possibility, threat or occurrence of a change in control. As a result, we believe the TCP helps promote the retention and continuity of certain key executives for at least one year after a change in control. The Board believes it is imperative that the Company and the Board be able to rely upon key executives to continue in their positions and be available for advice, if requested, in connection with any proposal relating to a change in control without concern that those individuals might be distracted by the personal uncertainties and risks created by such a proposal. Change in control arrangements also facilitate the Company’s ability to attract and retain management as the Company competes for talented employees in a marketplace where such protections are common.

With those goals in mind, the TCP provides that participants would be entitled to compensation following a change in control if (1) within two years from the date of the change in control the participant’s employment is terminated by the Company other than for “cause,” or by the employee for “good reason”, or (2) in the case of executives participating in the TCP before April 15, 2010 (but not those who first participate in the TCP on or after that date), within a 30-day window period beginning on the first anniversary of the change in control, the executive terminates his or her employment voluntarily.

Following is a summary of several key terms of the TCP:

•

“change in control” means the first to occur of: (1) the acquisition of 20% or more of our then-outstanding shares of common stock or the combined voting power of our then-outstanding voting securities; (2) our incumbent directors cease to constitute at least a majority of the Board, except in connection with the election of directors approved by a vote of at least a majority of the directors then comprising the incumbent Board; (3) consummation of our sale in a merger or similar transaction or sale or other disposition of all or substantially all of our assets; or (4) approval by our shareholders of the Company’s complete liquidation or dissolution.

•

“cause” means (1) any material misappropriation of Company funds or property; (2) the executive’s unreasonable and persistent neglect or refusal to perform his or her duties which is not remedied in a reasonable period of time following notice from the Company; or (3) conviction of a felony involving moral turpitude.

•

“good reason” means the occurrence after a change in control of any of the following without the participant’s express written consent, unless fully corrected prior to the date of termination: (1) a material diminution of an executive’s duties or responsibilities; (2) a reduction in, or failure to pay timely, the executive’s compensation and/or other benefits or perquisites; (3) the relocation of the executive’s office outside the Washington, D.C. metropolitan area or away from the Company’s headquarters; (4) the failure of the Company or any successor to assume and agree to perform the TCP; or (5) any

40	| 2020 PROXY STATEMENT

Executive Compensation: How the Committee Determines Neo Compensation

purported termination of the executive’s employment other than in accordance with the TCP. Any good faith determination of “good reason” made by the executive shall be conclusive.

•

“severance period” means a number of whole months equal to the participant’s months of continuous service with the Company or its affiliates divided by 3.33; provided, however, that in no event shall the participant’s severance period be less than 24 months or more than 36 months, regardless of the participant’s actual length of service. As of December 31, 2019, the severance periods for Ms. Harker, Ms. Beall and Mr. Harrison are 24, 36 and 36 months, respectively.

An NEO entitled to compensation under the TCP would receive:

•

Pension. In addition to their vested TRP and SERP benefits, upon their termination of employment, TCP participants are entitled to a lump sum payment equal to the difference between (1) the amount that would have been paid under the TRP and SERP had the executive remained in the employ of the Company for the severance period and received the same level of base salary and bonus which the executive received with respect to the fiscal year immediately preceding the date of the change in control or the termination date, whichever is higher, and (2) the amount payable under the TRP and SERP as of the later of the date of the change in control or the termination date, whichever is higher. Ms. Beall’s SERP benefit was subject to a service and pay freeze as of December 15, 2017. Mr. Harrison’s SERP benefit was subject to a service and pay freeze as of August 1, 2008. Ms. Beall is 100% vested in her SERP benefit and Mr. Harrison would become 100% vested in his SERP benefit in the event of a change in control. The TCP would provide each of Ms. Beall and Mr. Harrison with increases on her or his pension benefit through the end of her or his severance period. Ms. Harker does not participate in the TRP or the SERP.

•

Payments. Upon a TCP participant’s qualifying termination of employment, the participant is entitled to receive a lump sum amount equal to the sum of (i) any unpaid base salary through the date of termination at the higher of the base salary in effect immediately prior to change in control or on the termination date; and (ii) an amount equal to the highest annual bonus paid in the three preceding years which is prorated to reflect the portion of the fiscal year in which the participant was employed prior to termination. Additionally, TCP participants are paid a lump sum cash severance payment equal to the participant’s severance period divided by twelve multiplied by the sum of (1) the executive’s highest base salary during the 12-month period prior to the termination date or, if higher, during the 12-month period prior to the change in control (plus certain other compensation items paid to the participant during the 12-month period prior to the date of termination), and (2) the greater of (a) the highest annual bonus earned by the executive in the three fiscal years immediately prior to the year of the change in control or (b) the highest annual bonus earned by the executive with respect to any fiscal year during the period between the change in control and the date of termination.

•

Excise Taxes. Executives participating in the TCP before April 15, 2010 (but not those who first participated in the TCP on or after that date) would be entitled to receive payment of an amount sufficient to make them whole for any excise tax imposed on the payment under Section 4999 of the Internal Revenue Code. The effects of Section 4999 generally are unpredictable and can have widely divergent and unexpected effects based on an executive’s personal compensation history. Therefore, to provide an equal level of benefit across individuals without regard to the effect of the excise tax, the Company determined that excise tax reimbursement payments were appropriate for certain TCP participants. Executives, such as Ms. Harker, who first participated in the TCP on or after April 15, 2010, will not receive a Section 4999 excise tax reimbursement. The change of control benefits for executives who are not entitled to receive a Section 4999 excise tax reimbursement payment will be reduced to $1 less than the amount that would trigger such taxes if such a reduction would put them in a better after-tax position.

•

Medical and Life Insurance. For purposes of determining a TCP participant’s eligibility for retiree life insurance and medical benefits, the participant is considered to have attained the age and service credit that the participant would have attained had the participant remained employed until the end of the severance period. Additionally, each TCP participant receives life and medical insurance benefits for the severance period in amounts no less than those that would have been provided had the participant not been terminated.

TEGNA Executive Severance Plan (TESP)

Each of the NEOs participates in the TEGNA Inc. Executive Severance Plan (TESP). The TESP provides severance payments to each of the NEOs and other executives of the Company approved by the Committee in the event of certain involuntary terminations of employment. Under the TESP, a participant who experiences an involuntary termination of employment without cause would receive a lump-sum cash severance payment equal to the product of (a) a severance multiple; and (b) the sum of

2020 PROXY STATEMENT |	41

Executive Compensation: How the Committee Determines Neo Compensation

the participant’s (1) annual base salary and (2) average annual bonus earned for the three fiscal years immediately preceding the termination. The severance multiple is 2.0 for a participant who is the Company’s Chief Executive Officer, 1.5 for a participant who is a member of the Company’s executive leadership team who reports directly to the Company’s Chief Executive Officer, and 1.0 for all other participating executives. In addition, participating executives would receive a lump sum amount equal to the sum of (1) any unpaid base salary or bonus through the date of termination; and (2) a prorated annual bonus for the portion of the fiscal year elapsed prior to the termination. The severance payment is contingent upon the participant’s execution of a separation agreement containing a release of claims in favor of the Company and its affiliates and covenants restricting the participant’s competition, solicitation of employees, disparagement of the Company and its affiliates, and disclosure of confidential information. The separation agreement also contains a release of claims by the Company and its affiliates in favor of the participant and a covenant restricting the Company’s disparagement of the participant. The severance multiples for Mr. Lougee, Ms. Harker, Ms. Beall and Mr. Harrison are 2.0, 1.5, 1.5 and 1.5, respectively.

In May 2017, in order to secure the retention of Ms. Harker following the Cars.com Spin-off, the Company entered into a letter agreement with Ms. Harker pursuant to which she was entitled to participate in the TESP or a plan that provides substantially similar benefits through February 28, 2018. Following that date, Ms. Harker is permitted to terminate her employment with the Company voluntarily and receive the benefits contemplated by the TESP or such other severance plan, subject to her compliance with certain notice requirements and the terms of such plan (including the execution of a release of claims) and provided that circumstances have not arisen entitling the Company to terminate her employment for cause.

Additional information regarding severance benefits for the Company’s NEOs is set forth in the section of this Proxy Statement entitled “Other Potential Post-Employment Payments.”

Other Compensation Policies

Recoupment Policy

The Company has adopted a recoupment or “clawback” policy that applies to cash-based and equity-based incentive compensation awards granted to the Company’s employees, including the NEOs. Under the policy, to the extent permitted by applicable law and subject to the approval of the Committee, the Company may seek to recoup any incentive based compensation awarded to any employee subject to the policy, if (1) the Company is required to prepare an accounting restatement due to the material noncompliance with any financial reporting requirement under the securities laws, (2) the fraud or intentional misconduct of an employee subject to the policy contributed to the noncompliance that resulted in the obligation to restate, and (3) a lower award of incentive-based compensation would have been made to the covered employee had it been based upon the restated financial results. In December 2018, the Company amended its recoupment policy to permit the Committee to recoup up to three years of an employee’s incentive compensation if that employee’s gross negligence or intentional misconduct caused the Company material harm (financial, competitive, reputational or otherwise). The policy is in addition to any other remedies the Company may have, including those available under Section 304 of the Sarbanes-Oxley Act of 2002, as amended.

Hedging, Short-Selling and Pledging Policy

The Company has adopted a policy that prohibits the Company’s employees and directors from purchasing financial instruments that are designed to hedge or offset any fluctuations in the market value of the Company’s equity securities they hold, purchasing the Company’s shares on margin and selling any securities of the Company “short.” The policy also prohibits the Company’s directors and executive officers from borrowing against any account in which the Company’s equity securities are held or pledging the Company’s equity securities as collateral for a loan. These prohibitions apply whether or not such equity securities were acquired through the Company’s equity compensation programs.

Tax Considerations

Effective January 1, 2018, Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid to an individual who was the company’s CEO, CFO or one of the company’s next three other most highly compensated executive officers in any year after 2016 (“covered employee”). Prior to

42	| 2020 PROXY STATEMENT

Executive Compensation: Leadership Development and Compensation Committee Report

January 1, 2018, Section 162(m) provided for an exception to the deduction limit for qualifying performance-based compensation if specified requirements were met, and the deduction limit did not apply to the CFO or an individual who was not the company’s CEO or one of the company’s next three most highly compensated employees as of the last day of the fiscal year. The Tax Cuts and Jobs Act of 2017 amended Section 162(m) by eliminating the performance-based exception and expanding the individuals who are treated as covered employees.

As a general matter, while the Committee considers tax deductibility as one of several relevant factors in determining compensation, it retains the flexibility to design and maintain executive compensation arrangements that it believes will attract and retain executive talent and result in strong returns to shareholders, even if such compensation is not deductible by the Company for federal income tax purposes.

Leadership Development and Compensation Committee Report

The Leadership Development and Compensation Committee met with management to review and discuss the Compensation Discussion and Analysis disclosures included in this Proxy Statement. Based on such review and discussion, on February 18, 2020 the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Form 10-K for its 2019 fiscal year, and the Board has approved that recommendation.

Leadership Development and Compensation Committee

Scott K. McCune, Chair

Howard D. Elias

Lidia Fonseca

Melinda C. Witmer

2020 PROXY STATEMENT |	43

Executive Compensation: Summary Compensation Table

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
David T. Lougee (President and CEO)	2019	950,000	1,225,000	3,324,995	0	100,646	186,105	5,786,746
	2018	950,000	1,000,000	2,749,995	0	0	185,365	4,885,360
	2017	908,333	1,000,000	2,650,003	0	48,645	191,401	4,798,382
Victoria D. Harker (Executive Vice President and Chief Financial Officer)	2019	700,000	780,000	1,400,003	0	0	72,414	2,952,417
	2018	700,000	690,000	1,399,999	300,000	0	70,737	3,160,736
	2017	700,000	675,000	1,399,982	700,000	0	84,314	3,559,296
Lynn Beall (Executive Vice President and COO— Media Operations)	2019	585,961	610,000	884,999	0	744,670	108,250	2,933,880
	2018	575,000	550,000	862,502	0	0	109,741	2,097,243
	2017	554,167	562,019	714,999	0	826,662	61,398	2,719,245
Akin S. Harrison (Senior Vice President, General Counsel and Secretary)(1)	2019	425,000	300,000	531,253	0	8,086	25,555	1,289,894

(1)	Mr. Harrison was promoted to his current role and became an executive officer of the Company effective January 1, 2019.
(2)

Amounts in this column represent the aggregate grant date fair value of Performance Share and RSU awards computed in accordance with Accounting Standards Codification 718, Compensation—Stock Compensation (“ASC 718”) based on the assumptions set forth in note 10 to the Company’s 2019 audited financial statements. The amounts reported in this column are not paid to or realized by the NEO. There can be no assurance that the ASC 718 amounts shown in this column will ever be realized by an executive officer. The value of grants of Performance Shares included above have been calculated assuming the target level of performance is met, which we consider to be the most probable outcome. If grants of Performance Shares were calculated assuming the maximum level of performance was met, the amounts shown in this column for Mr. Lougee would be: 2019: $5,486,240; 2018: $4,537,492; and 2017: $4,359,996; for Ms. Harker: 2019: $2,170,007; 2018: $2,169,994; and 2017: $2,309,971; for Ms. Beall: 2019: $1,371,748; 2018: $1,336,874; and 2017: $1,015,004; and for Mr. Harrison: 2019: $823,443.

(3)

The amount reported in this column for Ms. Harker in 2018 and 2017 represents the portion of the cash incentive award granted to Ms. Harker on May 4, 2017 in connection with the Cars.com Spin-off that vested on June 1, 2018 and December 31, 2017, respectively, due to her remaining in continuous, active employment with the Company through those dates.

(4)

Amounts in this column represent the aggregate increase, if any, of the accumulated benefit liability relating to the NEO under the TRP and the SERP in the applicable fiscal year. Amounts are calculated by comparing values as of the pension plan measurement date used for the Company’s financial statements for the applicable fiscal years. This includes the value of any additional service accrued, the impact of any compensation increases received, the impact of any plan amendments made during the period, and growth attributable to interest, if applicable. The Company uses the same assumptions it uses for financial reporting under generally accepted accounting principles with the exception of retirement age, pre-retirement mortality and probability of terminating employment prior to retirement. The assumed retirement age for the above values is the earliest age at which an executive could retire without any benefit reduction due to age. The above values are calculated assuming each NEO survives to the assumed retirement age. The amounts reported in this column shown for Mr. Lougee include the accumulated benefit liability related to his legacy Belo Corp. pension benefit. The amounts reported in this column shown for Ms. Harker reflect the fact that she does not participate in the TRP or the SERP.

(5)

Amounts for 2019 reported in this column include (i) life insurance premiums paid by the Company (or cash in lieu of premium payment) for Mr. Lougee in the amount of $44,400 and Ms. Beall in the amount of $15,289 (for an explanation of the Company’s life insurance programs, see footnote 3 to the “Potential Payments to NEOs Upon Termination” table beginning on page 52 of this Proxy Statement); (ii) matching contributions of $11,200 to each of the respective 401(k) accounts of Mr. Lougee, Ms. Harker, Ms. Beall and Mr. Harrison; (iii) Company contributions into the DCP accounts of Mr. Lougee, Ms. Harker, Ms. Beall and Mr. Harrison in the amounts of $66,800, $44,400, $34,238 and $14,355, respectively (for an explanation of these payments, see the discussion of the TEGNA Deferred Compensation Plan beginning on page 48 of this Proxy Statement); (iv) premiums paid by the Company for supplemental medical coverage for Mr. Lougee and Ms. Beall; (v) other than for Ms. Harker and Mr. Harrison, a Company-provided automobile (beginning in 2012, the Company no longer provides this benefit to new senior executives), (vi) legal and financial services for Mr. Lougee and Ms. Beall; (vii) TEGNA Foundation grants to eligible charities recommended by Mr. Lougee and Ms. Harker of up to $15,000 annually (beginning in 2013, the Company no longer provides this benefit to new senior executives, including Ms. Beall and Mr. Harrison); and (viii) premiums paid by the Company for travel accident insurance for Mr. Lougee, Ms. Harker and Ms. Beall in the amounts of $1,814, $1,814 and $778, respectively. The NEOs also occasionally receive tickets to sporting events for personal use if the tickets are not needed for business use, for which the Company does not incur incremental costs.

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Executive Compensation: Grants of Plan-Based Awards

Grants of Plan-Based Awards

The following table summarizes grants of plan-based awards in 2019. See the table entitled “Outstanding Equity Awards at Fiscal Year End” for the number of plan-based awards outstanding on December 31, 2019.

			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares ‘of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date(1)	Committee Meeting Date	Threshold (#)	Target (#)	Maximum (#)
Mr. Lougee	3/1/19	2/18/19	113,658	174,858	349,716		2,161,245
	3/1/19	2/18/19				93,100	1,163,750
Ms. Harker	3/1/19	2/18/19	40,494	62,298	124,596		770,003
	3/1/19	2/18/19				50,400	630,000
Ms. Beall	3/1/19	2/18/19	25,598	39,381	78,762		486,749
	3/1/19	2/18/19				31,860	398,250
Mr. Harrison	3/1/19	2/18/19	15,366	23,640	47,280		292,190
	3/1/19	2/18/19				19,125	239,063

(1)	See the “Compensation Discussion and Analysis” section for a discussion of the timing of various pay decisions.
(2)

These share numbers represent the threshold, target and maximum payouts which may be earned under the 2019 Performance Share awards. The threshold payout is 65% of the target Performance Share award, and the maximum payout is 200% of the target Performance Share award.

(3)

The RSU grants reported in this column generally vest in four equal annual installments and, subject to certain exceptions, the corresponding vested shares of the Company’s common stock generally will be delivered to the NEO in four equal annual installments beginning on February 28, 2020.

(4)

The full grant date fair value of the awards was computed in accordance with ASC 718, based on the assumptions set forth in note 10 to the Company’s 2019 audited financial statements. There can be no assurance that the ASC 718 amounts shown in the table will ever be realized by an executive officer. Amounts shown for grants of Performance Shares have been calculated assuming the target level of performance is met.

2020 PROXY STATEMENT |	45

Executive Compensation: Outstanding Equity Awards at Fiscal Year-End

Outstanding Equity Awards at Fiscal Year-End

		Stock Awards
Name	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Shares, Units or Other Rights That Have Not Vested ($)
Mr. Lougee	17,958(1)	299,719
	59,219(2)	988,365
	93,100(3)	1,553,839
	196,551(4)	3,280,436
			174,858	(5)	2,918,380
Ms. Harker	9,696(1)	161,826
	38,762(2)	646,938
	50,400(3)	841,176
	84,668(4)	1,413,109
			62,298	(5)	1,039,754
Ms. Beall	7,867(1)	131,300
	23,880(2)	398,557
	31,860(3)	531,743
	52,161(4)	870,567
			39,381	(5)	657,269
Mr. Harrison	1,599(1)	26,687
	7,383(2)	123,222
	19,125(3)	319,196
	8,797(4)	146,822
			23,640	(5)	394,552

(1)

These RSUs will vest on December 31, 2020. The value of these RSUs is based on the product of the number of RSUs multiplied by $16.69, the closing price of a share of Company stock on December 31, 2019. There can be no assurance that the amounts shown in the table will ever be realized by an executive officer.

(2)

These RSUs will vest in three equal annual installments ending on February 28, 2022. The value of these RSUs is based on the product of the number of RSUs multiplied by $16.69, the closing price of a share of Company stock on December 31, 2019. There can be no assurance that the amounts shown in the table will ever be realized by an executive officer.

(3)

These RSUs will vest in four equal annual installments ending on February 28, 2023. The value of these RSUs is based on the product of the number of RSUs multiplied by $16.69, the closing price of a share of Company stock on December 31, 2019. There can be no assurance that the amounts shown in the table will ever be realized by an executive officer.

(4)

These numbers represent the Performance Shares earned for the 2018-2019 performance cycle, which were earned at 132.5% of target as described on page 34 of this proxy statement. The payout of the earned Performance Shares remains subject to a service-based vesting period ending February 28, 2021. The value of these Performance Shares is based on the product of the earned number of Performance Shares multiplied by $16.69, the closing price of a share of Company stock on December 31, 2019. There can be no assurance that the amounts shown in the table will ever be realized by an executive officer.

(5)

These share numbers represent the target Performance Share awards under the Performance Share program for the 2019-2022 Incentive Period. If the performance conditions are met during the two-year performance cycle ending December 31, 2020, these Performance Shares are eligible to vest on February 28, 2022. The value of these Performance Shares is estimated by multiplying the target number of Performance Shares by $16.69, the closing price of a share of Company stock on December 31, 2019. There can be no assurance that the amounts shown in the table will ever be realized by an executive officer.

46	| 2020 PROXY STATEMENT

Executive Compensation: Option Exercises and Stock Vested

Option Exercises and Stock Vested

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
David T. Lougee	169,050	2,859,970
Victoria D. Harker	96,102	1,615,941
Lynn Beall	40,484	666,608
Akin S. Harrison	12,188	200,834

(1)

These share amounts include (a) 25% of the Company’s RSU awards granted on March 1, 2018 which vested on February 28, 2019 (which RSUs were paid to the NEOs by the Company shortly after the vesting date); (b) with respect to Mr. Lougee and Ms. Beall only, 25% of the Company’s RSU awards granted on June 9, 2017 which vested on December 31, 2019 (which RSUs were paid to Mr. Lougee and Ms. Beall shortly after the vesting date); (c) 25% of the Company’s RSU awards granted on January 1, 2017 which vested on December 31, 2019 (which RSUs were paid to the NEOs by the Company shortly after the vesting date); (d) 25% of the Company’s RSU awards granted on January 1, 2016 which vested on December 31, 2019 (which RSUs were paid by the Company to the NEOs shortly after the vesting date); and (e) Performance Shares that vested based on the results of the 2017-2019 Incentive Period, which ended December 31, 2019, and which were paid to the NEOs on January 29, 2020.

(2)

For each of the NEOs, these amounts equal the sum of (a) the product of the aggregate number of vested Company RSU shares granted on March 1, 2018 multiplied by $13.17 (the closing price of a share of Company stock on February 28, 2019, the vesting date), (b) the product of the aggregate number of vested Company RSU shares granted on January 1, 2016, January 1, 2017 and June 9, 2017 multiplied by $16.69 (the closing price of a share of Company stock on December 31, 2019, the vesting date) and (c) the product of the number of Performance Shares earned for the 2017-2019 Incentive Period multiplied by $17.57 (the closing price of a share of Company stock on January 27, 2020, the date the Performance Shares earned for the 2017-2019 Incentive Period were priced in order to deliver the Performance Shares (net of shares withheld to pay taxes) to participants on January 29, 2020).

Pension Benefits

The table below shows the actuarial present value as of December 31, 2019 of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each, under each of the TEGNA Retirement Plan, or TRP, and the TEGNA Supplemental Retirement Plan, or SERP, in each case determined using assumptions consistent with those used in the Company’s financial statements, except with respect to pre-retirement mortality, probability of turnover prior to retirement and retirement age. The table below reflects an immediate retirement for all NEOs who participate with respect to the TRP and the SERP. The amounts reported in the table reflect payment at the earliest point in time at which benefits are available without any reduction for age. Information regarding the TRP and SERP can be found in the “Compensation Discussion and Analysis” section under the heading “Post-Termination Pay.” Ms. Harker does not participate in the TRP or the SERP.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Mr. Lougee(1)	TRP	20.12	631,113	0
	SERP	6.58	25,083	0
Ms. Beall(2)	TRP	20.17	322,121	0
	SERP	29.58	3,979,258	0
Mr. Harrison(3)	TRP	5.33	35,648	0
	SERP	5.33	1,569	0

(1)

The TRP amount shown for Mr. Lougee includes the accumulated benefit related to his legacy Belo Corp. pension benefit. The number of years of credited service shown for Mr. Lougee include 13.5 years of service under the Belo Corp. Pension Plan, which was acquired by

2020 PROXY STATEMENT |	47

Executive Compensation: Non-Qualified Deferred Compensation

the Company. The Company has not granted Mr. Lougee any additional credited service under the pension plans. The present values of Mr. Lougee’s accumulated TRP and legacy Belo Corp. pension benefits are $137,604 and $493,509, respectively.
(2)

Ms. Beall has fewer years of credited service under the TRP than under the SERP. As discussed in the description of the SERP beginning on page 37 of this Proxy Statement, participants in the SERP whose SERP benefits were not calculated under the pre-1998 formula ceased accruing credit for additional years of service after the GRP was frozen on August 1, 2008. Until December 31, 2017, at which time SERP participants whose SERP benefits were calculated under the pre-1998 formula ceased accruing credit for additional years of service or compensation, Ms. Beall continued to accrue benefits under the SERP at a reduced rate (as described in the discussion of the SERP found in the “Compensation Discussion and Analysis” section of this Proxy Statement) based on actual years of service. The Company does not generally provide additional pension service credit to any executive for years not actually worked.

(3)	Mr. Harrison is not vested in his SERP benefit but will become vested if he continues employment until age 55.

Non-Qualified Deferred Compensation

The TEGNA Deferred Compensation Plan, or DCP, is a non-qualified plan that allows Company executives to defer all or a portion of their compensation. Participant contributions that are not treated as if invested in the Company’s stock are generally distributed in cash and amounts that are treated as if invested in the Company’s stock are generally distributed in shares of stock or cash, at the Company’s election. Effective August 1, 2008, the DCP also provides for Company contributions for certain participants. Additional information regarding the DCP can be found in the “Compensation Discussion and Analysis” section under the heading “Post-Termination Pay.”

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions in Last FY ($)	Aggregate Balance at Last FYE ($)
Mr. Lougee	0	66,800	219,092	0	933,037
Ms. Harker	0	44,400	112,924	0	413,039
Ms. Beall	0	34,238	16,780	0	84,534
Mr. Harrison	0	14,355	29,123	0	131,146

(1)

For 2019, the Company credited contributions to the DCP on behalf of Mr. Lougee, Ms. Harker, Ms. Beall and Mr. Harrison in an amount equal to 4% of their respective cash compensation that exceeds the Internal Revenue Code limits on the amount of compensation that can be taken into account when calculating benefits under a qualified plan. These Company contributions are initially treated as invested in Company stock (although participants can reallocate the contributions to other designated investment options) and are distributed in cash. The amounts shown in this column reflect the Company contributions made in February 2020 for services provided by Mr. Lougee, Ms. Harker, Ms. Beall and Mr. Harrison in 2019, all of which contributions were included in the amounts reported in the “All Other Compensation” column of the “Summary Compensation Table” found on page 44 of this Proxy Statement.

48	| 2020 PROXY STATEMENT

Executive Compensation: Other Potential Post-Employment Payments

Other Potential Post-Employment Payments

The Company’s employee benefit programs provide the NEOs with post-termination benefits in a variety of circumstances. The amount of compensation payable may vary depending on the nature of the termination, whether as a result of retirement/voluntary termination, involuntary not-for-cause termination, termination following a change in control or termination in the event of the disability or death of the executive. The following table describes payments the NEOs generally may receive under the Company’s employee benefits programs following termination in connection with certain events. Benefits provided to an NEO pursuant to a particular agreement or other arrangement between the Company and the NEO are not described in the table below. Any such benefits are described in the footnotes to the “Potential Payments to NEOs Upon Termination” table beginning on page 52 of this Proxy Statement.

Benefit	Retirement/ Voluntary Termination	Death	Disability	Change in Control	Involuntary Termination without Cause
Pension	Vested portion of: (1) TRP benefit payable at the date of termination. (2) SERP benefit payable at the later of the termination date or the date the NEO reaches age 55.

Vested portion of:

(1) TRP benefit payable to an eligible spouse at the date of NEO’s death.

(2) SERP benefit payable to an eligible spouse at the later to occur of (a) the date of death or (b) the date the NEO would have attained age 55.

Vested portion of: (1) TRP benefit payable at the date of termination. (2) SERP benefit payable at the later of the termination date or the date the NEO reaches age 55.

In addition to their vested TRP and SERP benefits, NEOs who actively participate in the SERP are entitled to receive a lump sum payment in an amount determined based upon the SERP payment the NEO would have received if the NEO had remained employed by the Company during the applicable severance period.

Vested portion of: (1) TRP benefit payable at the date of termination. (2) SERP benefit payable at the later of the termination date or the date the NEO reaches age 55.
Restricted Stock Units	Vested RSUs are payable at the date of termination and if termination occurs after age 65 (or after attaining 55 with 5 years or more of service), the NEO is generally entitled to receive a prorated portion of RSUs based on the number of full months worked during the term of the applicable grant.	The NEO’s estate is generally entitled to receive a prorated portion of RSUs based on the number of full months worked during the term of the applicable grant.	The NEO is generally entitled to receive a prorated portion of RSUs based on the number of full months worked during the term of the applicable grant.	RSUs only provide for accelerated vesting if the awards are not continued or assumed upon a change in control or there is a qualifying termination within 2 years of the change in control.

Vested RSUs are payable at the date of termination, and if termination occurs after age 65 (or after attaining 55 with 5 or more years of service), the NEO is generally entitled to receive a prorated portion of RSUs based on the number of full months worked during the term of the applicable grant.

2020 PROXY STATEMENT |	49

Executive Compensation: Other Potential Post-Employment Payments

Benefit	Retirement/ Voluntary Termination	Death	Disability	Change in Control	Involuntary Termination without Cause
Performance Shares	Performance shares are forfeited unless termination occurs after age 65 (or after attaining 55 with 5 years or more of service), in which case the NEO is generally entitled to receive, after the end of the applicable Incentive Period, a prorated number of Performance Shares based on the number of full months worked during the applicable Incentive Period.	The NEO’s estate is generally entitled to receive, after the end of the applicable Incentive Period, a prorated number of Performance Shares based on the number of full months worked during the applicable Incentive Period.	The NEO is generally entitled to receive, after the end of the applicable Incentive Period, a prorated number of Performance Shares based on the number of full months worked during the applicable Incentive Period.

Performance Shares only provide for accelerated vesting if the awards are not continued or assumed upon the change in control or there is a qualifying termination within 2 years of the change in control.

Performance Share award payouts made as a result of change in control occurring prior to the expiration of the two-year performance cycle will be made at target; if the change in control occurs after the performance cycle is completed, payouts will be determined based on the Company’s achievement of the applicable performance metrics during the performance cycle.

Performance shares are forfeited unless termination occurs after age 65 (or after attaining 55 with 5 or more years of service), in which case the NEO is generally entitled to receive, after the end of the applicable Incentive Period, a prorated number of Performance Shares based on the number of full months worked during the applicable Incentive Period.
Life and Disability Insurance Benefits	None.

NEOs are generally entitled to receive death benefits under individual policies maintained by the Company and owned by the NEO or pursuant to the Company’s group life insurance program applicable to all employees.

			NEOs are generally entitled to receive disability benefits under the Company’s disability plans applicable to all employees, but only if their condition qualifies them for such benefits.	None.	None.

50	| 2020 PROXY STATEMENT

Executive Compensation: Other Potential Post-Employment Payments

Benefit	Retirement/ Voluntary Termination	Death	Disability	Change in Control	Involuntary Termination without Cause
Excise Taxes	None.	None.	None.

Mr. Lougee and Ms. Harker. Change in control benefits would be reduced to the extent the executive is better off on an after-tax basis.

Ms. Beall and Mr. Harrison. Payment of an amount sufficient to make each NEO who participated in the TCP prior to April 15, 2010 whole for any excise tax imposed on the payment under Section 4999 of the Internal Revenue Code.

None.
Severance Pay	None.	None.	None.	Lump sum payment calculated in accordance with the TCP or the CIC Severance Plan, as applicable.	Lump sum payment calculated in accordance with the TESP for the NEOs who participate in the plan.

The table below discloses the varying amounts payable to each continuing NEO in each of the noted situations. It assumes, in each case, that the executive’s termination was effective as of December 31, 2019. In presenting this disclosure, we describe amounts earned through December 31, 2019, taking into account, where applicable, bonuses paid in 2020 but earned as a result of 2019 performance and, in those cases where the actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company, our estimates of the amounts which would have been paid out to the executives upon their termination had it occurred on December 31, 2019. Some payments would be automatically delayed or modified if required under Section 409A of the Internal Revenue Code. In addition, receipt of severance benefits under the TESP generally would be conditioned on the executive signing a separation agreement that includes a release of claims in favor of the Company and its respective affiliates, and agreement to adhere to customary post-employment restrictive covenants. The amounts shown in the Change in Control column represent the estimated incremental payments and benefits that would be payable to each NEO upon a change in control of the Company, assuming that the triggering event and a qualifying termination occurred at year-end 2019, in excess of the compensation and benefit entitlements that are payable to an NEO upon Retirement/Voluntary Termination.

2020 PROXY STATEMENT |	51

Executive Compensation: Other Potential Post-Employment Payments

Potential Payments to NEOs Upon Termination

	Retirement/ Voluntary Termination (2) ($)		Death ($)		Disability ($)		Change in Control (6)(8)(9) ($)		Involuntary Termination without Cause ($)

David T. Lougee

Pension	608,812		372,561		608,812		0		608,812

Restricted Stock Units	598,260		598,260		598,260		2,243,663		598,260

Performance Shares(1)	2,815,367		2,815,367		2,815,367		2,578,808		2,815,367

Life and Disability Insurance Benefits	0		0	(3)	5,071,833	(5)	0		0

Severance Pay	0		0		0		6,075,000		4,050,000	(10)

Excise Tax Reimbursement	0		0		0		0	(7)	0

Total:	4,022,439		3,786,188		9,094,272		10,897,471		8,072,439

Victoria D. Harker

Pension(4)	0		0		0		0		0

Restricted Stock Units	354,948		354,948		354,948		1,294,992		354,948

Performance Shares(1)	1,152,382		1,152,382		1,152,382		953,863		1,152,382

Life and Disability Insurance Benefits	0		1,250,000	(3)	6,176,842	(5)	0		0

Severance Pay	2,122,500	(11)	0		0		837,500		2,122,500	(10)

Excise Tax Reimbursement	0		0		0		0	(7)	0

Total:	3,629,830		2,757,330		7,684,172		3,086,355		3,629,830

Lynn Beall

Pension	4,581,248		4,581,248		4,581,248		928,787		4,581,248

Restricted Stock Units	221,490		221,490		221,490		840,111		221,490

Performance Shares(1)	714,591		714,591		714,591		599,713		714,591

Life and Disability Insurance Benefits	0		0	(3)	2,305,021	(5)	0		0

Severance Pay	0		0		0		3,600,000		1,745,000	(10)

Excise Tax Reimbursement	0		0		0		2,501,446	(7)	0

Total:	5,517,329		5,517,329		7,822,350		8,470,057		7,262,329

Akin S. Harrison

Pension	35,648		35,648		35,648		6,364		35,648

Restricted Stock Units	0		100,728		100,728		468,438		0

Performance Shares(1)	0		199,319		199,319		505,357		0

Life and Disability Insurance Benefits	0		641,000	(3)	4,876,447	(5)	0		0

Severance Pay	0		0		0		2,175,000		988,000	(10)

Excise Tax Reimbursement	0		0		0		1,133,108	(7)	0

Total:	35,648		976,695		5,212,142		4,288,267		1,023,648

(1)

The amounts shown in these rows represent the aggregate value of Performance Shares for the 2018-2021 and 2019-2022 Incentive Periods, which (a) in the case of Retirement/Voluntary Termination, Death, Disability or Involuntary Termination without Cause, are prorated for Mr. Lougee, Ms. Harker and Ms. Beall based upon the number of full months the NEO has worked during the applicable

52	| 2020 PROXY STATEMENT

Executive Compensation: Other Potential Post-Employment Payments

Incentive Period, assuming payout to each NEO (i) in respect of the 2018 Performance Shares, based on the Company’s actual performance with respect to each performance metric during the two-year performance cycle, resulting in 132.5% of the target amounts for the grants made in connection with the Company’s 2018-2021 Incentive Period, and (ii) in respect of the 2019 Performance Shares, based on target performance levels for each performance metric, resulting in 100% of the target amounts for the grants made in connection with the Company’s 2019-2022 Incentive Period, in each case at a per share stock value of $16.69, the closing price of a share of Company stock on December 31, 2019; (b) in the case of Death or Disability, are prorated for Mr. Harrison based upon the number of full months he has worked during the applicable Incentive Period, assuming payout to Mr. Harrison (i) in respect of the 2018 Performance Shares, based on the Company’s actual performance with respect to each performance metric during the two-year performance cycle, resulting in 132.5% of the target amounts for the grants made in connection with the Company’s 2018-2021 Incentive Period, and (ii) in respect of the 2019 Performance Shares, based on target performance levels for each performance metric, resulting in 100% of the target amounts for the grants made in connection with the Company’s 2019-2022 Incentive Period, in each case at a per share stock value of $16.69, the closing price of a share of Company stock on December 31, 2019; and (c) in the case of a change in control of the Company, assuming payout to each NEO in respect of both the 2018 Performance Shares and the 2019 Performance Shares, based on target performance levels for each performance metric, resulting in 100% of the target amounts for the grants made in connection with the Company’s 2018-2021 Incentive Period and the 2019-2022 Incentive Period, respectively, in each case without proration, and at a per share stock value of $16.69, the closing price of a share of Company stock on December 31, 2019. Notwithstanding the assumptions set forth above, in the case of Retirement/Voluntary Termination, Death, Disability or Involuntary Termination without Cause, Performance Shares will be paid out on the normal payout cycle (following the end of the applicable Incentive Period) based on the Company’s performance as measured under the applicable Performance Share award.
(2)

In addition to the amounts reported in this column, Mr. Lougee and Ms. Beall will receive the following post-retirement benefits and perquisites if he or she terminates employment (given that they are both currently retirement eligible): (i) legal and financial counseling services on the same basis as available to an active executive at the time his or her employment terminates, until April 15 of the year of retirement or the year following retirement; (ii) the ability to purchase the Company-owned car provided to the executive at the time of termination at fair market value; (iii) supplemental medical insurance coverage for the executive and his or her family; and (iv) generally continue to be permitted to recommend TEGNA Foundation grants to eligible charities up to $15,000 annually for a period of three years after retirement (Mr. Lougee only). If the executive is asked to represent the Company at a function or event, he or she is provided travel accident insurance. During the first year, we estimate the expected incremental cost to the Company for these post-retirement benefits would be approximately $53,000 for Mr. Lougee and $37,000 for Ms. Beall. During the second and third years following retirement, we estimate the expected incremental cost to the Company would be approximately $36,000 for Mr. Lougee and $20,000 for Ms. Beall. Thereafter, we estimate the expected incremental cost to the Company would be $19,000 for each of Mr. Lougee and Ms. Beall for these post-retirement benefits and perquisites. The Company reserves the right, in its sole discretion, to amend or terminate the post-retirement perquisites from time to time.

(3)	In connection with the Company’s life insurance programs:

•

NEOs may participate in the Company’s executive life insurance program. Mr. Lougee participates in the Key Executive Life Insurance Program (KELIP), Ms. Beall participate in the Executive Life Insurance Program (ELIP) and Ms. Harker and Mr. Harrison have chosen not to participate.

Under the KELIP, the face amount of the policy is determined once, at the beginning of the executive’s participation in the program and is equal to the sum of (i) two times the sum of the participant’s base salary and last bonus (in each case, at the time of underwriting) increased four percent annually for the lesser of ten years or until the executive reaches age 65, and (ii) $200,000. The participant’s future pay increases have no impact on the face amount of the policy and the coverage level is stepped down to $500,000 upon the earlier of the participant reaching age 65 or the participant’s retirement.

Under the ELIP, the face amount of the policy is determined at each policy anniversary. The executive’s death benefit under this frozen plan is equal to the sum of (i) two times the sum of the participant’s base salary and last bonus, and (ii) $200,000. The participant’s future pay increases, subject to a 10% guarantee issue increase limit, have a direct impact on the face amount of the policy. Upon the participant reaching age 65, the coverage level is reduced by 10% each year until it reaches $350,000.

The Company pays premiums on the above-referenced individually-owned life insurance policies, which premiums are expected to range between approximately $15,000-$44,000 per participant in 2020. Subject to the terms of his or her participation agreement, the participant’s right to receive future annual premium payments may become vested if the participant’s employment terminates after attaining both five years of service with the Company and age 55. As of December 31, 2019, Mr. Lougee has the right to receive these benefits and Ms. Beall is not yet vested in this benefit.

•

Death benefits are payable under individual universal life insurance policies maintained by the Company and owned by Mr. Lougee and Ms. Beall, respectively. The obligation to pay death benefits to the beneficiary(ies) designated by Mr. Lougee and Ms. Beall, respectively, pursuant to these insurance policies is that of the insurance company; the Company only pays the insurance premiums on behalf of the NEOs. In 2019, the Company paid insurance premiums on behalf of Mr. Lougee and Ms. Beall. In 2019, the Company paid insurance premiums on behalf of Mr. Lougee and Ms. Beall. The life insurance proceeds that would have been payable (by the insurance company) to the beneficiary(ies) designated by Mr. Lougee and Ms. Beall, respectively, if a triggering event had occurred as of December 31, 2019 are: Mr. Lougee: $3,062,792 and Ms. Beall: $2,362,525.

•

Ms. Harker and Mr. Harrison continue to participate in the Company’s group life insurance program applicable to all employees (which provides for a benefit equal to the sum of base salary and last annual bonus, capped at $1,250,000).

•

In addition to the reported amount, the Company would continue to provide supplemental medical insurance coverage for their eligible dependents in the event of the deaths of Mr. Lougee or Ms. Beall, for the duration of the life of the eligible dependents. We estimate

2020 PROXY STATEMENT |	53

Executive Compensation: Other Potential Post-Employment Payments

annual incremental costs to the Company for this benefit of approximately $16,710 for each of Mr. Lougee and Ms. Beall. Ms. Harker and Mr. Harrison are not eligible to receive this benefit.

(4)	The amounts shown for Ms. Harker reflect the fact that she does not participate in the TRP or the SERP.
(5)	In connection with the Company’s disability benefits programs:

•

Each NEO is entitled to a monthly disability benefit. The amounts set forth above represent the present value of the disability benefit applying the following assumptions: (i) the NEO incurred a qualifying disability on December 31, 2019, and the NEO remains eligible to receive disability benefits for the maximum period provided under the plan; (ii) the disability benefits are reduced by certain offsets provided for under the plan (e.g., a portion of the NEO’s SERP benefits, if any); and (iii) IRS-prescribed mortality and interest rate assumptions are used to calculate the present value of such benefits.

•

In the event that any of the NEOs become disabled he or she would be entitled to receive disability benefits under the Company’s disability plans, including: during the first six months of disability, disability benefits are paid at 100% of the executive’s pre-disability compensation for all or part of the six month period, depending on the length of the executive’s service, and if not paid at 100% for the entire six month period, disability benefits are paid at 60% of the executive’s pre-disability compensation for the balance of the six month period. After six months, disability benefits are paid at 60% or 50% of the executive’s pre-disability compensation, depending on whether the executive elects to pay for additional coverage. Certain executives are eligible to enroll in executive long-term disability coverage on an employee pay-all basis. This executive disability benefit provides additional disability income protection on earnings above the non-executive plan limit. To be eligible, the executive must have enrolled in the non-executive long-term disability coverage and elected the supplemental buy-up option which provides 60% income protection on annual earnings up to $500,000, defined as base salary, annual bonus and commissions. The executive disability coverage provides similar benefits on the earnings above the $500,000 limit. Mr. Lougee and Ms. Beall have each elected to participate in the executive long-term disability plan and the amounts set forth in this column reflect the additional coverage. Disability benefits are subject to certain conditions, limitations and offsets, and generally continue for the duration of the disability, but not beyond age 65. For those who become disabled near or after age 65, benefits may continue for a specified time beyond age 65 under the terms of the plan.

(6)

The amounts set forth in this column represent the estimated incremental payments and benefits that would be payable to each NEO upon a change in control of the Company, assuming that the triggering event and a qualifying termination occurred at year-end 2019. These amounts would be in excess of the compensation and benefit entitlements described in this Proxy Statement that are payable to an NEO upon Retirement/Voluntary Termination absent a change in control.

(7)

This amount represents the excise tax reimbursement amount an NEO would receive in connection with a change in control of the Company. The amounts shown for Ms. Beall and Mr. Harrison reflect the fact that the compensation she and he would have received if a change in control of the Company took place on December 31, 2019 would trigger an excise tax under Internal Revenue Code Section 4999; accordingly, each of them would be entitled to receive the excise tax reimbursement payment shown in the table. In calculating these amounts, the following assumption was used to estimate excise tax reimbursement amounts for Ms. Beall and Mr. Harrison: the portion of the Performance Share payment treated as a change in control payment is equal to the amount by which the Performance Share payment set forth in the table above exceeds the amount of the Performance Share payment set forth in the Retirement/Voluntary Termination table; in turn, such excess amount (which is performance-based pay) is treated as reasonable compensation for services rendered prior to the change in control. Mr. Lougee participates in the CIC Severance Plan, which does not provide for an excise tax reimbursement payment. Ms. Harker is not entitled to receive an excise tax reimbursement under the TCP. In the event that Mr. Lougee or Ms. Harker were subject to the excise tax under Code Section 4999, their change in control benefits would be reduced to $1 less than the amount that would trigger such taxes if such a reduction would put them in a better after-tax position. The full amount of Mr. Lougee’s and Ms. Harker’s severance is reflected in the table without giving effect to any such potential reduction.

(8)

In addition to the amounts reported in this column, each NEO in the TCP (Ms. Harker, Ms. Beall and Mr. Harrison) would receive life and medical insurance benefits for the severance period in amounts no less than those that would have been provided had the executive not been terminated. Mr. Lougee, as a participant in the CIC Severance Plan, would also receive a lump sum COBRA benefit. We estimate incremental costs to the Company for these benefits as follows: Mr. Lougee: $30,972, Ms. Harker: $30,165, Ms. Beall: $84,141, and Mr. Harrison: $41,850. Each continuing NEO also would receive post-termination perquisites with the same respective values described in footnote 2 of this table.

(9)

In addition to the benefits afforded under the TCP and the CIC Severance Plan, our NEOs also would receive other benefits under the SERP and the DCP upon a change in control that qualifies as a change in control under Code Section 409A, including:

•	SERP. All SERP benefits become immediately vested and benefits accrued up to the date of the change in control are paid out in the form of a lump sum distribution shortly after the change in control.

•	DCP. All post-2004 DCP benefits accrued up to the date of the change in control are paid in the form of a lump sum distribution shortly after the change in control.
(10)

These amounts represent payments NEOs may be entitled to receive under the TESP, which provides severance payments to the NEOs and other executives of the Company approved by the Committee in the event of certain involuntary terminations of employment.

(11)

Pursuant to her May 2017 letter agreement, Ms. Harker is entitled to a severance benefit under the TESP if she voluntarily terminates employment. See the section entitled “Compensation Discussion and Analysis --Post-Termination Pay --TEGNA Executive Severance Plan (TESP)” for a discussion of this benefit.

54	| 2020 PROXY STATEMENT

Executive Compensation: CEO Pay Ratio

CEO Pay Ratio

We are providing the following information to comply with Item 402(u) of Regulation S-K:

The 2019 total compensation of our CEO was $5,786,746.

During 2019, we completed the acquisition of 15 television stations, two radio stations and two multicast networks for total consideration of approximately $1.5 billion, as follows:

•	January 2019: WTOL, the CBS affiliate in Toledo, OH, and KWES, the NBC affiliate in Midland-Odessa, TX.

•	June 2019: Leading 24/7 multicast networks Justice Network and Quest.

•	August 2019: #1 rated stations WTHR (NBC) in Indianapolis, IN, and WBNS (CBS) in Columbus, OH, and two radio stations serving the central Ohio market.

•	September 2019: 11 local television stations, including eight Big Four affiliates, from Nexstar.

As a result of the acquisitions, we expanded our workforce by approximately 1,300 full, part-time and temporary employees. We have included in our workforce the employees who joined us in January 2019 in connection with our acquisition of WTOL and KWES, but as permitted by applicable SEC rules, for purposes of the disclosure that follows, we have omitted the employees who joined us following completion of the other 2019 acquisitions.

As a result of the changes to our employee population described above and consistent with SEC regulations, we have calculated and presented the CEO pay ratio for 2019, below, on the basis of a new median employee identified as of December 31, 2019. To determine the new median employee, we first identified five possible median employees as of December 31, 2019 using our workforce of approximately 5,741 full, part-time and temporary employees and analyzing compensation paid in the form of base salary, bonus, commissions and sales incentives for the prior 12-month period. We then calculated 2019 total compensation for the five possible median employees based on the proxy rules for determining the annual compensation of NEOs and selected the median employee based on such calculations. The 2019 total compensation of the median employee so selected, including base salary, overtime and 401(k) matching contributions, was $58,489.

The resulting ratio of our CEO’s 2019 total compensation to the 2019 total compensation of the median employee was 99 to 1. This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

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Proposal 3—Approval, on an Advisory Basis, of the Compensation of Our Named Executive Officers

(Proposal 3 on the proxy card)

We are asking shareholders to approve, on an advisory basis, the compensation of the Company’s named executive officers (NEOs) as described in the “Compensation Discussion and Analysis” and the related executive compensation tables, notes and narrative included on pages 21-55 of this Proxy Statement.

As described above in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Leadership Development and Compensation Committee oversees the Company’s executive compensation programs and supports compensation policies that place a heavy emphasis on pay for performance. The Leadership Development and Compensation Committee also recognizes the importance of competitive compensation programs that are essential to recruiting and retaining the key executive talent needed to drive shareholder value.

We believe our executive compensation plans, principles and programs, as currently structured and as implemented for 2019, strongly align the interests of our NEOs with those of our shareholders and permit the Company to attract, retain and motivate talented executives. We urge you to read the “Compensation Discussion and Analysis” beginning on page 21 of this Proxy Statement, which describes in more detail the principles that guide the Committee’s compensation decisions and the components of our executive compensation plans and programs, as well as the Summary Compensation and other related executive compensation tables and narrative, beginning on page 44 of this Proxy Statement, which provide detailed information on the compensation of our NEOs.

The Board of Directors unanimously recommends that the shareholders of the Company vote “FOR” adoption of the following resolution:

“RESOLVED, that the shareholders of TEGNA Inc. approve the compensation of the Company’s named executive officers as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, the compensation tables and the related discussion.”

While the advisory vote we are asking you to cast is non-binding, the Company’s Leadership Development and Compensation Committee and the Board value the views of our shareholders and will take the outcome into account when considering future compensation decisions affecting our NEOs.

56	| 2020 PROXY STATEMENT

Proposal 4—Approval of TEGNA Inc. 2020

Omnibus Incentive Compensation Plan

(Proposal 4 on the proxy card)

Introduction

Since 1968 TEGNA has had in effect employee incentive plans that have been used to grant equity compensation to employees and directors of the Company (currently, the TEGNA Inc. 2001 Omnibus Incentive Compensation Plan (amended and restated as of May 4, 2010), as amended (the “2010 Plan”)). The 2010 Plan was designed to optimize the profitability and growth of the Company through annual and long-term incentives that are consistent with the Company’s goals and that link the personal interests of the participants to those of the Company’s shareholders. The Board believes the 2010 Plan has been effective in providing such incentives. The Board also believes that for the Company to continue to attract and retain outstanding individuals, it must continue to have incentive plans of this type in place.

Subject to shareholder approval, the Board adopted the TEGNA Inc. 2020 Omnibus Incentive Compensation Plan (the “2020 Plan”) on February 18, 2020, upon the recommendation of the Leadership Development and Compensation Committee (the “Committee”). We believe the 2020 Plan is necessary because the 2010 Plan is set to expire on May 4, 2020. If shareholders do not approve the 2020 Plan, it will not be implemented, the 2010 Plan will expire on May 4, 2020, and the Company will be unable to provide incentive awards under the 2010 Plan thereafter.

The 2020 Plan is intended to replace the 2010 Plan. Upon stockholder approval of the 2020 Plan, no further grants will be made under the 2010 Plan. However, any outstanding awards under the 2010 Plan will continue in accordance with the terms of the 2010 Plan and any award agreement executed in connection with such outstanding awards.

Shareholder approval of the 2020 Plan is also necessary to ensure that the 2020 Plan meets the requirements under section 422 of the Internal Revenue Code for issuing incentive stock options and the New York Stock Exchange shareholder approval requirements for equity compensation plans. TEGNA will grant awards under the 2020 Plan across a wide base of its employees and its Board members, and considers the ability to grant equity-based awards to be an important part of its strategy for recruiting and retaining key employees and directors and for aligning their interests with the interests of the Company’s shareholders.

The approval of this Proposal 4 requires the affirmative vote of a majority of the votes that could be cast by the shareholders present in person or represented by proxy and entitled to vote at the Annual Meeting.

The Board of Directors unanimously recommends that the shareholders of the Company vote “FOR” the proposal to approve the 2020 Plan.

Summary of the 2020 Plan

The following is a summary of the material terms and conditions of the 2020 Plan. This summary is qualified in its entirety by the full text of the 2020 Plan, a copy of which has been filed with the SEC as Appendix B to this Proxy Statement. You may also obtain a copy of the 2020 Plan, free of charge, by writing to the Company, Attention Jeffery Newman, Senior Vice President and Chief Human Resources Officer, TEGNA Inc., 8350 Broad Street, Suite 2000, Tysons, Virginia 22102.

When considering the number of additional shares to request under the 2020 Plan, the Committee and the Board considered a number of factors, including our historical share usage, the potential dilution that would result from the 2020 Plan, and our potential future equity compensation needs. The 20,000,000 shares requested under the 2020 Plan represent approximately 9.2% of our current common shares outstanding, and would result in total potential dilution (including shares requested under the plan plus shares currently outstanding from prior awards under our current plan) of approximately 11.4% of our current common shares outstanding. The Committee and the Board believe that this level of potential dilution is reasonable for a company of our size in our industry. In light of the factors considered and guidance from Meridian, the Board’s independent

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Proposal 4—Approval of TEGNA Inc. 2020 Omnibus Incentive Compensation Plan

compensation consultant, the Board believes that this number of shares for the 2020 Plan represents reasonable potential equity dilution and provides a critical tool for the Company to incentivize officers and employees to increase the value of the Company for all shareholders.

Corporate Governance Provisions

The 2020 Plan contains several provisions intended to make sure that awards under the 2020 Plan comply with established principles of good corporate governance. These provisions include:

•

No Discounted Stock Options or Stock Appreciation Rights. Except for Substitute Awards (as defined below), stock options and stock appreciation rights may not be granted with an exercise price of less than the fair market value of the common stock on the date the stock option or stock appreciation right is granted. This restriction may not be changed without shareholder approval.

•

No Stock Option or Stock Appreciation Rights Repricings. Stock options and stock appreciation rights may not be repriced absent shareholder approval. This provision applies to both direct repricings—lowering the exercise price of an outstanding stock option or stock appreciation right—and indirect repricings—canceling an outstanding stock option or stock appreciation right and granting a replacement stock option or stock appreciation right with a lower exercise price.

•

No Cash Buyouts of Underwater Stock Options or Stock Appreciation Rights. The 2020 Plan does not permit cash buyouts of underwater stock options or stock appreciation rights without shareholder approval.

•

No Liberal Share Recycling. The 2020 Plan permits share recycling only if an award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part, or results in shares not being issued. The 2020 Plan expressly prohibits recycling shares in specified circumstances, including: shares tendered to the Company by a participant to pay the exercise price of stock options; shares forfeited to satisfy tax withholding obligations; shares that were subject to a stock-settled stock appreciation right granted under the 2020 Plan that were not issued upon the exercise of such stock appreciation right; and shares repurchased by the Company on the open market using the proceeds from the exercise of an award.

•	No Unvested Dividends or Dividend Units. The 2020 Plan prohibits the Company from paying dividends or dividend units on unvested awards.

•

Cap on Director Compensation: The total compensation paid to a single non-employee director in any calendar year, including the cash compensation and cash value of all equity awards granted in such year, cannot exceed $750,000.

•	No Evergreen Provision. The 2020 Plan does not contain an “evergreen provision”—there is no automatic provision to replenish the shares of common stock authorized for issuance under the 2020 Plan.

•

Minimum Service Requirements. The 2020 Plan mandates a one year minimum vesting period for employee equity incentive awards that are paid and vest solely based on service, provided that the Committee may adopt shorter vesting periods or provide for accelerated vesting after less than one year: (1) in connection with terminations of employment due to death, disability, retirement or other circumstances that the Committee determines to be appropriate; (2) in connection with a change in control in which the award is not continued or assumed (e.g., the awards are not equitably converted or substituted for awards of the successor company); (3) for grants made in connection with an acquisition by the Company in substitution for pre-existing awards; or (4) for new hire inducement awards or off cycle awards.

•

No reload options. The 2020 Plan does not provide for the issuance of stock options or stock appreciation rights which, upon exercise, automatically entitle a participant to a new stock option or stock appreciation right.

Effective Date; Duration of the Plan. The Plan will become effective upon approval by the TEGNA’s shareholders and will remain in effect until the tenth anniversary of the date it is approved by shareholders, unless terminated earlier by the Board.

Administration. The 2020 Plan is administered by the Board or a committee appointed by the Board. Generally, it is expected that the Committee will administer the 2020 Plan. The Committee is comprised entirely of independent directors. Subject to the terms of the 2020 Plan, the Committee may:

•	grant awards under the 2020 Plan;

•	establish the terms and conditions of those awards;

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Proposal 4—Approval of TEGNA Inc. 2020 Omnibus Incentive Compensation Plan

•	construe and interpret the 2020 Plan and any agreement or instrument entered into under the 2020 Plan;

•	establish, amend or waive rules and regulations for the 2020 Plan’s administration;

•	amend the terms and conditions of any outstanding award as provided in the 2020 Plan; and

•	take all other actions it deems necessary for the proper operation or administration of the 2020 Plan.

The Committee may delegate its authority under the 2020 Plan, subject to certain limitations.

Eligibility. Awards may be granted to employees of TEGNA, its subsidiaries and affiliates, and directors of TEGNA. The Committee decides who should receive awards and what kind of awards they should receive. The 2020 Plan does not limit the number of employees and affiliates who may receive awards. As of the date of this Proxy Statement, TEGNA and its subsidiaries and affiliates had 11 non-employee directors and approximately 365 employees who would be eligible to participate in the 2020 Plan if it were currently in place.

Authorized Number of Shares. The 2020 Plan authorizes the issuance of up to 20,000,000 shares of common stock. The common stock issued under the 2020 Plan may be authorized but unissued shares or treasury shares.

Share Counting/Reacquired Shares. For purposes of counting the number of shares available for the grant of awards under the 2020 Plan, shares of common stock delivered (whether by actual delivery, attestation, or net exercise) to TEGNA by a participant to (1) purchase shares of common stock upon the exercise of an award, or (2) satisfy tax withholding obligations (including shares retained from the award creating the tax obligation) shall not be added back to the number of shares available for future awards. In addition, shares of common stock repurchased by TEGNA in the open market using the proceeds from the exercise of an award will not be added back to the number of shares available for future awards. If any award under the 2020 Plan is terminated, surrendered, canceled or forfeited, the unused shares of common stock covered by such award will again be available for grant under the 2020 Plan, subject, however, in the case of incentive stock options, to any limitations under the Internal Revenue Code.

Recoupment. TEGNA may require employees to reimburse any previously paid compensation provided under the Plan or an award agreement in accordance with the TEGNA’s recoupment policy.

Types of Awards. The Committee may grant the following types of awards under the 2020 Plan: stock options, stock appreciation rights, restricted stock, stock awards, restricted stock units, performance shares, performance units, cash-based awards and substitute awards.

Stock Options. A stock option is the right to purchase one or more shares of common stock at a specified price, as determined by the Committee. The Committee may grant non-qualified stock options and incentive stock options. A stock option is exercisable at such times and subject to such terms and conditions as the Committee determines. The exercise price of a stock option will not be less than 100% of the fair market value of a share of common stock on the date that the option is granted. No option will remain exercisable beyond 10 years after its grant date. Incentive stock options may only be granted to employees of TEGNA or its affiliates or subsidiaries (provided that the affiliate or subsidiary is a type of entity whose employees can receive such options under the tax rules that apply to such awards), and the maximum number of shares that may be issued under incentive stock options cannot exceed 5,000,000. The Committee has not granted stock options to employees since October 2011.

Stock Appreciation Rights. A stock appreciation right (“SAR”) is a right to receive an amount in any combination of cash or common stock (as determined by the Committee) equal in value to the excess of the fair market value of the shares covered by such SAR on the date of exercise over the aggregate exercise price of the SAR for such shares. SARs may be granted freestanding or in tandem with related options. The exercise price of a SAR granted in tandem with an option will be equal to the exercise price of the related option, and may be exercised for all or part of the shares covered by such option upon surrender of the right to exercise the equivalent portion of the related option. The exercise price of a freestanding SAR will be not less than the fair market value of a share of common stock on the date the SAR is granted. No SAR will remain exercisable beyond 10 years after its grant date. No SARs have been granted as of the date of this Proxy Statement.

Restricted Stock/Stock Awards. Restricted stock is an award of common stock that is subject to a substantial risk of forfeiture for a period of time and such other terms and conditions as the Committee determines. A stock award is an award of common stock that is not subject to such a risk of forfeiture, but which may be subject to such other terms and conditions as the Committee determines.

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Proposal 4—Approval of TEGNA Inc. 2020 Omnibus Incentive Compensation Plan

Restricted Stock Units. A restricted stock unit is an award whose value is based on the fair market value of the Company’s common stock and whose payment is conditioned on the completion of specified service requirements and such other terms and conditions as the Committee may determine. Payment of earned restricted stock units may be made in a combination of cash or shares of common stock (as determined by the Committee).

Performance Units/Shares and Cash-Based Awards. Performance Units/Shares and Cash Based Awards are other equity-type or cash-based awards that may be granted to participants. These awards may be valued in whole or in part by reference to, or are otherwise based on, the fair market value of the Company’s common stock or other criteria established by the Committee and the achievement of performance goals. These awards are subject to such terms and conditions as the Committee determines. Performance goals may include a service requirement. Payment of earned performance units/shares and cash-based awards may be made in any combination of cash or shares of common stock (as determined by the Committee) that have an aggregate fair market value equal to the value of the earned awards at the close of the applicable performance period.

Substitute Awards. Substitute awards may be granted under the 2020 Plan under certain circumstances such as a merger, acquisition, spin-off or other corporate event, to replace awards granted by another company or entity. Certain of the limits and rules discussed in this summary do not apply to substitute awards.

Adjustments. In the event of material changes in the outstanding number of shares of common stock or in the capital structure of the Company by reason of a stock split, stock or extraordinary dividend, a reverse stock split, or an extraordinary corporate transaction, such as any recapitalization, merger, consolidation, combination, exchange of shares or the like, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization or any partial or complete liquidation of the Company, the Committee shall make an appropriate adjustment in the number and class of shares that are authorized under the 2020 Plan, and in the number, class of and/or price of shares subject to outstanding awards granted under the 2020 Plan, as may be determined to be equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights.

Change in Control. Generally, in the event of a change in control of the Company, as defined in the 2020 Plan, unless otherwise specified in the award agreement, accelerated vesting for awards granted to employees will only occur if: (i) the awards are not continued or assumed (e.g., the awards are not equitably converted or substituted for awards of a successor entity) in connection with the change in control; or (ii) the employee has a qualifying termination of employment (as defined in the award agreement) within two years following the date of the change in control. Unless otherwise specified in the award agreement, in the event that the awards are not so continued or assumed in connection with the change in control or in the event of a qualifying termination of employment within two years following the date of the change in control, then upon such change in control or such qualifying termination (as the case may be): (1) all outstanding options and SARs will become immediately exercisable in full during their remaining term; (2) all restriction periods and restrictions imposed on non-performance based restricted stock awards will lapse; (3) all outstanding awards of performance-based restricted stock, performance units and performance shares will be paid out assuming achievement of all relevant target performance goals; (4) all restricted stock units will vest and be paid; and (5) all outstanding cash-based awards shall be accelerated as of the effective date of the change in control (and, in the case of performance-based cash-based awards, based on an assumed achievement of all relevant target performance goals), and be paid.

Generally, in the event of a change in control of the Company, as defined in the 2020 Plan, unless otherwise specified in the award agreement, for awards granted to Directors (1) all outstanding options and SARs will become immediately exercisable in full during their remaining term; (2) all restriction periods and restrictions imposed on non-performance based restricted stock awards will lapse; (3) all outstanding awards of performance-based restricted stock, performance units and performance shares will be paid out assuming achievement of all relevant target performance goals; (4) all restricted stock units will vest and be paid; and (5) all outstanding cash-based awards shall be accelerated as of the effective date of the change in control (and, in the case of performance-based cash-based awards, based on an assumed achievement of all relevant target performance goals), and be paid.

The Committee’s policies relating to vesting of awards in the event of a change in control are implemented in the award agreements approved by it from time to time, as more fully described elsewhere in this Proxy Statement.

Transferability of Awards. Except as otherwise provided in an award agreement, awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of

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Proposal 4—Approval of TEGNA Inc. 2020 Omnibus Incentive Compensation Plan

law, except by will or the laws of descent and distribution, provided that no stock option or SAR shall be transferred for value or consideration. Except as otherwise provided in an award agreement, during the life of the participant, awards are exercisable only by the participant or such participant’s legal representative.

Provisions for Foreign Participants. The Committee may modify awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the 2020 Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefits or other matters.

Amendment and Termination. The Committee may amend or terminate the 2020 Plan at any time, but no such amendment or termination may adversely affect in any material way the rights of a participant with respect to an outstanding award without that participant’s consent. No awards may be granted on or after May 4, 2020. Shareholder approval is required for certain amendments to the 2020 Plan.

Federal Income Tax Aspects of the 2020 Plan

This is a brief summary of the United States federal income tax aspects of awards that may be made under the 2020 Plan based on existing U.S. federal income tax laws as of the date of this Proxy Statement. This summary provides only the basic tax rules and is not intended as, and should not be relied upon, as tax guidance for participants in the 2020 Plan. It does not describe the implications, if any, of a number of special tax rules, including, without limitation, the alternative minimum tax, the golden parachute tax rules under Sections 280G and 4999 of the Internal Revenue Code, and foreign, state and local tax laws. Changes to the tax laws could alter the tax consequences described below.

Incentive Stock Options. The grant of an incentive stock option will not be a taxable event for the participant or for TEGNA. A participant will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the participant holds the shares of common stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). TEGNA will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below. For the exercise of an option to qualify for the foregoing tax treatment, the participant generally must exercise the option while the participant is our employee or an employee of our subsidiary or, if the participant has terminated employment, no later than three months after the participant terminated employment.

If all of the foregoing requirements are met except the holding period requirement mentioned above, the participant will recognize ordinary income upon the disposition of the common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. TEGNA will generally be allowed a business expense deduction when and to the extent the participant recognizes ordinary income, subject to the restrictions of Section 162(m) of the Internal Revenue Code.

Non-Qualified Options. The grant of a non-qualified stock option will not be a taxable event for the participant or TEGNA. Upon exercising a non-qualified option, a participant will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the participant will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised). Subject to the restrictions of Section 162(m) of the Internal Revenue Code, TEGNA will be entitled to a business expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

Stock Appreciation Rights. There are no immediate tax consequences of receiving an award of stock appreciation rights under the 2020 Plan. Upon exercising a stock appreciation right, a participant will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Subject to the restrictions of Section 162(m) of the Internal Revenue Code, TEGNA will be entitled to a business expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

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Proposal 4—Approval of TEGNA Inc. 2020 Omnibus Incentive Compensation Plan

Restricted Stock/Stock Awards. A participant who is awarded restricted stock will not recognize any taxable income for federal income tax purposes at the time of grant, provided that the shares of common stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the participant may elect under Section 83(b) of the Internal Revenue Code to recognize ordinary income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the participant does not make such a Section 83(b) election, the fair market value of the common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as ordinary income to the participant and will be taxable in the year the restrictions lapse. A participant who is awarded shares that are not subject to a substantial risk of forfeiture will recognize ordinary income equal to the fair market value of the shares on the date of the award. Subject to the restrictions of Section 162(m) of the Internal Revenue Code, TEGNA will be entitled to a business expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

Restricted Stock Units, Performance Units/Shares and Cash-Based Awards. The taxation of these awards will depend on the specific terms of the award. Generally, the grant of Restricted Stock Units, Performance Units/Shares and Cash-Based Awards will have no federal income tax consequences for TEGNA or for the participant. Generally, when the award is settled, the participant will recognize ordinary income equal to the fair market value of the shares or the cash provided on settlement. Subject to the restrictions of Section 162(m) of the Internal Revenue Code, TEGNA will be entitled to a business expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

Section 409A. Section 409A of the Code imposes complex rules on nonqualified deferred compensation arrangements, including requirements with respect to elections to defer compensation and the timing of payment of deferred amounts. Depending on how they are structured, certain equity-based awards may be subject to Section 409A of the Code, while others are exempt. If an award is subject to Section 409A of the Code and a violation occurs, the compensation is includible in income when no longer subject to a substantial risk of forfeiture and the participant may be subject to a 20% penalty tax and, in some cases, interest penalties. The 2020 Plan and awards granted under the 2020 Plan are intended to be exempt from or conform to the requirements of Section 409A of the Code.

Section 162(m) and Limits on the Company’s Deductions. Section 162(m) of the Code denies deductions to publicly held corporations for compensation paid to certain senior executives that exceeds $1,000,000.

New Plan Benefits

As of the date of this Proxy Statement, no awards have been made under the 2020 Plan that are contingent upon shareholder approval of this proposal. Because awards under the 2020 Plan are discretionary, the benefits or amounts that will be received by or allocated to each named executive officer, all current executive officers as a group, all directors who are not executive officers as a group, and all employees who are not executive officers as a group under the 2020 Plan are not presently determinable.

62	| 2020 PROXY STATEMENT

Director Compensation

The compensation year for non-employee directors begins at each Annual Meeting of shareholders and ends at the following Annual Meeting of shareholders. The Company paid its directors the following compensation for the 2019-2020 director compensation year:

•	an annual retainer of $100,000;

•

an additional annual retainer fee of $20,000 to committee chairs (other than the chair of the Executive Committee) and an additional annual retainer fee of $120,000 to the independent Chairman of the Board;

•	an annual equity grant in the form of restricted stock units with a grant date value equal to $125,000, which grant may be deferred under the DCP;

•	travel accident insurance of $1,000,000; and

•	a match from the TEGNA Foundation of charitable gifts made by directors up to a maximum of $10,000 each year.

All cash retainers are payable in cash quarterly and may be deferred under the DCP.

The annual equity grant is made to directors on the first day of the compensation year for directors. These awards of restricted stock units vest at a rate of 1/4th of the shares per quarter after the grant date, receive dividends or, if deferred, dividend equivalent rights and, once fully vested, will be paid to the director on the first anniversary of the grant date (unless the director has elected to defer his or her restricted stock units under the DCP), subject to the Company’s stock ownership guidelines for directors described below.

Restricted stock units will fully vest if a non-employee director retires from the Board due to the age of service limitations set forth in the Company’s By-laws or if the director leaves the Board because of death or disability. Restricted stock units also automatically vest upon a change in control of the Company. When a non-employee director leaves the Board for any other reason, the director’s unvested restricted stock units are forfeited.

Directors may elect to defer their cash retainer and/or annual equity grant under the Company’s Deferred Compensation Plan (“DCP”), which for cash fee deferrals provides for the same investment choices, including mutual funds and a TEGNA stock fund, made available to other DCP participants. Annual equity grants deferred at the election of the director must be invested in the TEGNA stock fund of the DCP.

The Company’s stock ownership guidelines encourage directors to own, directly, beneficially, or through the DCP, a number of shares having an aggregate value of at least three times the value of the director’s cash retainer. Directors are expected to hold all shares received from the Company as compensation until they meet their stock ownership guideline. All of our non-employee directors have either met or are on track to meet their stock ownership guideline.

2020 PROXY STATEMENT |	63

Director Compensation

The following table shows the compensation paid to our independent directors for the fiscal year ended December 31, 2019. Ms. Grimes joined the Board of Directors effective as of February 19, 2020; therefore, we have not included her in the following tables. Mr. Lougee did not receive separate compensation for his service as a director and therefore is not included in the following tables.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Gina L. Bianchini(4)	100,000	125,000	0	225,000
Howard D. Elias(4)	220,000	125,000	10,000	355,000
Stuart J. Epstein	100,000	125,000	0	225,000
Lidia Fonseca(4)	100,000	125,000	0	225,000
Scott K. McCune	120,000	125,000	9,629	254,629
Henry W. McGee(4)	100,000	125,000	10,000	235,000
Susan Ness	120,000	125,000	10,000	255,000
Bruce P. Nolop	120,000	125,000	5,000	250,000
Neal Shapiro(4)	120,000	125,000	10,000	255,000
Melinda C. Witmer(4)	100,000	125,000	0	225,000

(1)

Amounts shown in this column reflect the cash compensation earned by each director for 2019 based upon the form in which the director elected to receive his or her retainer fees during the 2018-2019 and 2019-2020 director compensation periods.

(2)

Amounts shown in this column reflect the long-term equity award(s) granted to each director in 2019. The amounts in this column represent the aggregate grant date fair value of RSU awards computed in accordance with ASC 718 based on the assumptions set forth in note 10 to the Company’s 2019 audited financial statements.

(3)

Represents charitable gifts matched by the TEGNA Foundation pursuant to the TEGNAMatch program. The TEGNAMatch program matches eligible gifts made by Company employees and directors up to an aggregate of $10,000 a year. Gifts must be made to eligible organizations, including tax exempt charitable organizations, tax exempt hospitals or medical centers, and tax-exempt colleges, universities, graduate or professional schools, engineering or technical institutions and public and private preschools, elementary and secondary schools in the U.S. and its territories.

(4)

For the 2018-2019 director compensation period, Mr. McGee and Ms. Witmer each deferred all payments he or she received in the form of cash and restricted stock units and Mr. Elias and Mr. Shapiro each deferred all payments he received in the form of restricted stock units. For the 2019-2020 director compensation period, Mr. McGee and Ms. Witmer each deferred all payments he or she received in the form of cash and restricted stock units and Ms. Bianchini, Mr. Elias, Ms. Fonseca and Mr. Shapiro each deferred all payments he or she received in the form of restricted stock units.

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Outstanding Director Equity Awards at Fiscal Year-End

Name	Restricted Stock Awards (Vested/ Unvested) (#)	Stock Option Awards (#) (Exercisable/ Unexercisable)
Gina L. Bianchini	3,963/3,963	0/0
Howard D. Elias	67,504/3,963	0/0
Stuart J. Epstein	3,963/3,963	0/0
Lidia Fonseca	10,651/3,963	0/0
Scott K. McCune	25,206/3,963	0/0
Henry W. McGee	32,333/3,963	0/0
Susan Ness	25,659/3,963	0/0
Bruce P. Nolop	8,248/3,963	0/0
Neal Shapiro	57,095/3,963	10,976/0
Melinda C. Witmer	18,999/5,963	0/0

2020 PROXY STATEMENT |	65

Equity Compensation Plan Information

The table below sets forth the following information as of the end of the Company’s 2019 fiscal year for (i) compensation plans previously approved by the Company’s shareholders and (ii) compensation plans not previously approved by the Company’s shareholders: (1) the number of securities to be issued upon the exercise of outstanding SOs, warrants and rights; (2) the weighted-average exercise price of such outstanding SOs, warrants and rights; and (3) other than securities to be issued upon the exercise of such outstanding SOs, warrants and rights, the number of securities remaining available for future issuance under the plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted -Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(A)) (c)
Equity compensation plans approved by shareholders(1)	3,992,298	$10.96(2)	30,351,212
Equity compensation plans not approved by shareholders(3)	226,918		4,561,784
Total	4,219,216		34,912,996

(1)

The equity compensation plan approved by the Company’s shareholders is the TEGNA Inc. 2001 Omnibus Incentive Compensation Plan (amended and restated as of May 4, 2010), as amended (the “2010 Plan”). As of the Record Date, the 2010 Plan is the only active equity compensation plan under which TEGNA can make awards. Upon stockholder approval of the 2020 Plan, no further grants will be made under the 2010 Plan. The number in column (a) includes 10,976 shares subject to outstanding stock options, 2,205,962 shares subject to outstanding unvested restricted stock unit grants, vested restricted stock grants that have not been paid and vested restricted stock units grants that have not yet been paid, and 1,771,744 shares subject to outstanding unvested Performance Share awards. The number of shares subject to outstanding unvested Performance Share awards assumes the maximum number of Performance Shares are issued upon vesting. The actual number of Performance Shares issued could be zero to 200% of the target number of Performance Shares underlying unvested awards. Assuming the target number of Performance Shares are issued, the number of shares subject to unvested Performance Share awards would be 489,921 and 561,298 shares would remain available for future issuance under the 2010 Plan.

(2)	Represents the weighted-average exercise price of the outstanding stock options granted under the 2010 Plan.
(3)

The TEGNA Deferred Compensation Plan, or DCP, is a non-qualified plan that provides benefits to directors and key executives of the Company. The DCP has not been approved by the Company’s shareholders. The DCP is a value-neutral plan, and there will be no additional premium or matching contribution with regards to the deferred compensation. The amounts elected to be deferred by each participant are credited to such participant’s account in the DCP, and the Company credits these accounts with earnings as if the amounts deferred were invested in the Company’s stock or other selected investment funds as directed by the participant. Amounts that are not treated as if invested in the Company’s stock are distributed in cash and amounts that are treated as if invested in the Company’s stock are generally distributed in shares of stock or cash, at the Company’s election. However, deferrals by directors of restricted stock or restricted stock unit grants are required to be distributed in stock under the terms of the DCP. The number in column (a) represents the number of shares credited to participants’ accounts in the DCP. The DCP does not currently include any shares to be issued upon the exercise of outstanding stock options, warrants and rights as a result of deferrals of grants made under the 2010 Plan. The table above does not include any shares that may in the future be credited to participants’ accounts in the DCP as a result of salary deferrals or transfers of other funds held in the plan. Participants in the DCP are general unsecured creditors of the Company with respect to their benefits under the plan.

66	| 2020 PROXY STATEMENT

Securities Beneficially Owned by Directors, Executive Officers and Principal Shareholders

The information presented below regarding beneficial ownership of common stock has been presented in accordance with SEC rules and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership of common stock includes any shares as to which a person, directly or indirectly, has or shares voting power or investment power and any shares as to which a person has the right to acquire such voting or investment power within 60 days through the exercise of any SO or other right.

The following table presents, as of the Record Date, information based on the Company’s records and filings with the SEC regarding beneficial ownership of each person who is known to be the beneficial owner of more than five percent of the Company’s common stock, each current director and each nominee for election to the Board of Directors, the Company’s NEOs in 2019, and all directors and executive officers of the Company as a group. None of the shares owned by the Company’s directors or executive officers are pledged.

Name of Beneficial Owner(1)	Shares Owned(2)	Percent of Class

BlackRock, Inc.(3)	25,494,076	11.8%

The Vanguard Group, Inc.(4)	23,807,063	11.0%

Standard General Master Fund L.P.(5)	21,124,315	9.7%

David T. Lougee	333,496	*

Victoria D. Harker	264,248	*

Lynn Beall	84,707	*

Akin S. Harrison	29,308	*

Gina L. Bianchini	13,178	*

Howard D. Elias	30,725	*

Stuart J. Epstein	21,286	*

Lidia Fonseca	35,930	*

Karen H. Grimes	1,112	*

Scott K. McCune	63,521	*

Henry W. McGee	3,935	*

Susan Ness	50,032	*

Bruce P. Nolop	38,157	*

Neal Shapiro	34,682	*

Melinda C. Witmer	0	*

All directors and executive officers as a group (16 persons including those named above)	1,061,534	*

*	Less than one percent.
(1)	Except as otherwise noted below, the address of each person listed in the table is: c/o TEGNA Inc., 8350 Broad Street, Suite 2000, Tysons, Virginia 22102.
(2)

The following shares of common stock are included in the table because they may be acquired pursuant to (a) stock options exercisable by May 19, 2020: Mr. Shapiro-10,976; and all directors and executive officers as a group-10,976; and (b) restricted stock units and/or restricted stock awards granted to directors which are payable to the director by the Company if the director leaves the Board prior to May 19, 2020: Mr. Elias-4,755, Mr. Epstein-8,033; Ms. Fonseca-7,158, Ms. Grimes-1,112; Mr. McCune-24,273, Mr. McGee-3,935, Ms. Ness-22,273, Mr. Nolop-12,788 and Mr. Shapiro-6,005; and (c) restricted stock units granted to directors that have not been deferred and will vest by May 19, 2020: Mr. Epstein-2,008, Ms. Grimes-1,112, Mr. McCune-2,008, Ms. Ness-2,008, and Mr. Nolop-2,008.

2020 PROXY STATEMENT |	67

Securities Beneficially Owned by Directors, Executive Officers and Principal Shareholders

(3)

Based upon information as of December 31, 2019, contained in a Schedule 13G/A filed with the SEC on February 4, 2020 by BlackRock, Inc., reporting, in the aggregate, sole voting power over 24,967,934 shares and sole dispositive power over 25,494,076 shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(4)

Based upon information as of December 31, 2019, contained in a Schedule 13G/A filed with the SEC on February 12, 2020 by The Vanguard Group, reporting, in the aggregate, sole voting power over 211,885 shares, shared voting power over 30,987 shares, sole dispositive power over 23,593,994 shares and shared dispositive power over 213,069 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(5)

Based upon information as of January 15, 2020, contained in a Schedule 13D/A filed with the SEC on January 15, 2020 by Standard General L.P., reporting, in the aggregate, shared voting power over 21,124,315 shares, and shared dispositive power over 21,124,315 shares. The address for Standard General L.P. is 767 Fifth Avenue, New York, NY 10153.

68	| 2020 PROXY STATEMENT

Investment in TEGNA Stock by Directors and Executive Officers

The following table presents, as of the Record Date, the total investment position in the Company’s stock of its directors and executive officers, based on the Company’s records and filings with the SEC.

Name of Officer or Director	Title	Share Investment
David T. Lougee	President and CEO, Director	357,329
Victoria D. Harker	Executive Vice President and CFO	283,042
Lynn Beall	Executive Vice President and COO—Media Operations	89,733
Akin S. Harrison	Senior Vice President, General Counsel and Secretary	32,087
Gina L. Bianchini	Director	21,104
Howard D. Elias	Director	97,907
Stuart J. Epstein	Director	21,286
Lidia Fonseca	Director	43,856
Karen H. Grimes	Director	1,112
Scott K. McCune	Director	68,994
Henry W. McGee	Director	36,665
Susan Ness	Director	57,958
Bruce P. Nolop	Director	38,157
Neal Shapiro	Director	90,205
Melinda C. Witmer	Director	22,962
All directors and executive officers as a group (16 persons including those named above)		1,324,341

This table reflects the same information as the table in the preceding section, but it also includes shares of the Company’s stock that each person holds through the Company’s Deferred Compensation Plan. As of the Record Date, fully vested shares of the Company’s stock in the following amounts were deemed to be credited to the accounts of the Company’s directors and executive officers under the Company’s Deferred Compensation Plan: Mr. Lougee- 23,833; Ms. Harker- 18,794; Ms. Beall- 5,026; Mr. Harrison- 2,779; Ms. Bianchini-7,926, Mr. Elias-67,182; Ms. Fonseca-7,926; Mr. McCune-5,473; Mr. McGee-32,730; Ms. Ness-7,926; Mr. Shapiro-55,523;Ms. Witmer–22,962; and all directors and executive officers as a group-250,915. These shares are not deemed to be “beneficially owned” under SEC rules and are therefore not included in the table in the preceding section. These shares are not deemed to be “beneficially owned” under SEC rules and are therefore not included in the table in the preceding section.

2020 PROXY STATEMENT |	69

Cost of Soliciting Proxies

The cost of soliciting proxies will be borne by the Company. We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks, trusts or nominees for forwarding proxy materials to street name holders.

As a result of the potential proxy solicitation by Standard General, we will incur additional costs in connection with our solicitation of proxies. We have hired Innisfree M&A Incorporated, a proxy solicitation firm, to assist us in soliciting proxies for a fee not to exceed $900,000. Innisfree expects that approximately 60 of their employees will assist in the solicitation. The total amount to be spent for the Company’s solicitation of proxies from shareholders for the Annual Meeting, in excess of those normally spent for an annual meeting as a result of the potential proxy contest and excluding salaries and wages of our officers and regular employees, is estimated to be approximately $5.9 million, approximately $2.5 million of which has been incurred to date.

In addition, our directors, officers, and employees may solicit proxies by telephone or other means of communication personally. Our directors, officers and employees will receive no additional compensation for these services other than their regular compensation. Appendix A sets forth information relating to certain of our directors, officers and employees who are considered “participants” in this proxy solicitation under the rules of the SEC by reason of their position or because they may be soliciting proxies on our behalf.

70	| 2020 PROXY STATEMENT

Additional Information

Other Matters

As of the date of this Proxy Statement, we do not know of any other matters that may be presented for action at the Annual Meeting. However, should other matters properly come before the meeting, the persons named as proxies will vote in a manner as they may, in their discretion, determine.

Incorporation By Reference

To the extent that this Proxy Statement is incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections of this Proxy Statement entitled “Leadership Development and Compensation Committee Report” and “Report of the Audit Committee” (to the extent permitted by SEC rules) will not be deemed incorporated, unless specifically provided otherwise in such filing.

Websites

Website addresses referenced in this Proxy Statement are provided for convenience only, and the content on the referenced websites does not constitute a part of this Proxy Statement.

March 25, 2020

2020 PROXY STATEMENT |	71

Appendix A:

Supplemental Information Regarding Participants

The following tables (“Directors and Nominees” and “Executive Officers and Employees”) list the name and business address of the directors of the Company, nominees for director, and the name, present principal occupation and business address of the Company’s executive officers and employees who, under SEC rules, are considered to be participants in the Company’s solicitation of proxies from its shareholders in connection with the Annual Meeting (collectively, the “Participants”).

Directors and Nominees

The principal occupations of the Company’s directors and nominees for director are included in the biographies under the section above titled “Proposal 1—Election of Directors.” The name of each director is listed below, and the business addresses for all the directors is c/o TEGNA, 8350 Broad Street, Suite 2000, Tysons, Virginia 22102.

Name
Gina L. Bianchini
Howard D. Elias
Stuart J. Epstein
Lidia Fonseca
David T. Lougee
Karen H. Grimes
Scott K. McCune
Henry W. McGee
Susan Ness
Bruce P. Nolop
Neal Shapiro
Melinda C. Witmer

Executive Officers and Employees

The executive officers and other employees who are considered Participants as well as their positions with the Company, which constitute their respective principal occupations, are listed below. The business address for each person is c/o TEGNA, 8350 Broad Street, Suite 2000, Tysons, Virginia 22102.

Name	Title
David T. Lougee	President and Chief Executive Officer
Lynn Beall (Trelstad)	Executive Vice President and COO of Media Operations
Victoria D. Harker	Executive Vice President and Chief Financial Officer
Akin S. Harrison	Senior Vice President, General Counsel and Secretary
Doug Kuckelman	Head of Investor Relations

72	| 2020 PROXY STATEMENT

Appendix A

Information Regarding Ownership of Company Securities by Participants

The number of shares of the Company’s common stock beneficially held as of the Record Date by its directors and those executive officers who are Participants appears in the “Securities Beneficially Owned by Directors, Executive Officers and Principal Shareholders ” section of this Proxy Statement, except for the number of shares of the Company common stock beneficially held by Doug Kuckelman, which is set forth in the table below. Except as described in this Appendix A or otherwise in this Proxy Statement, none of the persons listed above in “Directors and Nominees” and “Executive Officers and Employees” owns any debt or equity security issued by us of record that he or she does not also own beneficially.

Name	Shares Owned	Percent of Class

Doug Kuckelman	305	*
*	Less than one percent.

Information Regarding Transactions in the Company’s Securities by Participants in the Past Two Years

The following table sets forth information regarding purchases and sales of the Company’s securities beneficially owned by each of the Participants during the past two years. Unless otherwise indicated, all transactions were in the public market or pursuant to our equity compensation plans and no part of the purchase price or market value of those securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Date	Number of Shares	Transaction Description

Gina L. Bianchini	5/1/2019	11,688	Acquisition—Common stock acquired upon the vesting of Restricted Stock Units

	5/1/2019	(11,688)	Disposition—Restricted Stock Units vested into Common Stock

	4/25/19	7,926	Acquisition—Grant of Restricted Stock Units

	5/1/18	1,510	Acquisition—Common stock acquired upon the vesting of Restricted Stock Units

	5/1/18	(1,510)	Disposition—Restricted Stock Units vested into Common Stock

	4/26/18	11,405	Acquisition—Grant of Restricted Stock Units

	2/26/18	1,502	Acquisition—Grant of Restricted Stock Units

Howard D. Elias	12/6/19	12,385	Acquisition—Common Stock acquired upon exercise of non-qualified stock options at $7.45

	12/6/19	(12,385)	Disposition—Non-qualified stock options exercised for Common Stock at $7.45

	12/6/19	(5,904)	Disposition—Common Stock surrendered to pay the exercise price of non-qualified stock options

	4/25/19	7,926	Acquisition—Grant of Restricted Stock Units

	3/8/2019	12,385	Acquisition—Common Stock acquired upon exercise of non-qualified stock options at $8.14

	3/8/2019	(12,385)	Disposition—Non-qualified stock options exercised for Common stock at $8.14

	3/8/2019	(7,075)	Disposition—Common Stock surrendered to pay the exercise price of non-qualified stock options

2020 PROXY STATEMENT |	73

Appendix A

Name	Date	Number of Shares	Transaction Description

	5/1/2018	8,095	Acquisition—Common Stock acquired upon the vesting of Restricted Stock Units.

	5/1/2018	(8,095)	Disposition—Restricted Stock Units vested into Common Stock

	4/26/18	11,405	Acquisition—Grant of Restricted Stock Units

	4/19/18	12,385	Acquisition—Common Stock acquired upon the exercise of non-qualified stock options at $8.88

	4/19/18	(12,385)	Disposition—Non-qualified stock options exercised for Common Stock at $8.88

	4/19/18	(9,820)	Disposition—Common Stock surrendered to pay the exercise price of non-qualified stock options

Stuart J. Epstein	5/1/19	11,688	Acquisition—Common Stock acquired upon the vesting of Restricted Stock Units

	5/1/19	(11,688)	Disposition—Restricted Stock Units vested into Common Stock

	4/25/19	7,926	Acquisition—Grant of Restricted Stock Units

	5/1/18	1,585	Acquisition—Common Stock acquired upon the vesting of Restricted Stock Units

	5/1/18	(1,585)	Disposition—Restricted Stock Units vested into Common Stock

	4/26/18	11,405	Acquisition—Grant of Restricted Stock Units

Lidia Fonseca	5/1/19	11,668	Acquisition—Common Stock acquired upon the vesting of Restricted Stock Units

	5/1/19	(11,668)	Disposition—Restricted Stock Units vested into Common Stock

	4/25/19	7,926	Acquisition—Grant of Restricted Stock Units

	5/1/18	8,095	Acquisition—Common Stock acquired upon the vesting of Restricted Stock Units

	5/1/18	(8,095)	Disposition—Restricted Stock Units vested into Common Stock

	4/26/18	11,405	Acquisition—Grant of Restricted Stock Units

Karen H. Grimes	2/19/20	1,112	Acquisition—Grant of Restricted Stock Units

David T. Lougee	3/1/20	96,641	Acquisition—Grant of Restricted Stock Units

	2/29/20	19,740	Acquisition—Common Stock acquired upon the vesting of Restricted Stock Units

	2/29/20	(19,740)	Disposition—Restricted Stock Units vested into Common Stock

	2/29/20	23,275	Acquisition—Common Stock acquired upon the vesting of Restricted Stock Units

	2/29/20	(23,275)	Disposition—Restricted Stock Units vested into Common Stock

	2/29/20	(19,401)	Disposition—Common Stock withheld to satisfy tax obligations

	2/18/20	196,551	Acquisition—2018 Performance Shares vested into Restricted Stock Units equivalents

	2/7/2020	3,901.8692	Acquisition—Acquisition of Phantom Stock upon Company contribution to the Company’s Deferred Compensation Plan

	1/27/20	122,735	Acquisition—Acquisition of shares of Common Stock upon vesting and settlement of Performance Share awards pursuant to Company’s Performance Share Plan

74	| 2020 PROXY STATEMENT

Appendix A

Name	Date	Number of Shares	Transaction Description

	1/27/20	(55,506)	Disposition—Common Stock withheld to satisfy tax obligations owed upon vesting and settlement of Performance Share awards pursuant to Company’s Performance Share Plan

	12/31/19	34,471	Acquisition—Common Stock acquired upon the vesting of Restricted Stock Units

	12/31/19	(34,471)	Disposition—Restricted Stock Units vested into Common Stock

	12/31/19	10,685	Acquisition—Common Stock acquired upon the vesting of Restricted Stock Units

	12/31/19	(10,685)	Disposition—Restricted Stock Units vested into Common Stock

	12/31/19	7,273	Acquisition—Common Stock acquired upon the vesting of Restricted Stock Units

	12/31/19	(7,273)	Disposition—Restricted Stock Units vested into Common Stock

	12/31/19	(23,041)	Disposition—Common Stock withheld to satisfy tax obligations

	2/28/19	19,739	Acquisition—Common Stock acquired upon the vesting of Restricted Stock Units

	2/28/19	(19,739)	Disposition—Restricted Stock Units vested into Common Stock

	2/28/19	(8,903)	Disposition—Common Stock Withheld to satisfy tax obligations

	2/28/19	93,100	Acquisition—Grant of Restricted Stock Units

	2/1/19	5,810.1472	Acquisition—Acquisition of Phantom Stock upon Company contribution to the Company’s Deferred Compensation Plan

	1/25/19	4,484	Acquisition—Acquisition of shares of Common Stock upon vesting and settlement of Performance Share awards pursuant to Company’s Performance Share Plan

	1/25/19	(2,260)	Disposition—Common Stock withheld to satisfy tax obligations owed upon vesting and settlement of Performance Share awards pursuant to Company’s Performance Share Plan

	12/31/18	20,041	Acquisition—Common Stock acquired upon the vesting of Restricted Stock Units

	12/31/18	(20,041)	Disposition—Restricted Stock Units vested into Common Stock

	12/31/18	10,685	Acquisition—Common Stock acquired upon the vesting of Restricted Stock Units

	12/31/18	(10,685)	Disposition—Restricted Stock Units vested into Common Stock

	12/31/18	7,273	Acquisition—Common Stock acquired upon the vesting of Restricted Stock Units

	12/31/18	(7,273)	Disposition—Restricted Stock units vested into Common Stock

	12/31/18	(16,786)	Disposition—Common Stock withheld to satisfy tax obligations

	8/29/18	26,707	Acquisition—Common Stock acquired upon exercise of non-qualified stock options at $8.69

	8/29/18	(26,707)	Disposition—Non-qualified stock options exercised for Common Stock at $8.69

	8/29/18	(22,982)	Disposition—Common Stock surrendered to pay exercise price of non-qualified stock options

2020 PROXY STATEMENT |	75

Appendix A

Name	Date	Number of Shares	Transaction Description

Scott K. McCune	5/1/19	11,688	Acquisition—Common Stock acquired upon the vesting of Restricted Stock Units

	5/1/19	(11,688)	Disposition—Restricted Stock Units vested into Common Stock

	4/25/19	7,926	Acquisition—Grant of Restricted Stock Units

	5/1/18	8,095	Acquisition—Common Stock acquired upon the vesting of Restricted Stock Units

	5/1/18	(8,095)	Disposition—Restricted Stock Units vested into Common Stock

	4/26/18	11,405	Acquisition—Grant of Restricted Stock Units

	3/14/18	12,385	Acquisition—Common Stock acquired upon exercise of non-qualified stock options at $8.88

	3/14/18	(12,385)	Disposition—Non-qualified stock options exercised for Common Stock at $8.88

	3/14/18	(12,385)	Disposition—Common Stock sold in multiple transactions at an average of $12.6947

Henry W. McGee	4/25/19	7,926	Acquisition—Grant of Restricted Stock Units

	4/26/18	11,405	Acquisition—Grant of Restricted Stock Units

Susan Ness	5/1/19	11,668	Acquisition—Common Stock acquired upon the vesting of Restricted Stock Units

	5/1/19	(11,668)	Disposition—Restricted Stock Units vested into Common Stock

	4/25/19	7,926	Acquisition—Grant of Restricted Stock Units

	4/26/18	11,405	Acquisition—Grant of Restricted Stock Units

Bruce P. Nolop	5/1/19	11,668	Acquisition—Common Stock acquired upon the vesting of Restricted Stock Units

	5/1/19	(11,668)	Disposition—Restricted Stock Units vested into Common Stock

	4/25/19	7,926	Acquisition—Grant of Restricted Stock Units

	5/1/18	8,905	Acquisition—Common Stock acquired upon the vesting of Restricted Stock Units

	5/1/18	(8,905)	Disposition—Restricted Stock Units vested into Common Stock

	4/26/18	11,405	Acquisition—Grant of Restricted Stock Units

Neal Shapiro	12/6/19	12,385	Acquisition—Common Stock acquired upon exercise of non-qualified stock options at $7.45

	12/6/19	(12,385)	Disposition—Non-qualified stock options exercised for Common Stock at $7.45

	12/6/19	17,140	Acquisition—Common Stock acquired upon exercise of non-qualified stock options at $7.45

	12/6/19	(17,140)	Disposition—Non-qualified stock options exercised for Common Stock at $7.45

	12/6/19	(14,074)	Disposition—Common Stock surrendered to pay the exercise price of non-qualified stock options

	4/25/19	7,926	Acquisition—Grant of Restricted Stock Units

	3/5/19	15,228	Acquisition—Common Stock acquired upon exercise of non-qualified stock options at $8.14

	3/5/19	(15,228)	Disposition—Non-qualified stock options exercised for Common Stock at $8.14

76	| 2020 PROXY STATEMENT

Appendix A

Name	Date	Number of Shares	Transaction Description

	3/5/19	12,385	Acquisition—Common Stock acquired upon exercise of non-qualified stock options at $8.14

	3/5/19	(12,385)	Disposition—Non-qualified stock options exercised for Common Stock at $8.14

	3/5/19	(27,613)	Disposition—Common Stock sold in multiple transactions at an average price of $14.7196

	4/26/18	11,405	Acquisition—Grant of Restricted Stock Units

	3/16/18	12,385	Acquisition—Common Stock acquired upon exercise of non-qualified stock option at $8.88

	3/16/18	(12,385)	Disposition—Non-qualified stock options exercised for Common Stock at $8.88

	3/16/18	(12,385)	Disposition—Common Stock sold at $12.57

Melinda C. Witmer	4/25/19	7,926	Acquisition—Grant of Restricted Stock Units

	4/26/18	11,405	Acquisition—Grant of Restricted Stock Units

Lynn Beall (Trelstad)	3/1/20	37,896	Acquisition—Grant of Restricted Stock Units

	3/1/20	6,608	Acquisition—Grant of Restricted Stock Units, Indirect Ownership By Spouse

	2/29/20	7,960	Acquisition—Common Stock acquired upon the vesting of Restricted Stock Units

	2/29/20	(7,960)	Disposition—Restricted Stock Units vested into Common Stock

	2/29/20	7,965	Acquisition—Common Stock acquired upon the vesting of Restricted Stock Units

	2/29/20	(7,965)	Disposition—Restricted Stock Units vested into Common Stock

	2/29/20	(7,963)	Disposition—Common Stock withheld to satisfy tax obligations

	2/29/20	1,108	Acquisition—Common Stock acquired upon the vesting of Restricted Stock Units, Indirect Ownership By Spouse

	2/29/20	(1,108)	Disposition—Restricted Stock Units vested into Common Stock, Indirect Ownership by Spouse

	2/29/20	1,200	Acquisition—Common Stock acquired upon the vesting of Restricted Stock Units, Indirect Ownership By Spouse

	2/29/20	(1,200)	Disposition—Restricted Stock Units vested into Common Stock, Indirect Ownership By Spouse

	2/29/20	(769)	Disposition—Common Stock withheld to satisfy tax obligations, Indirect Ownership By Spouse

	2/18/20	52.161	Acquisition—2018 Performance Shares vested into Restricted Stock Units equivalents

	2/18/20	3,959	Acquisition—2018 Performance Shares vested into Restricted Stock Units equivalents, Indirect Ownership By Spouse

	2/7/20	1,999.91	Acquisition—Acquisition of Phantom Stock upon Company contribution to the Company’s Deferred Compensation Plan

	2/7/20	311.4667	Acquisition—Acquisition of Phantom Stock upon Company contribution to the Company’s Deferred Compensation Plan, Indirect Ownership By Spouse

2020 PROXY STATEMENT |	77

Appendix A

Name	Date	Number of Shares	Transaction Description

	1/27/20	21,533	Acquisition—Acquisition of shares of Common Stock upon vesting and settlement of Performance Share awards pursuant to Company’s Performance Share Plan

	1/27/20	(10,645)	Disposition—Common Stock withheld to satisfy tax obligations owed upon vesting and settlement of Performance Share awards pursuant to Company’s Performance Share Plan

	1/27/20	3,230	Acquisition—Acquisition of shares of Common Stock upon vesting and settlement of Performance Share awards pursuant to Company’s Performance Share Plan, Indirect Ownership By Spouse

	1/27/20	(1,247)	Disposition—Common Stock withheld to satisfy spouse’s tax obligations owed upon vesting and settlement of Performance Share awards pursuant to Company’s Performance Share Plan

	12/31/19	12,497	Acquisition—Common Stock acquired upon the vesting of Restricted Stock Units

	12/31/19	(12,497)	Disposition—Restricted Stock Units vested into Common Stock

	12/31/19	3,957	Acquisition—Common Stock acquired upon the vesting of Restricted Stock Units

	12/31/19	(3,957)	Disposition—Restricted Stock Units vested into Common Stock

	12/31/19	3,909	Acquisition—Common Stock acquired upon the vesting of Restricted Stock Units

	12/31/19	(3,909)	Disposition—Restricted Stock Units vested into Common Stock

	12/31/19	(9,619)	Disposition—Common Stock withheld to satisfy tax obligations

	12/31/19	2,717	Acquisition—Common Stock acquired upon the vesting of Restricted Stock Units, Indirect Ownership By Spouse

	12/31/19	(2,717)	Disposition—Restricted Stock Units vested into Common Stock, Indirect Ownership By Spouse

	12/31/19	891	Acquisition—Common Stock acquired upon the vesting of Restricted Stock Units, Indirect Ownership By Spouse

	12/31/19	(891)	Disposition—Restricted Stock Units vested into Common Stock, Indirect Ownership By Spouse

	12/31/19	(1,157)	Disposition—Common Stock withheld to satisfy tax obligations, Indirect Ownership By Spouse

	2/28/19	7,960	Acquisition—Common Stock acquired upon the vesting of Restricted Stock Units

	2/28/19	(7,960)	Disposition—Restricted Stock Units vested into Common Stock

	2/28/19	(3,845)	Disposition—Common Stock withheld to satisfy tax obligations

	2/28/19	1,107	Acquisition—Common Stock acquired upon the vesting of Restricted Stock Units, Indirect Ownership by Spouse

	2/28/19	(1,107)	Disposition—Restricted Stock Units vested into Common Stock, Indirect Ownership By Spouse

	2/28/19	(362)	Disposition—Common Stock withheld to satisfy tax obligations, Indirect Ownership By Spouse

	2/28/19	31,860	Acquisition—Grant of Restricted Stock Units

	2/28/19	4,800	Acquisition—Grant of Restricted Stock Units, Indirect Ownership By Spouse

78	| 2020 PROXY STATEMENT

Appendix A

Name	Date	Number of Shares	Transaction Description

	2/1/19	2,971.2216	Acquisition—Acquisition of Phantom Stock upon Company contribution to the Company’s Deferred Compensation Plan

	2/1/19	368.2491	Acquisition—Acquisition of Phantom Stock upon Company contribution to the Company’s Deferred Compensation Plan, Indirect Ownership By Spouse

	1/25/19	1,313	Acquisition—Acquisition of shares of Common Stock upon vesting and settlement of Performance Share awards pursuant to Company’s Performance Share Plan

	1/25/19	(704)	Disposition—Common Stock withheld to satisfy tax obligations owed upon vesting and settlement of Performance Share awards pursuant to Company’s Performance Share Plan

	1/25/19	190	Acquisition—Acquisition of shares of Common Stock upon vesting and settlement of Performance Share awards pursuant to Company’s Performance Share Plan, Indirect Ownership By Spouse

	1/25/19	(74)	Disposition—Common Stock withheld to satisfy spouse’s tax obligations owed upon vesting and settlement of Performance Share awards pursuant to Company’s Performance Share Plan

	12/31/18	6,954	Acquisition—Common Stock acquired upon the vesting of Restricted Stock Units

	12/31/18	(6,954)	Disposition—Restricted Stock Units vested into Common Stock

	12/31/18	3,957	Acquisition—Common Stock acquired upon the vesting of Restricted Stock Units

	12/31/18	(3,957)	Disposition—Restricted Stock Units vested into Common Stock

	12/31/18	3,909	Acquisition—Common Stock acquired upon the vesting of Restricted Stock Units

	12/31/18	(3,909)	Disposition—Restricted Stock Units vested into Common Stock

	12/31/18	(7,039)	Disposition—Common Stock withheld to satisfy tax obligations

	12/31/18	1,841	Acquisition—Common Stock acquired upon the vesting of Restricted Stock Units, Indirect Ownership By Spouse

	12/31/18	(1,841)	Disposition—Restricted Stock Units vested into Common Stock, Indirect Ownership By Spouse

	12/31/18	890	Acquisition—Common Stock acquired upon the vesting of Restricted Stock Units, Indirect Ownership By Spouse

	12/31/18	(890)	Disposition—Restricted Stock Units vested into Common Stock, Indirect Ownership By Spouse

	12/31/18	(880)	Disposition—Common Stock withheld to satisfy tax obligations, Indirect Ownership By Spouse

Victoria D. Harker	3/1/20	46,256	Acquisition—Grant of Restricted Stock Units

	2/29/20	12,921	Acquisition—Common Stock acquired upon the vesting of Restricted Stock Units

	2/29/20	(12,921)	Disposition—Restricted Stock Units vested into Common Stock

	2/29/20	12,600	Acquisition—Common Stock acquired upon the vesting of Restricted Stock Units

	2/29/20	(12,600)	Disposition—Restricted Stock Units vested into Common Stock

	2/29/20	(11,511)	Disposition—Common Stock withheld to satisfy tax obligations

2020 PROXY STATEMENT |	79

Appendix A

Name	Date	Number of Shares	Transaction Description

	2/18/20	84,688	Acquisition—2018 Performance Shares vested into Restricted Stock Units equivalents

	2/7/20	2,593.4579	Acquisition—Acquisition of Phantom Stock upon Company contribution to the Company’s Deferred Compensation Plan

	1/27/20	65,315	Acquisition—Acquisition of shares of Common Stock upon vesting and settlement of Performance Share awards pursuant to Company’s Performance Share Plan

	1/27/20	(29,679)	Disposition—Common Stock withheld to satisfy tax obligations owed upon vesting and settlement of Performance Share awards pursuant to Company’s Performance Share Plan

	12/31/19	32,687	Acquisition—Common Stock acquired upon the vesting of Restricted Stock Units

	12/31/19	(32,687)	Disposition—Restricted Stock Units vested into Common Stock

	12/31/19	9,695	Acquisition—Common Stock acquired upon the vesting of Restricted Stock Units

	12/31/19	(9,695)	Disposition—Restricted Stock Units vested into Common Stock

	12/31/19	(18,541)	Disposition—Common Stock withheld to satisfy tax obligations.

	2/28/19	12,920	Acquisition—Common Stock acquired upon the vesting of Restricted Stock Units

	2/28/19	(12,920)	Disposition—Restricted Stock Units vested into Common Stock

	2/28/19	(5,827)	Disposition—Common Stock withheld to satisfy tax obligations

	2/28/19	50,400	Acquisition—Grant of Restricted Stock Units

	2/1/19	3,805.2376	Acquisition—Acquisition of Phantom Stock upon Company contribution to the Company’s Deferred Compensation Plan

	1/25/19	4,252	Acquisition—Acquisition of shares of Common Stock upon vesting and settlement of Performance Share awards pursuant to Company’s Performance Share Plan

	1/25/19	(2,144)	Disposition—Common Stock withheld to satisfy tax obligations owed upon vesting and settlement of Performance Share awards pursuant to Company’s Performance Share Plan

	12/31/18	18,753	Acquisition—Common Stock acquired upon the vesting of Restricted Stock Units

	12/31/18	(18,753)	Disposition—Restricted Stock Units vested into Common Stock

	12/31/18	9,612	Acquisition—Common Stock acquired upon the vesting of Restricted Stock Units

	12/31/18	(9,612)	Disposition—Restricted Stock Units vested into Common Stock

	12/31/18	9,695	Acquisition—Common Stock acquired upon the vesting of Restricted Stock Units

	12/31/18	(9,695)	Disposition—Restricted Stock Units vested into Common Stock

	12/31/18	(16,671)	Disposition—Common Stock withheld to satisfy tax obligations

Akin S. Harrison	3/1/20	26,019	Acquisition—Grant of Restricted Stock Units

	2/29/20	2,461	Acquisition—Common Stock acquired upon the vesting of Restricted Stock Units

	2/29/20	(2,461)	Disposition—Restricted Stock Units vested into Common Stock

80	| 2020 PROXY STATEMENT

Appendix A

Name	Date	Number of Shares	Transaction Description

	2/29/20	4,781	Acquisition—Common Stock acquired upon the vesting of Restricted Stock Units

	2/29/20	(4,781)	Disposition—Restricted Stock Units vested into Common Stock

	2/29/20	(3,499)	Disposition—Common Stock withheld to satisfy tax obligations

	2/18/20	8,797	Acquisition—2018 Performance Shares vested into Restricted Stock Units equivalents

	2/7/20	838.5152	Acquisition—Acquisition of Phantom Stock upon Company contribution to the Company’s Deferred Compensation Plan

	1/27/20	6,908	Acquisition—Acquisition of shares of Common Stock upon vesting and settlement of Performance Share awards pursuant to Company’s Performance Share Plan

	1/27/20	(3,649)	Disposition—Common Stock withheld to satisfy tax obligations owed upon vesting and settlement of Performance Share awards pursuant to Company’s Performance Share Plan

	12/31/19	5,043	Acquisition—Common Stock acquired upon the vesting of Restricted Stock Units

	12/31/19	(5,043)	Disposition—Restricted Stock Units vested into Common Stock

	12/31/19	1,558	Acquisition—Common Stock acquired upon the vesting of Restricted Stock Units

	12/31/19	(1,558)	Disposition—Restricted Stock Units vested into Common Stock

	12/31/19	(3,102)	Disposition—Common Stock withheld to satisfy tax obligations

	2/28/19	2,461	Acquisition—Common Stock acquired upon the vesting of Restricted Stock Units

	2/28/19	(2,461)	Disposition—Restricted Stock Units vested into Common Stock

	2/28/19	(1,189)	Disposition—Common Stock withheld to satisfy tax obligations

	2/28/19	19,125	Acquisition—Grant of Restricted Stock Units

	2/1/19	898.1179	Acquisition—Acquisition of Phantom Stock upon Company contribution to the Company’s Deferred Compensation Plan

	1/25/19	432	Acquisition—Acquisition of shares of Common Stock upon vesting and settlement of Performance Share awards pursuant to Company’s Performance Share Plan

	1/25/19	(167)	Disposition—Common Stock withheld to satisfy tax obligations owed upon vesting and settlement of Performance Share awards pursuant to Company’s Performance Share Plan

	12/31/18	2,306	Acquisition—Common Stock acquired upon the vesting of Restricted Stock Units

	12/31/18	(2,306)	Disposition—Restricted Stock Units vested into Common Stock

	12/31/18	1,093	Acquisition—Common Stock acquired upon the vesting of Restricted Stock Units

	12/31/18	(1,093)	Disposition—Restricted Stock Units vested into Common Stock

	12/31/18	1,558	Acquisition—Common Stock acquired upon the vesting of Restricted Stock Units

	12/31/18	(1,558)	Disposition—Restricted Stock Units vested into Common Stock

	12/31/18	(1,596)	Disposition—Common Stock withheld to satisfy tax obligations

2020 PROXY STATEMENT |	81

Appendix A

Name	Date	Number of Shares	Transaction Description

	11/27/18	5,767	Acquisition—Common Stock acquired upon exercise of non-qualified stock option at $8.40

	11/27/18	(5,767)	Disposition—Non-qualified stock options exercised for Common Stock at $8.40

	11/27/18	(5,767)	Disposition—Common Stock sold at $13.05

	11/27/18	3,096	Acquisition—Common Stock acquired upon exercise of non-qualified stock option at $5.75

	11/27/18	(3,096)	Disposition—Non-qualified stock options exercised for Common Stock at $5.75

	11/27/18	(3,096)	Disposition—Common Stock sold at $13.05

Doug Kuckelman	3/6/20	(948)	Disposition—Common Stock sold at $15.965

	3/1/20	3,175	Acquisition—Grant of Restricted Stock Units

	2/29/20	828	Acquisition—Common Stock acquired upon the vesting of Restricted Stock Units

	2/29/20	(828)	Disposition—Restricted Stock Units vested into Common Stock

	2/29/20	718	Acquisition—Common Stock acquired upon the vesting of Restricted Stock Units

	2/29/20	(718)	Disposition—Restricted Stock Units vested into Common Stock

	2/29/20	(598)	Disposition—Common Stock withheld to satisfy tax obligations

	1/7/20	(961)	Disposition—Common Stock sold at $16.92

	12/31/19	1,019	Acquisition—Common Stock acquired upon the vesting of Restricted Stock Units

	12/31/19	(1,019)	Disposition—Restricted Stock Units vested into Common Stock

	12/31/19	396	Acquisition—Common Stock acquired upon the vesting of Restricted Stock Units

	12/31/19	(396)	Disposition—Restricted Stock Units vested into Common Stock

	12/31/19	(454)	Disposition—Common Stock withheld to satisfy tax obligations

	4/8/19	(440)	Disposition—Common Stock sold at $14.65

	2/28/19	717	Acquisition—Common Stock acquired upon the vesting of Restricted Stock Units

	2/28/19	(717)	Disposition—Restricted Stock Units vested into Common Stock

	2/28/19	(277)	Disposition—Common Stock withheld to satisfy tax obligations

	2/28/19	3,314	Acquisition—Grant of Restricted Stock Units

	2/14/19	(527)	Disposition—Common Stock sold at $12.16

	12/31/18	396	Acquisition—Common Stock acquired upon the vesting of Restricted Stock Units

	12/31/18	(396)	Disposition—Restricted Stock Units vested into Common Stock

	12/31/18	389	Acquisition—Common Stock acquired upon the vesting of Restricted Stock Units

	12/31/18	(389)	Disposition—Restricted Stock Units vested into Common Stock

	12/31/18	(258)	Disposition—Common Stock withheld to satisfy tax obligations

82	| 2020 PROXY STATEMENT

Miscellaneous Information Concerning Participants

Other than as set forth in this Appendix A or the Proxy Statement, to our knowledge:

•	None of the Participants or their associates beneficially owns, directly or indirectly, any shares or other securities of the Company;

•	None of the Participants has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the annual meeting;

•	None of the Participants owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company;

•

None of the Participants has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies;

•

None of the Participants have any arrangement or understandings with any person with respect to any future employment by the Company or our affiliates or with respect to any future transactions to which we or any of our affiliates will or may be a party;

•

None of the Participants is a party to any transaction, since the beginning of Company’s last fiscal year, or any currently proposed transaction, in which (i) the Company was or is to be a participant, (ii) the amount involved exceeds $120,000, and (iii) any participant or any related person thereof had or will have a direct or indirect material interest; and

•	None of the Participants has been convicted in a criminal proceeding in the past ten years.

Other Information

TEGNA does not know of any changes in control of the Company within the last fiscal year.

In addition, to our knowledge, there are no material proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or any of their associates is a party adverse to, or has a material interest adverse to, the Company or any of its subsidiaries.

2020 PROXY STATEMENT |	83

Appendix B

TEGNA Inc.

2020 Omnibus Incentive Compensation Plan

- i -

Article 1.	Establishment, Objectives, Duration and Effect of Spin-Off

1.1    Establishment of the Plan. TEGNA Inc., a Delaware corporation (hereinafter referred to as the “Company”), hereby adopts the Company’s 2020 Omnibus Incentive Compensation Plan (hereinafter referred to as the “Plan”), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Stock Awards, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards and Substitute Awards. Subject to approval by the Company’s stockholders, the Plan shall become effective as of April 30, 2020 (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.

1.2    Objectives of the Plan. The objectives of the Plan are to optimize the profitability and growth of the Company through annual and long-term incentives that are consistent with the Company’s goals and that link the personal interests of Participants to those of the Company’s stockholders, to provide Participants with an incentive for excellence in individual performance, and to promote teamwork among Participants. The Plan is further intended to provide flexibility to the Company and its Affiliates in their ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company’s success and to allow Participants to share in that success.

1.3    Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Committee to amend or terminate the Plan at any time pursuant to Article 15 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions. However, in no event may an Award be granted under the Plan on or after the tenth (10th) anniversary of the Effective Date.

1.4    Prior Awards. As of the Effective Date no further Awards shall be made under the terms of the TEGNA Inc. 2001 Omnibus Incentive Compensation Plan (Amended and Restated as of May 4, 2010), as amended (the “Predecessor Plan”) that were in effect prior to the Effective Date. Awards granted before the Effective Date shall be governed by the terms of the Predecessor Plan.

Article 2.	Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

2.1    “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

2.2    “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Stock Awards, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, or Substitute Awards.

2.3    “Award Agreement” means a written or electronic agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan.

2.4    “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.5    “Board” or “Board of Directors” means the Board of Directors of the Company.

2.6    “Cash-Based Award” means an Award granted to a Participant whose value is denominated in cash as described in Article 9 hereof.

2.7    “Change in Control” means the first to occur of the following:

(a)    the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section, the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or one of its affiliates, or (D) any acquisition pursuant to a transaction that complies with (c)(i), (c)(ii) and (c)(iii) below;

(b)    individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c)    consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding

Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation or entity resulting from such Business Combination (including, without limitation, a corporation or entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or any corporation or entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation or entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation or entity, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation or entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(d)    approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, with respect to a Section 409A Award, the Committee may specify that the definition of Change in Control must also constitute an event that is a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A.

2.8    “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.9    “Committee” means the Board, or any committee appointed by the Board, to administer Awards to Employees or Directors, as specified in Article 3 hereof.

2.10    “Company” means TEGNA Inc., a Delaware corporation and any successor thereto as provided in Article 17 hereof.

2.11    “Director” means any individual who is a member of the Board of Directors of the Company; provided, however, that any Director who is employed by the Company shall be considered an Employee under the Plan.

2.12    “Disability” shall have the meaning ascribed to such term in the Award Agreement. If no such definition is provided in the Award Agreement, “Disability” shall mean a medically determinable physical or mental impairment which can be expected to result in death or has lasted or can be expected to last for a continuous period of not less than six months if such disabling condition renders the person unable to perform the material and substantial duties of his or her occupation. With respect to Section 409A Awards that become payable upon a disability, such disability must also qualify as a disability within the meaning of Treasury Regulation 1.409A-3(i)(4).

2.13    “Effective Date” shall have the meaning ascribed to such term in Section 1.1 hereof.

2.14    “Employee” means any employee of the Company or its Subsidiaries or Affiliates.

2.15    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.16    “Fair Market Value” as of any date and in respect of any Share means the then most recent closing price of a Share reflected in the consolidated trading tables of the Wall Street Journal or any other publication selected by the Committee, provided that, if Shares shall not have been traded on the New York Stock Exchange for more than 10 days immediately preceding such date or if deemed appropriate by the Committee for any other reason, the fair market value of Shares shall be as determined by the Committee in such other manner as it may deem appropriate, provided that such valuation is consistent with the requirements of Section 409A. In no event shall the fair market value of any Share be less than its par value.

2.17    “Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article 7 hereof.

2.18     “Incentive Stock Option” or “ISO” means an option to purchase Shares granted under Article 6 hereof and that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422. To the extent that an option is granted that is intended to meet the requirements of Code Section 422, but fails to meet such requirements, the option will be treated as a NQSO.

2.19    “Insider” shall mean an individual who is, on the relevant date, an executive officer, director or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

2.20    “Nonqualified Stock Option” or “NQSO” means an option to purchase Shares granted under Article 6 hereof and that is not intended to be treated as an Incentive Stock Option, or that otherwise does not meet such requirements.

2.21    “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 hereof.

2.22    “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.23    “Participant” means an Employee or Director who has been selected to receive an Award or who has outstanding an Award granted under the Plan.

2.24    “Performance Share” means an Award granted to a Participant whose value is denominated in Shares and is earned by satisfaction of specified performance goals and such other terms and conditions that the Committee may specify, as described in Article 9 hereof.

2.25    “Performance Unit” means an Award granted to a Participant whose value is specified by the Committee and is earned by satisfaction of specified performance goals and such other terms and conditions that the Committee may specify, as described in Article 9 hereof.

2.26    “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is not permitted (e.g., based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares are subject to a substantial risk of forfeiture, pursuant to the Restricted Stock Award Agreement, as provided in Article 8 hereof.

2.27    “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.28    “Restricted Stock” means an Award granted to a Participant pursuant to Article 8 hereof.

2.29    “Restricted Stock Units” means an Award granted to a Participant whose value is denominated in Shares and is earned by satisfaction of specified service requirements and such other terms and conditions that the Committee may specify, as described in Article 9 hereof.

2.30    “Retirement” means a termination of employment after attaining age 55 and completing 5 years of service or such other definition set forth in an Award Agreement.

2.31    “Section 409A” means Code Section 409A and the regulations and other guidance issued thereunder.

2.32    “Section 409A Award” means an Award that is subject to the requirements of Section 409A.

2.33    “Shares” means the Company’s common stock, par value $1.00 per share.

2.34     “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7 hereof.

2.35    “Stock Award” means an Award of Shares granted to a Participant pursuant to Section 8.7 hereof.

2.36    “Substitute Awards” means Awards granted upon assumption of, or in substitution for, outstanding equity or equity-based awards previously granted by a company or other entity (i) all or a portion of the assets or equity of which is acquired by the Company or a Subsidiary, or (ii) with which the Company or a Subsidiary merges or otherwise combines.

2.37    “Subsidiary” means any corporation, partnership, joint venture, or other entity in which the Company directly or indirectly has a majority voting interest.

2.38    “Tandem SAR” means an SAR that is granted in connection with a related Option pursuant to Article 7 hereof, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

Article 3.	Administration

3.1    General. Subject to the terms and conditions of the Plan, the Plan shall be administered by the Committee. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. The Committee shall have the authority to delegate administrative duties to officers of the Company.

3.2    Authority of the Committee. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein (including, with respect to Section 409A Awards, the requirements of Section 409A), the Committee shall have full power to select Employees and Directors who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and amend the terms and conditions of any outstanding Award as provided in the Plan. Further, the Committee shall make all other determinations that it deems necessary or advisable for the administration of the Plan. As permitted by law and the terms of the Plan, the Committee may delegate its authority herein. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any Award granted hereunder.

3.3    Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee shall be final, conclusive, and binding on all persons, including the Company, its stockholders, Directors, Employees, Participants, and their estates and beneficiaries, unless changed by the Board.

Article 4.	Shares Subject to the Plan and Maximum Awards and Substituted Awards

4.1    Number of Shares Available for Grants; Share Counting and Reacquired Shares. The number of Shares reserved for issuance to Participants shall be 20 million (20,000,000). Shares issued under the Plan may be authorized but unissued shares or treasury shares. The number of Shares reserved for issuance to Participants under the Plan is subject to adjustment as provided in Section 4.2 hereof.

For purposes of counting the number of Shares available for Awards under the Plan, the full number of shares of the Company’s common stock covered by Freestanding SARs shall be counted against the number of Shares available for Awards (i.e., not the net Shares issued in satisfaction of a Freestanding SAR Award); provided, however, that Freestanding SARs that may be settled in cash only shall not be so counted. Additionally, if an Option may be settled by issuing net Shares (i.e., withholding a number of Shares equal to the exercise price), the full number of shares of the Company’s common stock covered by the Option shall be counted against the number of Shares available for Awards, not the net Shares issued in satisfaction of an Option. If any Award (a) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part, or (b) results in any Shares not being issued (including as a result of any Award that was settleable either in cash or in stock actually being settled in cash), the unissued Shares covered by such Award shall again be available for the grant of Awards; provided, however, in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code. The following Shares shall not be added back to the number of Shares available for the future grant of Awards: (i) shares of the Company’s common stock tendered to the Company by a Participant to (A) purchase shares of the Company’s common stock upon the exercise of an Award, or (B) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation); (ii) shares of the Company’s common stock that were subject to a stock-settled SAR granted under the Plan that were not issued upon the exercise of such SAR, and (iii) shares of the Company’s common stock repurchased by the Company on the open market using the proceeds from the exercise of an Award. Subject to the foregoing, the Committee shall determine the appropriate methodology for calculating the number of Shares issued pursuant to the Plan.

The maximum number of Shares which may be issued under Incentive Stock Options granted under the Plan is 5,000,000.

4.2    Adjustments in Authorized Shares. In the event of material changes in the outstanding number of Shares or in the capital structure of the Company by reason of a stock split, stock or extraordinary dividend, a reverse stock split, or an extraordinary corporate transaction, such as any recapitalization, merger, consolidation, combination, exchange of shares or the like, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, the Committee shall make an appropriate adjustment in the number and class of Shares that may be delivered under Section 4.1, and in the number, class of and/or price of Shares subject to outstanding Awards granted under the Plan, as may be determined to be equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights.

4.3    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

4.4    Limit on Compensation Paid to Directors. The total compensation paid to a single Director in any calendar year, including the cash compensation and the cash value of all equity Awards granted to the Director in such calendar year, shall not exceed $750,000. Such annual limit shall be measured based on the value of an Award as of the date the Award is granted (not the date of payment). Accordingly, the annual limit shall not include the value of an Award in the calendar year when it is paid or vests if such year is different from the year the Award is granted. For purposes of this Section 4.4, Director compensation in any calendar year shall include amounts or grants that would have been paid or made, as applicable, to the Director in the calendar year absent the Director’s election to defer such compensation to a subsequent year.

4.5    Substitute Awards.

(a)

Notwithstanding any terms or conditions of the Plan to the contrary, Substitute Awards may have substantially the same terms and conditions, including without limitation provisions relating to vesting, exercise periods, expiration, payment, forfeiture, and the consequences of termination of service, as the awards that they replace, as determined by the Committee in its sole discretion.

(b)	The recipient or holder of a Substitute Award shall be an eligible Participant hereunder even if not an Employee or Director with respect to the Company or an Affiliate.

(c)	In the case of a Substitute Award, the date of grant may be treated as the effective date of the grant of such Award under the original plan under which the award was authorized.

(d)

The per share exercise price of an Option that is a Substitute Award may be less than 100% of the Fair Market Value of a Share on the date of grant, provided that such substitution or adjustment complies with applicable laws and regulations, including the listing requirements of the New York Stock Exchange and Section 409A or Section 424 of the Code, as applicable. The per share exercise price of a Freestanding SAR that is a Substitute Award may be less than 100% of the Fair Market Value of a Share on the date of grant, provided that such substitution or adjustment complies with applicable laws and regulations, including the listing requirements of the New York Stock Exchange and Section 409A, as applicable.

(e)

Anything to the contrary in this Plan notwithstanding, any Shares underlying Substitute Awards shall not be counted against the limits set forth in Section 4.1. Anything to the contrary in this Plan notwithstanding, any Shares underlying Substitute Awards shall not be counted against the number of Shares authorized for issuance or the maximum number of Shares which may be issued under Incentive Stock Options, and the lapse, expiration, termination, forfeiture or cancellation of any Substitute Award without the issuance of Shares or payment of cash thereunder shall not result in an increase the number of Shares available for issuance under the Plan.

Article 5.	Eligibility and Participation

5.1    Eligibility. Persons eligible to participate in this Plan include all Employees and Directors.

5.2    Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees and Directors, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

5.3    Newly Eligible Employees. The Committee shall be entitled to make such rules, regulations, determinations and awards as it deems appropriate in respect of any Employee who becomes eligible to participate in the Plan after the commencement of an award or incentive period.

5.4    Leaves of Absence. The Committee shall be entitled to make such rules, regulations, and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any award. Without limiting the generality of the foregoing, the Committee shall be entitled to determine: (a) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan; and (b) the impact, if any, of such leave of absence on awards under the Plan theretofore made to any recipient who takes such leave of absence. Notwithstanding the foregoing, with respect to any Section 409A Award, all leaves of absences and determinations of terminations of employment must be construed and interpreted consistent with the requirements of Section 409A and the definition of “separation from service” thereunder.

Article 6.	Stock Options

6.1    Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. Notwithstanding the foregoing, Incentive Stock Options may only be granted to Employees of TEGNA Inc. or its Affiliates or Subsidiaries; provided that the Affiliate or Subsidiary is a type of entity whose employees can receive such options under Code Sections 422 and 424.

6.2    Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan.

6.3    Option Price. The Option Price for each grant of an Option under this Plan shall be as determined by the Committee; provided, however, the per-share exercise price shall not be less than 100 percent of the Fair Market Value of the Shares on the date the Option is granted.

6.4    Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided that the Option must expire on or before the date that is the tenth anniversary of the date of grant.

6.5    Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

6.6    Payment. Options granted under this Article 6 shall be exercised by the delivery of a written, electronic or telephonic notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; or (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price; or (c) by a combination of (a) and (b); or (d) any other method approved by the Committee in its sole discretion. The tendering of previously acquired shares may be done through attestation. No fractional shares may be tendered or accepted in payment of the Option Price.

Cashless exercises are permitted pursuant to Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.

Subject to any governing rules or regulations, as soon as practicable after receipt of notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant’s name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

6.7    Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

6.8    Nontransferability of Options.

(a)

Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

(b)

Nonqualified Stock Options. Except as otherwise provided in a Participant’s Award Agreement, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided however, that no NQSO shall be transferable for value or consideration. Further, except as otherwise provided in a Participant’s Award Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant or such Participant’s legal representative.

6.9    Restriction on Cash Buyouts of Underwater Options. The Company may not purchase, cancel or buy out an underwater Option in exchange for cash without first obtaining Shareholder approval.

6.10    Service Requirement for Options that Vest Solely Based on Service. Options granted to Employees that vest solely based on service will be subject to a minimum vesting period requiring at least one year of service; provided that the Committee may adopt shorter vesting periods or provide for accelerated vesting after less than one year: (i) in connection with terminations of employment due to death, Disability, Retirement or other circumstances that the Committee determines to be appropriate; (ii) in connection with a Change in Control in which the Option is not continued or assumed (e.g., the Option is not equitably converted or substituted for an option of the successor company); (iii) for grants made in connection with an acquisition by the Company or its Subsidiaries or Affiliates in substitution for pre-existing awards; or (iv) for new hire inducement awards or off-cycle awards.

6.11    Dividends on Unvested Shares. Any dividends with respect to the Shares issued in connection with the exercise of an Option shall not be paid to the Participant until the Shares to which the dividends relate vest. If any Shares are forfeited, the Participant shall have no right to the dividends related to the forfeited Shares.

Article 7.	Stock Appreciation Rights

7.1    Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.

Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

The grant price of a Freestanding SAR shall not be less than the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option.

7.2    SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

7.3    Term of SARs. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided that the SAR must expire on or before the date that is the tenth anniversary of the date of grant.

7.4    Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

7.5    Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

7.6    Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	The excess of the Fair Market Value of a Share on the date of exercise over the grant price; by

(b)	The number of Shares with respect to which the SAR is exercised.

In the sole discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, in some combination thereof, or in any other manner approved by the Committee. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

7.7    Nontransferability of SARs. Except as otherwise provided in a Participant’s Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided however, that no SAR shall be transferable for value or consideration. Further, except as otherwise provided in a Participant’s Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or such Participant’s legal representative.

7.8    Restriction on Cash Buyouts of Underwater SARs. The Company may not purchase, cancel or buy out an underwater SAR in exchange for cash without first obtaining Shareholder approval.

7.9    Service Requirement for SARs that Vest Solely Based on Service. SARs granted to Employees that vest solely based on service will be subject to a minimum vesting period requiring at least one year of service; provided that the Committee may adopt shorter vesting periods or provide for accelerated vesting after less than one year: (i) in connection with terminations of employment due to death, Disability, Retirement or other circumstances that the Committee determines to be appropriate; (ii) in connection with a Change in Control in which the SAR is not continued or assumed (e.g., the SAR is not equitably converted or substituted for a stock appreciation right of the successor company); (iii) for grants made in connection with an acquisition by the Company or its Subsidiaries or Affiliates in substitution for pre-existing awards; or (iv) for new hire inducement awards or off-cycle awards.

7.10    Dividends on Unvested Shares. Any dividends with respect to the Shares issued in connection with the exercise of a SAR shall not be paid to the Participant until the Shares to which the dividends relate vest. If any Shares are forfeited, the Participant shall have no right to the dividends related to the forfeited Shares.

Article 8.	Restricted Stock/Stock Awards

8.1    Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts, as the Committee shall determine.

8.2    Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

8.3    Transferability. The Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant or such Participant’s legal representative.

8.4    Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable federal or state securities laws.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

Except as otherwise provided in the Award Agreement, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

8.5    Voting Rights. If the Committee so determines, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction.

8.6    Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock or Stock Awards granted hereunder may, if the Committee so determines, be credited with dividends paid with respect to the underlying Shares while they are so held; provided that, any dividends with respect to the Restricted Stock or Stock Awards shall not be paid to the Participant until the Shares of Restricted Stock or Stock Awards to which the dividends relate vest. If any Shares of Restricted Stock or Stock Awards are forfeited, the Participant shall have no right to the dividends related to the forfeited Shares.

8.7    Stock Award. The Committee may grant and award Shares to a Participant that are not subject to Periods of Restrictions and which may be subject to such conditions or provisions as the Committee determines.

8.8    Service Requirement for Restricted Stock that Vests Solely Based on Service. Restricted Stock granted to Employees that vests and is paid solely based on service will be subject to a minimum vesting period requiring at least one year of service; provided that the Committee may adopt shorter vesting periods or provide for accelerated vesting after less than one year: (i) in connection with terminations of employment due to death, Disability, Retirement or other circumstances that the Committee determines to be appropriate; (ii) in connection with a Change in Control in which the Restricted Stock is not continued or assumed (e.g., the Restricted Stock is not equitably converted or substituted for restricted stock of the successor company); (iii) for grants made in connection with an acquisition by the Company or its Subsidiaries or Affiliates in substitution for pre-existing awards; or (iv) for new hire inducement awards or off-cycle awards.

Article 9.	Restricted Stock Units, Performance Units, Performance Shares, and Cash-Based Awards

9.1    Grant of Restricted Stock Units, Performance Units, Performance Shares and Cash-Based Awards. Subject to the terms of the Plan, Restricted Stock Units, Performance Shares, Performance Units, and/or Cash-Based Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

9.2    Award Agreement. At the Committee’s discretion, each grant of Restricted Stock Units, Performance Shares, Performance Units and Cash-Based Awards may be evidenced by an Award Agreement that shall specify the initial value, the duration of the Award, the performance measures and/or service requirements, if any, applicable to the Award, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan.

9.3    Value of Performance Units/Shares and Cash-Based Awards. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Restricted Stock Unit and Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. Each Cash-Based Award shall have a value as may be determined by the Committee. The Committee shall set performance goals and/or service requirements in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Restricted Stock Units, Performance Units, Performance Shares and Cash-Based Awards that will be paid out to the Participant. Generally, a Participant’s right to receive amounts under a Restricted Stock Unit award shall be based on the Participant’s satisfaction of a service requirement and such other terms and conditions that the Committee may specify. Generally, a Participant’s right to receive amounts under a Performance Unit, Performance Share or Cash-Based Award shall be based on the satisfaction of a performance requirement and such other terms and conditions that the Committee may specify. The Committee has full discretionary authority to establish performance goals and/or service requirements, and a performance goal may include a service requirement. For purposes of this Article 9, the time period during which the performance goals and/or service requirements must be met shall be called a “Performance Period.”

9.4    Earning of Restricted Stock Units, Performance Units, Performance Shares and Cash-Based Awards. Subject to the terms of this Plan and the Award Agreement (if any), after the applicable Performance Period has ended, the holder of Restricted Stock Units, Performance Units, Performance Shares or Cash-Based Awards shall be entitled to receive payout on the number and value of Restricted Stock Units, Performance Units, Performance Shares or Cash-Based Awards earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals and/or service requirements have been achieved. Unless otherwise determined by the Committee, notwithstanding any other provision of the Plan, payment of Cash-Based Awards shall only be made for those Participants who are Directors or in the employ of the Company at the end of the Performance Period or, if none has been specified, the end of the applicable award year.

9.5    Form and Timing of Payment of Restricted Stock Units, Performance Units, Performance Shares and Cash-Based Awards. Payment of earned Restricted Stock Units, Performance Units, Performance Shares and Cash-Based Awards shall be as determined by the Committee and, if applicable, as evidenced in the related Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Restricted Stock Units, Performance Units, Performance Shares and Cash-Based Awards in the form of cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Restricted Stock Units, Performance Units, Performance Shares and Cash-Based Awards at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. No fractional shares will be issued. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

Unless otherwise provided by the Committee, Participants holding Restricted Stock Units, Performance Units, or Performance Shares may be entitled to receive dividends or dividend units with respect to dividends declared on Shares underlying such Awards; provided that, any dividends or dividend units with respect to the Restricted Stock Units, Performance Units, or Performance Shares shall not be paid to the Participant until the Restricted Stock Units, Performance Units, or Performance Shares to which the dividends relate vest. If any Restricted Stock Units, Performance Units, or Performance Shares are forfeited, the Participant shall have no right to the dividends or dividend units related to the forfeited Awards.

9.6    Nontransferability. Except as otherwise provided in a Participant’s Award Agreement, Restricted Stock Units, Performance Units, Performance Shares and Cash-Based Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, a Participant’s rights under such Awards shall be exercisable during the Participant’s lifetime only by such Participant or such Participant’s legal representative.

9.7    Service Requirement for Restricted Stock Units that Vest Solely Based on Service. Restricted Stock Units granted to Employees that vest and are paid solely based on service will be subject to a minimum vesting period requiring at least one year of service; provided that the Committee may adopt shorter vesting periods or provide for accelerated vesting after less than one year: (i) in connection with terminations of employment due to death, Disability, Retirement or other circumstances that the Committee determines to be appropriate; (ii) in connection with a Change in Control in which the Restricted Stock Unit is not continued or assumed (e.g., the Restricted Stock Unit is not equitably converted or substituted for a restricted stock unit of the successor company); (iii) for grants made in connection with an acquisition by the Company or its Subsidiaries or Affiliates in substitution for pre-existing awards; or (iv) for new hire inducement awards or off-cycle awards.

Article 10.	Beneficiary Designation

The Committee may permit Participants under the Plan to name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a beneficiary designation has not been made, or the beneficiary was not properly designated (in the sole discretion of the Committee), has died or cannot be found, all payments after death shall be paid to the Participant’s estate. In case of disputes over the proper beneficiary, the Company reserves the right to make any or all payments to the Participant’s estate.

Article 11.	Deferrals

Subject to the requirements of Section 409A, the Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the lapse or waiver of restrictions with respect to Restricted Stock, payment of a Stock Award or the satisfaction of any requirements or goals with respect to Restricted Stock Units, Performance Units/Shares and Cash-Based Awards. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals provided that such rules must comply with the requirements of Section 409A.

Article 12.	Rights of Employees/Directors

12.1    Employment. Nothing in the Plan shall confer upon any Participant any right to continue in the Company’s employ, or as a Director, or interfere with or limit in any way the right of the Company to terminate any Participant’s employment or directorship at any time.

12.2    Participation. No Employee or Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

12.3    Rights as a Stockholder. Except as provided in Sections 8.5, 8.6 and 9.5, a Participant shall have none of the rights of a shareholder with respect to shares of Common Stock covered by any Award until the Participant becomes the record holder of such shares.

Article 13.	Termination of Employment/Directorship

Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to such Participant’s outstanding Award(s) following termination of the Participant’s employment or directorship with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreements entered into with each Participant, need not be uniform among all Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

Article 14.	Change in Control

14.1    Treatment of Outstanding Awards Other than Cash-Based Awards. In the event of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, the treatment of non-Cash-Based Awards shall be as specified in the applicable Award Agreement. Subject to such applicable laws, rules and regulations, and unless the Committee specifies otherwise in the Award Agreement:

(a)

Non-Cashed-Based Awards to Employees will fully vest if: (i) the Awards are not continued or assumed (e.g., the Awards are not equitably converted or substituted for awards of a successor entity) in connection with the Change in Control; or (ii)

the Employee has a qualifying termination of employment (as defined in the Award Agreement) within two years following the date of the Change in Control. In the event that non-Cash-Based Awards to Employees are not so continued or assumed in connection with the Change in Control or in the event of a qualifying termination of employment (as defined in the Award Agreement) within two years following the date of the Change in Control, then upon such Change in Control or such qualifying termination (as the case may be):

(i)	Any and all Options and SARs granted hereunder shall become fully exercisable during their remaining term; and

(ii)	Any restriction periods and restrictions imposed on Restricted Stock that are not performance-based shall lapse; and

(iii)

The target payout opportunities attainable under all outstanding Awards of performance-based Restricted Stock, Performance Units and Performance Shares shall be deemed to have been fully earned for the entire Performance Period (s) as of the effective date of the Change in Control or such qualifying termination. The vesting of all such Awards denominated in Shares shall be accelerated as of the effective date of the Change in Control or such qualifying termination and shall be paid out to Employees within thirty (30) days following the effective date of the Change in Control or such qualifying termination based upon an assumed achievement of all relevant target performance goals (such payment shall be in full satisfaction of the Award). Such Awards denominated in cash shall be paid to Employees in cash within thirty (30) days following the effective date of the Change in Control or such qualifying termination based on an assumed achievement of all relevant target performance goals (such payment shall be in full satisfaction of the Award). Restricted Stock Units shall be fully vested as of the effective date of the Change in Control or such qualifying termination, and the full value of such an Award shall be paid out to Employees within thirty (30) days following the effective date of the Change in Control or such qualifying termination. Notwithstanding the foregoing, in the event that the Award is not so continued or assumed in connection with a Change in Control, the payment of a Section 409A Award will only be accelerated if the Change in Control also constitutes a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A and will not result in additional taxes under Section 409A.

14.2    Treatment of Cash-Based Awards. In the event of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, the treatment of Cash-Based Awards shall be as specified in the applicable Award Agreement or resolutions adopted by the Committee. Subject to such applicable laws, rules and regulations, unless the Committee shall provide otherwise in the Award Agreement or resolutions adopted by the Committee:

(a)

Cash-Based Awards to Employees will fully vest if: (i) the Awards are not continued or assumed (e.g., the Awards are not equitably converted or substituted for awards of a successor entity) in connection with the Change in Control; or (ii) the Employee has a qualifying termination of employment (as defined in the Award Agreement) within two years following the date of the Change in Control. In the event that the Cash-Based Awards granted to Employees are not so continued or assumed or in the event of a qualifying termination of employment (as defined in the Award Agreement) within two years following the date of the Change in Control, the vesting of all outstanding Cash-Based Awards shall be accelerated as of the date of such event (and, in the case of performance-based Cash-Based Awards, based on an assumed achievement of all relevant target performance goals), and all Cash-Based Awards shall be paid to Employees in cash within thirty (30) days following the effective date of such event (such payment shall be in full satisfaction of the Award). Notwithstanding the foregoing, in the event that the Cash-Based Awards is not so continued or assumed in connection with a Change in Control, the payment of a Cash-Based Section 409A Award will only be accelerated if the Change in Control also constitutes a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A and will not result in additional taxes under Section 409A.

14.3    Code Section 280G. The acceleration or payment of Awards could, in certain circumstances, subject the Participant to the excise tax provided under Section 4999 of the Code. Notwithstanding any other provision of this Agreement or any other plan, arrangement or agreement to the contrary, if any of the payments or benefits provided or to be provided by the Company or its Affiliates to a Participant pursuant to the terms of this Plan or otherwise (”Covered Payments”) constitute parachute payments (”Parachute Payments”) within the meaning of Section 280G of the Code, as amended (the “Code”) and would, but for this Section 14.3 be subject to the excise tax imposed under Section 4999 of the Code (or any successor provision thereto) or any similar tax imposed by state or local law or any interest or penalties with respect to such taxes (collectively, the “Excise Tax”), then prior to making the Covered Payments, a calculation shall be made comparing (i) the Net Benefit (as defined below) to the Participant of the Covered Payments after payment of the Excise Tax to (ii) the Net Benefit to the Participant if the Covered Payments are limited to the extent necessary to avoid being subject to the Excise Tax. Only if the amount calculated under (i) above is less than the amount under (ii) above will the Covered Payments be reduced to the minimum extent necessary to ensure that no portion of the Covered Payments is subject to the Excise Tax (that amount, the “Reduced Amount”). “Net Benefit” shall mean the present value of the Covered Payments net of all federal, state, local, foreign income, employment and excise taxes.

In the event the Participant is party to an employment agreement or severance plan that specifies which Covered Payments shall be reduced to result in the Reduced Amount as provided in the previous paragraph, the terms of such agreement or plan shall apply. If not, the Covered Payments shall be reduced in a manner that maximizes the Participant’s economic position. In applying this principle, the reduction shall be made in a manner that will not trigger taxes under Section 409A of the Code, and where two economically equivalent amounts are subject to reduction but payable at different times, the amount payable at the later time shall be reduced first.

The application of the rules in Section 14.3 shall be made by the Company in its sole discretion and any such determination shall be conclusive and binding on the Participant.

14.4    Expenses. The Company shall pay all legal fees, court costs, fees of experts and other costs and expenses when incurred by a Participant in connection with any actual, threatened or contemplated litigation or legal, administrative or other proceeding involving the provisions of Section 14.3, whether or not initiated by the Participant.

The reimbursements of such expenses and costs shall comply with the requirements of Section 409A, which generally require (i) that the amount of expenses and costs eligible for reimbursement during a calendar year may not affect the expenses and costs eligible for reimbursement in any other taxable year; (ii) the reimbursement of an eligible expense or cost is made on or before the last day of the calendar year following the calendar year in which the expense or cost was incurred; and (iii) the right to reimbursement is not subject to liquidation or exchange for another benefit.

Notwithstanding the foregoing, the Participant shall be solely responsible for any amounts the Participant owes under Code Sections 4999 or 409A, and the Company and the Committee shall have no liability for such amounts.

14.5    Cancellation of Underwater Options or SARs. In the event of a Change in Control, in the case of any Option or Stock Appreciation Right with an exercise price that equals or exceeds the price paid for a Share in connection with the Change in Control, the Committee may cancel the Option or Stock Appreciation Right without the payment of consideration therefor.

14.6    Termination, Amendment, and Modifications of Change-in-Control Provisions. Notwithstanding any other provision of this Plan or any Award Agreement provision, the provisions of this Article 14 may not be terminated, amended, or modified on or after the date of a Change in Control to affect adversely any Award theretofore granted under the Plan and any rights or benefits provided to a Participant pursuant to this Article 14 without the prior written consent of the Participant with respect to said Participant’s outstanding Awards; provided, however, the Committee may terminate, amend, or modify this Article 14 at any time and from time to time prior to the date of a Change in Control.

Article 15.	Amendment, Modification, Termination and Tax Compliance.

15.1    Amendment, Modification, and Termination. Subject to the terms of the Plan, the Committee or the Board may at any time and from time to time, alter, amend, suspend, or terminate the Plan in whole or in part.

15.2    Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award; provided that no consent is required for any amendment the Committee deems necessary or appropriate to comply with applicable legal or tax requirements.

15.3    Shareholder Approval Required for Certain Amendments. Shareholder approval will be required for any amendment of the Plan that does any of the following: (a) permits the grant of any Option with an Option Price less than the Fair Market Value of the Shares on the date of grant; (b) reduces the Option Price of an outstanding Option by lowering the Option Price, by canceling an outstanding Option and granting a replacement Option with a lower exercise price, or by exchanging the outstanding Option with another stock-based or cash Award; (c) permits the grant of any SAR with a grant price that is less than the Fair Market Value of the Shares on the date of grant; or (d) reduces the grant price of an outstanding SAR by lowering the grant price, by canceling an outstanding SAR and granting a replacement SAR with a lower exercise price, or by exchanging the outstanding SAR with another stock-based or cash Award.

15.4    Compliance with Section 409A. It is intended that Awards under this Plan are either exempt from Section 409A or are structured to comply with the requirements of Section 409A. The Plan shall be administered and interpreted in accordance with that intent. By way of example, the following rules shall apply:

•	Any provision of the Plan that would conflict with the requirements of a Section 409A Award shall not apply to a Section 409A Award.

•

Any adjustment or modification to an Award shall be made in compliance with Section 409A (e.g., any adjustment to an Option or SAR under Section 4.2 shall be made in accordance with the requirements of Section 409A).

•	For Section 409A Awards, all rights to amend, terminate or modify the Plan or any Award are subject to the requirements and limitations of Section 409A.

•

For Section 409A Awards, any payment or distribution that is triggered upon termination or cessation of employment or a comparable event shall be interpreted consistent with the definition of “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h).

•

With respect to amounts payable under a Section 409A Award, in the event that a Participant is a “specified employee” as defined in Section 409A, any amount that is payable in connection with the Participant’s separation from service shall not be paid prior to the date which is six months after the date the Participant separates from service (or, if earlier, the date the Participant dies). A Participant who is subject to the restriction described in the previous sentence shall be paid on the first day of the seventh month after the Participant’s separation from service an amount equal to the benefit that the Participant would have received during such six month period absent the restriction.

While the Company intends for Awards to either be exempt from or in compliance with Section 409A, neither the Company nor the Committee shall be liable to any person for the tax consequences of any failure to comply with the requirements of Section 409A or any other tax consequences relating to Awards under this Plan.

Article 16.	Withholding

The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan; provided that the amount that is withheld, or may be withheld at the Participant’s discretion, cannot exceed the amount of the taxes owed by the Participant using the maximum statutory tax rate in the Participant’s applicable jurisdiction(s). The Participant may satisfy, totally or in part, his obligations pursuant to this Article by electing to have Shares withheld, to redeliver Shares acquired under an Award, or to deliver previously owned Shares, provided that the election is made in writing on or prior to (i) the date of exercise, in the case of Options and SAR’s (ii) the date of payment, in respect of Stock Awards, Restricted Stock Units, Performance Units, Performance Shares, or Cash-Based Awards, and (iii) the expiration of the Period of Restriction, in respect of Restricted Stock. Any election made under this Article shall be irrevocable by the Participant and may be disapproved by the Committee at any time in its sole discretion. If an election is disapproved by the Committee, the Participant must satisfy his obligations pursuant to this paragraph in cash.

Article 17.	Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business, stock and/or assets of the Company.

Article 18.	General Provisions

18.1    Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

18.2    Severability. If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

18.3    Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

18.4    Recoupment. Notwithstanding any other provisions in this Plan, the Company may cancel any Award, require reimbursement of any Award by a Participant, and effect any other right of recoupment of equity or other compensation provided under the Plan in accordance with any Company policies that may be adopted and/or modified from time to time (“Recoupment Policy”). In addition, a Participant may be required to repay to the Company previously paid compensation, whether provided pursuant to the Plan or an Award Agreement, in accordance with the Recoupment Policy. By accepting an Award, the Participant is agreeing to be bound by the Recoupment Policy, as in effect or as may be adopted and/or modified from time to time by the Company in its discretion (including, without limitation, to comply with applicable law or stock exchange listing requirements).

18.5    Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act, unless determined otherwise by the Board. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

18.6    Listing. The Company may use reasonable endeavors to register Shares allotted pursuant to the exercise of an Option with the United States Securities and Exchange Commission or to effect compliance with the registration, qualification, and listing requirements of any national securities laws, stock exchange, or automated quotation system.

18.7    Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

18.8    No Additional Rights. Neither the Award nor any benefits arising under this Plan shall constitute part of an employment contract between the Participant and the Company or any Subsidiary or Affiliate, and accordingly, subject to Section 15.2, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to liability on the part of the Company or any Affiliate for severance payments.

18.9    Employees Based Outside of the United States. Notwithstanding any provision of the Plan to the contrary, to comply with provisions of laws in other countries in which the Company, its Affiliates, and its Subsidiaries operate or have Employees, the Committee, in its sole discretion, shall have the power and authority to:

(a)	Determine which Affiliates and Subsidiaries will be covered by the Plan or relevant subplans;

(b)	Determine which Employees employed outside the United States are eligible to become Participants in the Plan;

(c)	Modify the terms and conditions of any Award granted to Participants who are employed outside the United States;

(d)

Establish subplans, modified exercise procedures, and other terms and procedures to the extent such actions may be necessary, advisable or convenient, or to the extent appropriate to provide maximum flexibility for the Participant’s financial planning. Any subplans and modifications to the Plan terms or procedures established under this Section 18.9 by the Committee shall be filed with the Plan document as Appendices; and

(e)

Take any action, before or after an Award is made, which the Committee deems advisable to obtain, comply with, or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals, as they may affect this Plan, any subplan, or any Participant.

18.10    Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

18.11    Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law, rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts located in the Commonwealth of Virginia, County of Fairfax, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

PLEASE VOTE TODAY!

SEE REVERSE SIDE

FOR SIMPLE VOTING INSTRUCTIONS.

▼ VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN AS DESCRIBED ON REVERSE SIDE ▼

TEGNA, INC

Annual Meeting of Shareholders

This Proxy is Solicited on Behalf of the Board of Directors

G O L D P R O X Y

The undersigned hereby appoints David T. Lougee, Victoria D. Harker and Akin S. Harrison, or any of them, attorneys and proxies each with power of substitution to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held at 8350 Broad Street, Tysons, VA 22102 on April 30, 2020 at 8:00 a.m. ET and at any adjournment or postponements thereof, with all the power that the undersigned would possess if personally present, and to vote all shares of stock that the undersigned may be entitled to vote at said Annual Meeting, as designated on the reverse, and in accordance with their best judgment in connection with such other business as may come before the Annual Meeting.

THIS PROXY CARD WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED AND DATED, THIS PROXY CARD WILL BE VOTED FOR ALL OF TEGNA’S DIRECTOR NOMINEES AND FOR ITEMS 2, 3 AND 4 AND IN THE DISCRETION OF THE PROXY HOLDERS WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, TO THE EXTENT AUTHORIZED UNDER RULE 14A-4(C) UNDER THE EXCHANGE ACT.

THE UNDERSIGNED HEREBY REVOKES ALL PROXIES PREVIOUSLY GIVEN BY THE UNDERSIGNED TO VOTE AT THE ANNUAL MEETING OF SHAREHOLDERS OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

YOUR VOTE IS VERY IMPORTANT – PLEASE SUBMIT YOUR PROXY TODAY

TEGNA

YOUR VOTE IS IMPORTANT

TO FACILITATE TIMELY RECEIPT OF YOUR PROXY DESPITE ANY POTENTIAL SYSTEMS DISRUPTION

DUE TO COVID-19, WE ENCOURAGE YOU TO VOTE BY TELEPHONE OR INTERNET TODAY.

Vote by Internet

Please access https://www.proxyvotenow.com/tgna (please note you must type an “s” after “http”). Then, simply follow the easy instructions on the voting site. You will be required to provide the unique Control Number printed below.

Vote by Telephone

Please call toll-free in the U.S. or Canada at 866-849-8131 on a touch-tone telephone. (If outside the U.S. or Canada, call 646-880-9099.) Then, simply follow the easy voice prompts. You will be required to provide the unique Control Number printed below.

CONTROL NUMBER:

You may vote by telephone or Internet 24 hours a day, 7 days a week.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

Vote by Mail

Alternatively, you may sign, date and return the proxy card to: TEGNA Inc. c/o First Coast Results, Inc 200 Business Park Circle Suite 112 Saint Augustine, FL 32095 However, we strongly encourage you to use this option only if you do not have access to a touch-tone telephone or to the Internet.

▼ TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN AS DESCRIBED ABOVE ▼

Please mark your vote as indicated in this example

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR ALL OF THE NOMINEES IN ITEM 1 AND FOR ITEMS 2, 3 AND 4.

1.	ELECTION OF DIRECTORS: The Board’s Nominees are:

01. Gina L. Bianchini; 02. Howard D. Elias; 03. Stuart J. Epstein; 04. Lidia Fonseca; 05. Karen H. Grimes; 06. David T. Lougee; 07. Scott K. McCune; 08. Henry W. McGee; 09. Susan Ness; 10. Bruce P. Nolop; 11. Neal Shapiro; 12. Melinda C. Witmer

FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) for which you would like to withhold authority to vote on the line below:

2. PROPOSAL TO RATIFY the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2020 fiscal year.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, the compensation of the Company’s named executive officers.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4. PROPOSAL TO APPROVE the TEGNA Inc. 2020 Omnibus Incentive Compensation Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

THE PROXIES are authorized to vote in their discretion upon such other business, if any, as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Date: , 2020

Signature

Signature (if jointly held)

Title(s)

Please sign EXACTLY as name appears at the left. Joint owners each should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full related title. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.